SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
                             ---------------------

                                   FORM 10-K
                             ---------------------

[X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [Fee Required] For the fiscal year ended June 30, 1999

                                       OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934 [No Fee Required] For the transition period from _____________ to _____________

                          Commission File No. 0-10248
                          ---------------------------

                               FONAR CORPORATION
            (Exact name of registrant as specified in its charter)

DELAWARE                                        11-2464137
(State of incorporation)           (IRS Employer Identification Number)

110 Marcus Drive, Melville, New York            11747
(Address of principal executive offices)      (Zip Code)

                                (516) 694-2929
             (Registrant's telephone number, including area code)
             ----------------------------------------------------

          Securities registered pursuant to Section 12(b) of the Act:
                                     None

Securities registered pursuant to Section 12(g) of the Act: Common Stock, par value $.0001 per share (Title of Class)
-----------------------------------------------------------------------------
Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes ___X___      No _______

As of September 10, 1999, 54,804,957 shares of Common Stock, 5,211 shares of Class B Common Stock, 9,562,824 shares of Class C Common Stock and 7,836,287 shares of Class A Non-voting Preferred Stock of the registrant were outstanding. The aggregate market value of the approximately 52,238,644 shares of Common Stock held by non-affiliates as of such date (based on the closing price per share on September 10, 1999 as reported on the NASDAQ System) was approximately $57 million. The other outstanding classes do not have a readily determinable market value.

                       DOCUMENTS INCORPORATED BY REFERENCE
                                      None

ITEM 1.  BUSINESS.

GENERAL

     FONAR Corporation (the "Company" or "FONAR") is a Delaware corporation which was incorporated on July 17, 1978. The Company's address is 110 Marcus Drive, Melville, New York 11747 and its telephone number is (516) 694-2929. FONAR also maintains a WEB site at www.fonar.com.

     FONAR is engaged in the business of designing, manufacturing, selling and servicing magnetic resonance imaging ("MRI" or "MR") scanners which utilize MRI technology for the detection and diagnosis of human disease. FONAR introduced the first MRI scanner in 1980 and is the originator of the iron-core non-superconductive and permanent magnet technology.

     FONAR's iron frame technology made FONAR the originator of "open" MRI scanners. FONAR introduced the first "open" MRI in 1980 and maintained its "open" design ever since.

     Health Management Corporation of America (formerly U.S. Health Management Corporation and hereinafter sometimes referred to as "HMCA") was formed by the Company in March 1997 as a wholly-owned subsidiary in order to enable the Company to expand into the business of providing comprehensive management services to medical providers. In connection with its entry into this new line of business, HMCA has completed five acquisitions. HMCA provides management services, administrative services, office space, equipment, repair and maintenance service and clerical and other non-medical personnel to physicians and other medical providers, including diagnostic imaging centers.

     See  Note  20  to  the  Financial   Statements  for  separate   financial
information respecting the Company's medical equipment and physician and diagnostic management services segments.

FORWARD LOOKING STATEMENTS.

     Certain statements made in this Annual Report on Form 10-K are "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding the plans and objectives of Management for future operations. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements included herein are based on current expectations that involve numerous risks and uncertainties. The Company's plans and objectives are based, in part, on assumptions involving the expansion of business. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Although the Company believes that its assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the forward-looking statements included in this Report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statement included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

RECENT DEVELOPMENTS AND OVERVIEW.

     The Company's principal products are its new "QUAD" series of MRI scanners. The "QUAD(TM) 12000" MR scanner utilizes a 6000 gauss iron core electromagnet and is accessible from four sides. The QUAD 12000 is the first "open" MR scanner at high field. The greater field strength of the 6000 gauss magnet, when enhanced by the electronics already utilized by the Company's scanners, produces images of a quality and clarity competitive with high field superconductive magnets. The QUAD 12000 scanner magnet is the highest field "open MRI" in the industry.

     The Company also produces the "QUAD(TM) 7000," a MR scanner which is similar in design to the QUAD 12000 but utilizes a smaller 3,500 gauss electromagnet. The less expensive QUAD 7000 offers an economical solution to the rising cost of medicine.

     In addition, the Company's current "works in progress" include the "OR 360"(TM) (an operating room scanner), the "Open Sky MRI"(TM), with its breast scanning capabilities (similar to the OR 360, the scanner room is inside the magnet) and the "Stand-Up MRI"(TM), a scanner which will allow patients to be scanned while standing or sitting. (See "Works in Progress".)

     As a result of these new products and other research and development, the Company is positioning itself to dramatically increase sales and improve its competitive position in the marketplace.

     Following two and a half years of intense research and development activity to develop and consolidate the features on its new QUAD scanners the Company has begun to turn its attentions from predominately research and development to predominantly sales.

     The Company intends to increase its sales force and is seeking experienced medical equipment salesmen and distributors worldwide. Among other things the Company also intends to expand its WEB site to a full-scale interactive sales desk for reaching new customers and assisting existing customers.

     The Company will also continue to actively seek to promote foreign sales. The Company believes there are and will be significant market opportunities abroad, particularly in Asia and Eastern Europe.

     In March 1997, FONAR formed Health Management Corporation of America (formerly U.S. Health Management Corporation and hereinafter sometimes referred to as "HMCA") as a wholly-owned subsidiary for the purpose of engaging in the business of providing comprehensive management and administrative services, office space, equipment, repair and maintenance service for equipment and clerical and other personnel (other than physicians) to physicians' practices and other medical providers, including diagnostic centers.

     HMCA entered the physician and diagnostic management services business through the consummation of two acquisitions, effective June 30, 1997. As a result of these two acquisitions, three additional acquisitions and the opening of new facilities, HMCA currently is managing 25 diagnostic imaging centers and 12 primary care and specialty medical practices located principally in New York State and Florida.

PRODUCTS

     The Company's principal products are its new "QUAD(TM)" series of MRI scanners. The QUAD(TM) 12000 MR scanner utilizes a 6000 gauss iron core electromagnet and is accessible from four sides. The QUAD 12000 is the first "open" MR scanner at high field. The QUAD(TM) 7000 is similar in design to the QUAD 12000 but utilizes a smaller 3,500 gauss electromagnet.

     In addition to the patient comfort, increased throughput and new applications (such as MRI directed surgery and MRI mammography) made possible by the QUAD scanners' open design, the QUAD scanners are designed to maximize image quality through an optimal combination of signal-to-noise (S/N) and contrast-to-noise (C/N) ratios. The technical improvements realized in the QUAD's design over its predecessors also include increased image-processing speed and diagnostic flexibility.

     MRI directed surgery (laproscopic surgical procedures) is made possible by the QUAD's ability to supply images to a monitor positioned next to the patient, enabling a surgeon to view in process surgical procedure from an unlimited number of vantage points. The marked openness of FONAR's QUAD scanners enables surgeons to perform a wide range of surgical procedures inside the magnet.

     The "QUAD" scanners are unique MR scanners in that four sides are open, thus allowing access to the scanning area from four vantage points. Equipped with up to four beds, the user is able to prep one or more "on deck" patients while another patient is being scanned, thereby increasing throughput and reducing scan prices. The starshaped open design of the QUAD will also make possible a host of new applications, particularly MRI mammography and MRI directed surgery (Interventional MRI).

     With the QUAD's multi-bed patient handling system, many more short scan procedures such as those used in breast imaging can be done in a day, allowing the price of MRI mammography to drop without reducing the scanner's revenue-generating capacity. At the same time, there is not the painful compression of the breast characteristic of X-ray mammography.

     The principal difference between the QUAD scanners and other open MRI scanners is in field strength. Other open MRIs operate at significantly lower magnetic field strengths and, therefore, are unable to produce the amount of MRI image-producing signal necessary to make high-quality MRI images (measured by signal-to-noise ratios, S/N).

     The QUAD 12000 scanner utilizes a 6000 gauss (.6 Tesla field strength) iron core electromagnet. The greater field strength of the 6000 gauss magnet, when enhanced by the electronics already utilized by the Company's scanners, produces images of a higher quality and clarity than other open MRI scanners. The QUAD 12000 scanner magnet is the highest field "open MRI" in the industry and operates at a field strength that is almost two times its closest competitor (.6 Tesla field strength versus .35 Tesla field strength).

     The QUAD scanners are designed to maximize image quality through an optimal combination of signal-to-noise (S/N) and contrast-to-noise (C/N) ratios. The technical improvements realized in the QUAD's design over its predecessors also include increased image-processing speed and diagnostic flexibility.

     Maximal S/N is achieved when the direction of the magnetic field and the direction of the receiving coil axis are perpendicular to one another, as is the case with the QUAD scanners. The orientation of the magnetic field is vertical and when combined with any one of FONAR's array of solenoidal (wrap-around) surface coils, the QUAD 12000, for example, produces as much S/N as a supercon MRI at twice the field strength. So that prospective buyers can make an accurate comparison, the number 12,000 is used to describe the S/N equivalency of the QUAD 12000 to 12,000-gauss superconductive machines.

     Several technological advances have been engineered into the QUAD scanners for extra improvements in S/N, including: new high-S/N Organ Specific(TM) receiver coils; new ceramic magnet poles that provide advanced eddy-current control; new advanced front-end electronics featuring high-speed, wide-dynamic-range analog-to-digital conversion and a miniaturized ultra-low-noise pre-amplifier; high-speed automatic tuning, bandwidth-optimized pulse sequences, multi-bandwidth sequences, and off-center FOV imaging capability.

     In addition to the signal-to-noise ratio, however, the factor that must be considered when it comes to image quality is contrast, the quality that enables reading physicians to clearly distinguish adjacent, and sometimes minute, anatomical structures. This quality is measured by contrast-to-noise ratios (C/N). Unlike S/N, which increases with increasing field strength, relaxometry studies have shown that C/N peaks in the mid-field range and actually falls off precipitously at higher field strengths. The QUAD 7000 and QUAD 12000 scanners operate squarely in the optimum C/N range. In addition, the Company's works-in-progress, the OR 360, Open Sky MRI and Stand-Up MRI are also designed to operate with said C/N range.

     The QUAD's state-of-the-art electronics package features five computer processors performing parallel processing. Its speed is demonstrated by its ability to scan and reconstruct images simultaneously and its ability to reconstruct a 256x256 image in 0.7 seconds, the fastest of any MRI scanner on the market.

     The QUAD provides various features allowing for versatile diagnostic capability. For example, SMART(TM) scanning allows for same-scan customization of up to 63 slices, each slice with its own thickness, resolution, angle and position. This is an extremely important feature for scanning parts of the body that include small-structure sub-regions requiring finer slice parameters. There's also Evolving Images(TM), Multi-Angle Oblique (MAO)(TM) imaging, and oblique imaging.

     The QUAD console includes a mouse-driven, multi-window interface for easy operation and a 19-inch, 1280x1280-pixel, 20-up, high-resolution image monitor with features such as electronic magnifying glass and real-time, continuous zoom and pan.

     Prior to the introduction of the QUAD scanners, the Ultimate(TM) 7000 scanner, introduced in 1990, was the Company's principal product. The Ultimate scanner replaced the Company's traditional principal products, the Beta(TM) 3000 scanner (which utilized a permanent magnet) and the Beta(TM) 3000M scanner (which utilized an iron core electromagnet). All of the Company's current and earlier model scanners create cross-sectional images of the human body.

     The Company's majority-owned subsidiary, Medical SNI, manufactures and markets teleradiology equipment. Such equipment, through the use of computer hardware and software, permits MRI images to be transmitted by telephone lines, enabling a physician to view the results of an MRI scan (immediately, if necessary) without the necessity of being present at the site of the scan or receiving film.

     During fiscal 1999, sales of the Company's QUAD scanners accounted for approximately 7% of the Company's total revenues and 40% of its medical equipment segment revenues, as compared to 15% of total revenues and 53% of medical equipment revenues during fiscal 1998. There were no sales of Ultimate or Beta scanners in fiscal 1998 and only one sale of a Beta scanner (1% of total revenues and 6.6% of medical equipment segment revenues) in fiscal 1999.

     The materials and components used in the manufacture of the Company's products (circuit boards, computer hardware components, electrical components, steel and plastic) are generally available at competitive prices. The Company has not had difficulty acquiring such materials.

WORKS IN PROGRESS

     The Company's current "works in progress" center around the development of the OR 360(TM) scanner, the Open Sky MRI(TM) scanner, with its breast scanning capabilities and the Stand-Up MRI(TM) scanner. All of these products seek to bring to the public scanners that are expected to provide important advances against serious disease.

     MRI takes advantage of the nuclear resonance signal elicited from the body's tissues and the exceptional sensitivity of this signal for detecting disease. Much of the serious disease of the body occurs in soft tissue. The principal diagnostic modality currently in use for detecting disease, as in the case of x-ray mammography, are diagnostic x-rays. X-rays discriminate soft tissues like healthy breast tissue and cancerous tissue poorly because the x-ray particle traverses the tissues almost equally thereby rendering the target film equally exposed by the two tissues and creating healthy and cancerous shadows on the film that differ very little in brightness. The image contrast between cancerous and healthy tissue is poor, making the detection of breast cancers by the x-ray mammogram less than optimal. If microscopic stones (microcalcifications) are not present to provide the missing contrast the breast cancer goes undetected. They frequently are not present. The maximum contrast available by x-ray with which to discriminate disease is 4%. Brain cancers differ from surrounding healthy brain by only 1.6%.

     On the other hand the soft tissue contrasts with which to distinguish cancers on images by MRI are up to 180%. This is because the nuclear resonance signals from the body's tissues differ so dramatically. Liver cancer and healthy liver signals differ by 180%. Thus there is some urgency to bring to market an MRI based breast scanner that can overcome the x-ray limitation and assure that mammograms do not miss serious lesions. The added benefit of MRI mammography relative to x-ray mammography is the elimination of the need for the patient to disrobe and the painful compression of the breast typical of the x-ray mammogram. The patient is scanned in her street clothes in MRI mammography. Moreover MRI mammogram scans the entire chest wall including the axilla for the presence of nodes which the x-ray mammogram cannot reach.

     Among its other uses, the Company envisions that its Open Sky MRI(TM) scanner will meet the public need for an MRI breast scanner.

     In addition there is a need for a treatment modality that can deal effectively with the diseased tissue once it has been detected.

     The OR 360(TM) has an enlarged room sized magnet in contrast to the small bore "tunnel" MRI magnet the public is familiar with. Thus full-fledged surgical teams may walk into the magnet and thereby perform conventional surgery on the patient inside the magnet. Most importantly the exceptional quality of the MRI image and its exceptional capacity to exhibit tissue detail on the image, by virtue of the nuclear resonance signal's extraordinary capacity to create image contrast, can then be obtained real time during surgery to guide the surgeon in his surgery. Thus surgical instruments, needles, catheters, endoscopes and the like can be introduced directly into the human body and guided to the malignant lesion by means of the MRI image. The number of inoperable lesions should be greatly reduced by the availability of this new capability. Most importantly treatment can be carried directly to the target tissue.

     With current cancer treatment methods, therapy must always be restricted in the doses that can be applied to the malignant tissue because of the adverse effects on the healthy tissues. Thus chemotherapies must be limited at the first sign of toxic side effects. The same is the case with radiation therapy. The Company expects that once its new OR 360 product is available treatment agents may be administered directly to the malignant tissue through small catheters or needles allowing much larger doses of chemotherapy, x-rays, laser ablation, microwave, or rf to be applied directly and exclusively to the malignant tissue with more effective results. Since the procedure of introducing a treatment needle or catheter under image guidance will be minimally invasive the procedure can be readily repeated should metastases occur elsewhere, with minimum impact on the patient beyond a straightforward needle injection.

     The presence of the MRI image during treatment will enable the operator to judge during treatment if his treatment is being effective.

     The Open Sky MRI(TM), similar in design to the OR 360, includes the floor, ceiling and sidewalls of the scanning room as part of the iron frame of the magnet. This is made possible by FONAR's patented Iron-Frame(TM) technology which allows the Company's engineers to control, contour and direct the magnet's lines of flux in the patient gap where wanted and almost none away from the magnet where not wanted. Unlike the OR 360, the Open Sky MRI is strictly a diagnostic scanner, and does not include the software and features that make the OR 360 suitable as an operating room.

     To increase the number of patients who can be scanned, patients are rolled into the scanner room on a special high-throughput gurney. Once the bed is anchored in position, it allows for full horizontal, vertical and rotational positioning for scanning any region of the body. To optimize the patient-friendly character of the Open Sky MRI, the walls, floor, ceiling and magnet poles are decorated with landscape murals. The patient gap is twenty inches and the magnetic field strength, like that of FONAR's QUAD 12000 is 0.6 Tesla. The Open Sky MRI shares the fundamental technology of the QUAD 12000 and offers the same speed, precision and image quality.

     The Company's Stand-Up MRI(TM) will allow patients to be scanned while standing, sitting, bending or reclining. This will allow all parts of the body, particularly the spine and joints, to be imaged in the weight-bearing state. As a result, for the first time, MRI will be able to be used to show abnormalities and injuries under full weight-bearing conditions.

     A floor-recessed elevator brings the patient to the height appropriate for the targeted image region. A custom-built adjustable bed will allow patients to sit or lie on their backs, sides or stomachs at any angle. The beds could even be rotated into the Trendelenburg position for MR angiography.

     Full-range-of-motion studies of the joints in virtually any direction will be possible, an especially promising feature for sports injuries. Maximal flexion cines of the lumbar spine can be achieved under full body weight.

     The Stand-Up MRI will also be useful for MR-directed  surgical procedures
as  the  surgeon  would  have  unhindered   access  to  the  patient  with  no
restrictions in the vertical direction.

     This easy-entry, mid-field-strength scanner should be ideal for trauma centers where a quick MRI-screening within the first critical hour of treatment will greatly improve patients' chances for survival and optimize the extent of recovery.

     Most of the design work for the OR 360 and Open Sky MRI and the construction of prototypes have been completed. Most of the design work for the Stand-Up MRI is complete.

     Additionally the Company has completed construction of a prototype of its
0.6 Tesla superconductive magnet to provide its customers with FONAR's patented superconducting version of its open iron frame magnets. The Company's design of its superconductive magnet anticipated the need to convert all of its products to superconducting magnets. Therefore, all of its products, the OR 360, the Open Sky MRI and the Stand-Up MRI, will be available to FONAR's customers as either iron-frame resistive models or iron-frame superconductive magnets depending on customer preference and pricing.

     The Company is negotiating with several universities to install and commence clinical trials of its OR 360, Open Sky MRI and Stand-Up MRI. The Company is working with these universities to jointly secure research funding for these products.

PRODUCT MARKETING

     The principal markets for the Company's scanners are hospitals and private scanning centers.

     Following two and a half years of intense research and development activity to develop and consolidate the features of its QUAD scanners, the Company has begun to turn its attention from predominantly research and development to predominantly sales.

     The Company intends to increase its sales force and is seeking experienced medical equipment sales personnel and distributors. The Company will conduct domestic sales through its own sales personnel and independent sales representatives and distributors. In foreign markets, the Company plans to expand its existing network of independent distributors.

     In addition, the Company plans to expand its WEB site to include an interactive "sales desk" for reaching customers and to commence a program for providing demonstrations of its products to potential customers on an international basis.

     The Company has exhibited its new products at the annual trade show held by the Radiological Society of North America ("RSNA") in Chicago since November 1995 and plans to attend the RSNA trade show in November 1999 and future years. The RSNA trade show is held annually and is attended by most manufacturers of MRI scanners.

     The Company is directing its marketing efforts to meet the demand for both "open" and high field strength MRI scanners. Utilizing a 6000 gauss (0.6 Tesla field strength) iron core electromagnet, the QUAD 12000 scanner magnet is the highest field "open MRI" in the industry.

     The Company also plans to direct its marketing efforts to meeting the increasing demand for low price MRI. To date, the increased pressure for lower scanning prices has come largely from preferred provider organizations, health maintenance organizations and other private sector group plans and stricter insurance requirements, but government mandated health care reform is also under consideration.

     To meet this demand, the Company has set competitive prices for the QUAD 12000 and QUAD 7000 scanners. In addition to reducing the health care provider's equipment cost, the QUAD scanners' improved image processing speed and extra-bed(s) option (allowing patients to be prepped while another patent is being scanned) would enable the provider to increase patient volume and further reduce per scan costs.

     The reduced per scan costs will enable the Company to promote the QUAD 7000 in particular for short scan procedures such as MRI mammograms. MRI mammograms have the advantage over traditional x-rays of involving no radiation, and an MRI breast scan can be taken in most cases through ordinary street clothes without any painful compression.

     The Company also will seek to introduce new MRI applications for the QUAD
scanners  such  as   MRI-directed   surgery  and  head-to-toe  MRI  preventive
screening.

     The Company is actively seeking to promote foreign sales and has sold scanners in various foreign countries. Based on indications of interest, meetings, sales trips abroad and negotiations, the Company is optimistic that foreign sales will continue to be an important source of revenue.

     The  Company   believes  there  are  and  will  be   significant   market
opportunities abroad, particularly in Asia and Eastern Europe.

     During the fiscal year ended June 30, 1999, 3.4% of the Company's revenues were generated by foreign sales, as compared to 4.6% and 3.7% for fiscal 1998 and 1997 respectively. See "Note 9 to Notes to Consolidated Financial Statements" for the percentage of foreign sales as in relation to the Company's total revenues.

SERVICE AND UPGRADES FOR MRI SCANNERS

     The Company's customer base of installed scanners has been and will continue to be an additional source of income, independent of direct sales.

     Income is generated from the installed base in two principal areas namely, service and upgrades. Service and maintenance revenues from the Company's installed base were approximately $4.6 million in fiscal 1997, $3.7 million in fiscal 1998 and $3.1 million in fiscal 1999. The decreases in fiscal 1998 and 1999 were principally the result of the retirement of old scanners.

     The Company anticipates that its new line of QUAD scanners will result in significant upgrades income in future fiscal years. The potential for upgrades income originates in the exceptional versatility and productivity of the MRI technology. New medical uses for the technology are constantly being discovered. Dramatic new features can often be added to the scanner by the implementation of little more than versatile new software packages. Such enhancements are attractive to the end users because they extend the useful life of the equipment and enable the user to avoid obsolescence and the expense of having to purchase new equipment.

     Service and upgrade revenues are expected to increase as sales of QUAD scanners and the size of the customer base increases.

RESEARCH AND DEVELOPMENT

     During the fiscal year ended June 30, 1999, the Company incurred expenditures of $6,647,555 (none of which was capitalized) on research and development, as compared to $6,506,995 (none of which was capitalized) and $3,928,035 ($108,809) of which was capitalized) incurred during the fiscal years ended June 30, 1998 and June 30, 1997, respectively.

     Research and development activities have focused, in large part, on the development of the Company's new OR 360(TM), Open Sky MRI(TM) and Stand-Up MRI(TM) scanners and the continued development and enhancement of the Company's QUAD MR scanners. The OR 360, Open Sky MRI, Stand-Up MRI and QUAD scanners involve significant software and hardware development as the new products represented entirely new hardware design and architecture requiring a complete new operating software system. The Company's research activity includes developing a multitude of new features for the QUAD series scanners made possible by the QUAD's high speed processing power.

BACKLOG

     The Company's backlog of unfilled orders at September 1, 1999 was approximately $1.4 million, as compared to $2.8 million at September 1, 1998. Of these amounts, approximately $0.35 million and $0.6 million had been paid to the Company as customer advances as at September 1, 1999 and September 1, 1998, respectively. Of the backlog amounts at September 1, 1998 and September 1, 1999, none represented orders from affiliates. It is expected that the existing backlog of orders will be filled within the current fiscal year. The Company's contracts generally provide that if a customer cancels an order, the customer's initial down payment for the MRI scanner is nonrefundable.

PATENTS AND LICENSES

     There are currently numerous patents in effect which relate to the technology and components of the MRI scanners, some of which are registered in the name of the Company and others which are registered in the name of Dr. Raymond V. Damadian, the President and principal stockholder of the Company. The Company believes that these patents, which expire at various times from 1999 to 2016, and the know-how it developed, are material to its business.

     Dr. Damadian has granted an exclusive world-wide license to the Company to make, use and sell apparatus covered by certain domestic and foreign patents relating to his MRI technology. The license continues until the expiration of the last patent included within the licensed patent rights, but is terminable earlier, at the option of Dr. Damadian, if he is removed from his position as Chairman of the Board or President of the Company without his consent, or if any stockholder or group of stockholders acting in concert becomes the beneficial owner of Company securities having voting power equal to or greater than the voting power of the securities held directly by him, his executors, administrators, successors or heirs. The agreement can also be terminated by Dr. Damadian upon the commission of an act of bankruptcy by the Company. If Dr. Damadian is unable to serve the Company by reason of his death or disability, the license agreement will remain in effect.

     One of the patents, issued in the name of Dr. Damadian and covered by said license, is United States patent No. 3,789,832, Apparatus and Method for Detecting Cancer in Tissue (the "1974 Patent"). The development of the Beta 3000 was based upon the 1974 Patent, and Management believes that the 1974 Patent was the first of its kind to utilize MR to scan the human body and to detect cancer. The 1974 Patent was extended beyond its original 17-year term and expired in February, 1992.

     The Company has significantly enhanced its patent position within the industry and now possesses a substantial patent portfolio which provides the Company, under the aegis of United States patent law, "the exclusive right to make, use and sell" many of the scanner features which FONAR pioneered and which are now incorporated in most MRI scanners sold by the industry. The Company has 42 patents issued and 34 patents pending. A substantial number of FONAR's existing patents specifically relate to protecting FONAR's position in the high field iron frame open MRI market. The patents further enhance Dr. Damadian's pioneer patent (the 1974 Patent), that initiated the MRI industry and provided the original invention of MRI scanning.

     The Company has entered into a cross-licensing agreement (utilizing other than FONAR's MRI technology) with another entity to use prior art developed for nuclear magnetic resonance technology and has entered into a license to utilize the MRI technology covered by the existing patent portfolio of a patent holding company.

PRODUCT COMPETITION

    MRI SCANNERS

     A majority of the MRI scanners in use in hospitals and outpatient facilities and at mobile sites in the United States are based on high field air core magnet technology while the balance are based on open iron frame magnet technology. In 1998 the size of the MRI market in the United States was approximately $957 million. The market share of high field air core MRI's was approximately 57%. FONAR's open iron frame MRI scanners are competing principally with high field air core scanners. The QUAD 12000 scanner, however, utilizing a 6,000 gauss (0.6 Tesla field strength) iron core electromagnet, is the first "open" MR scanner at high field strength. In addition FONAR's works-in-progress include a superconductive version of its open iron frame magnets.

     FONAR believes that its MRI scanners have significant advantages as compared to the high field air core scanners of its competitors. These advantages include:

     1. There is no fringe magnetic field. High field air core scanners require a more expensive shielded room than is required for the iron frame scanners. The shielded room required for the iron frame scanners is intended to prevent interference from external radio frequencies.

     2. They are more open, quiet and in the case of the QUAD scanners allow for faster throughput of patients.

     3. They require smaller space to install.

     4. Their annual operating costs are lower.

     5. They can scan the trauma victim, the cardiac arrest patient, the respirator-supported patient, and premature and newborn babies. This is not possible with high field air core scanners because their magnetic field interferes with conventional life-support equipment.

     FONAR faces competition within the MRI industry from such firms as General Electric Company; Picker International, which is a Division of General Electric Company PLC, of England; Philips N.V.; Toshiba Corporation, Hitachi Corporation, Shimadzu Corporation and Siemens A.G. Most competitors have marketing and financial resources more substantial than those available to the Company and have in the past, and may in the future, heavily discount the sales price of their scanners. Such competitors sell both high field air core and iron frame products. FONAR's current market share of the market for MRI scanners is less than 5%. FONAR introduced the first "Open MRI" in 1982. "Open MRI" was made possible by FONAR's introduction of an MRI magnet built on an iron frame. Thus the magnetic flux generating apparatus of the magnet (magnet coils or permanent magnet bricks) was built into a frame of steel. The steel frame provided a return path for the magnetic lines of force and thereby kept the magnetic lines of force contained within the magnet. This enabled FONAR, from 1982 on, to show that the FONAR magnet was the only magnet that allowed the patients to stretch out their arms, the only "open" MRI.

     The iron frame, because it could control the magnetic lines of force and place them where wanted and remove them from where not wanted (such as in the operating room where surgeons are standing), provided a much more versatile magnet design than was possible with air core magnets. Air core magnets contain no iron but consist entirely of turns of current carrying wire. FONAR's patented work-in-progress superconductive iron frame magnet, however, combines the high field capability of the air core superconductive magnets with the control and versatility of the open iron frame magnets, thereby joining the best features of both designs into a single magnet. Thus the air core superconductive magnets made by Fonar's large competitors that have dominated the MRI market since 1983 remain the confining "tunnel" design that the public has generally resented.

     For an 11 year period, 1983-1994, Fonar's large competitors (with one exception) generally rejected Fonar's "open" design but by 1994 all (with one exception) added the iron frame "open" magnet to their MRI product line. In 1997 the sale of iron frame "open" magnets exceeded the sale of traditional air core superconductive magnets. One principal reason for this market shift, in addition to patient claustrophobia, is the awareness that the "open" magnet designs permit access to the patient to perform surgical procedures under MRI image guidance, a field which is now growing rapidly and is called "interventional MRI."

     Fonar's OR 360 explicitly addresses this growing market reception of MRI guided surgical procedures but is not yet available as a product. Fonar's Stand-Up MRI and QUAD series magnets do also. Although not enabling a full operating theater as the OR 360 does, the iron frame "Open" QUAD and Stand-Up MRI designs permit ready access to the patient from four sides and therefore enables a wide range of interventional surgical procedures such as biopsies and needle or catheter delivered therapies to be performed under MRI image guidance. The "tunnel" air core superconductive scanners do not permit access to the patient while the patient is inside the scanner.

     While Fonar's current market share of the domestic MRI market is under 5%, FONAR expects to be a leader in domestic open market for several reasons. In MRI, scanning speed and image quality is controlled by the strength of the magnetic field. Fonar's QUAD 12000 scanner operates at almost twice the field strength of the next highest field strength open magnet, manufactured by Toshiba (0.6 Tesla vs. 0.35 Tesla). The Company's OR 360, Open Sky MRI and Stand-Up MRI scanners will also operate at this field strength. High field MRI manufacturers convinced the marketplace for FONAR, and the marketplace accepts, that higher field strength translates directly into superior image quality and faster scanning speeds. This is the principal reason GE's 1.5 Tesla air core superconductive scanner achieved market dominance in the MRI market before the marketplace shifted and registered an increased demand for the iron frame "Open MRI." No companies possess the OR 360 or Open Sky MRI and FONAR possesses the pioneer patents on "Open MRI" technology.

    OTHER IMAGING MODALITIES

     FONAR's MRI scanners also compete with other diagnostic imaging systems, all of which are based upon the ability of energy waves to penetrate human tissue and to be detected by either photographic film or electronic devices for presentation of an image on a television monitor. Three different kinds of energy waves - X-ray, gamma and sound - are used in medical imaging techniques which compete with MRI medical scanning, the first two of which involve exposing the patient to potentially harmful radiation. These other imaging modalities compete with MRI products on the basis of specific applications.

     X-rays are the most common energy source used in imaging the body and are employed in three imaging modalities:

     1. Conventional X-ray systems, the oldest method of imaging, are typically used to image bones and teeth. The image resolution of adjacent structures that have high contrast, such as bone adjacent to soft tissue, is excellent, while the discrimination between soft tissue organs is poor because of the nearly equivalent penetration of x-rays.

     2. Computerized Tomography ("CT") systems couple computers to x-ray instruments to produce cross-sectional images of particular large organs or areas of the body. The CT scanner addresses the need for images, not available by conventional radiography, that display anatomic relationships spatially. However, CT images are generally limited to the transverse plane and cannot readily be obtained in the two other planes (sagittal and coronal). Improved picture resolution is available at the expense of increased exposure to x-rays from multiple projections. Furthermore, the pictures obtained by this method are computer reconstructions of a series of projections and, once diseased tissue has been detected, CT scanning cannot be focused for more detailed pictorial analysis or obtain a chemical analysis.

     3. Digital radiography systems add computer image processing capability to conventional x-ray systems. Digital radiography can be used in a number of diagnostic procedures which provide continuous imaging of a particular area with enhanced image quality and reduced patient exposure to radiation.

     Nuclear medicine systems, which are based upon the detection of gamma radiation generated by radioactive pharmaceuticals introduced into the body, are used to provide information concerning soft tissue and internal body organs and particularly to examine organ function over time.

     Ultrasound systems emit, detect and process high frequency sound waves reflected from organ boundaries and tissue interfaces to generate images of soft tissue and internal body organs. Although the images are substantially less detailed than those obtainable with x-ray methods, ultrasound is generally considered harmless and therefore has found particular use in imaging the pregnant uterus.

     X-ray machines, ultrasound machines, digital radiography systems and nuclear medicine compete with the MRI scanners by offering significantly lower price and space requirements. However, FONAR believes that the quality of the images produced by its MRI scanners is generally superior to the quality of the images produced by those other methodologies.

GOVERNMENT REGULATION

     Under the Medical Device Amendments of 1976 to the Federal Food, Drug and Cosmetic Act, all medical devices are classified by the Food and Drug
Administration (the "FDA") into one of three classes. A Class I device is subject only to certain controls, such as labeling requirements and manufacturing practices; a Class II device must comply with certain performance standards established by the FDA; and a Class III device must obtain pre-market approval from the FDA prior to commercial marketing. The Company received approval to market its Beta 3000 and Beta 3000M scanners as Class III devices on September 26, 1984. On July 28, 1988, the Magnetic Resonance Diagnostic Device which includes MR Imaging and MR Spectroscopy was reclassified by the FDA to Class II status. On June 25, 1992, the Company received FDA clearance to market the Ultimate Magnetic Resonance Imaging Scanner as a Class II device. The Company received FDA clearance to market the QUAD 7000 in April 1995 and for the QUAD 12000 in November 1995. The Company anticipates that it will need FDA approvals or clearances for its OR 360, Open Sky MRI and Stand-Up MRI scanners.

     The FDA has authority to conduct detailed inspections of manufacturing plants, to establish "good manufacturing practices" which must be followed in the manufacture of medical devices, to require periodic reporting of product defects and to prohibit the exportation of medical devices that do not comply with the law. The Company is subject to these requirements and has received the necessary approvals. In addition, the Company needs to obtain any necessary approvals from the appropriate foreign governmental and other authorities in connection with its export sales.

     Effective November 22, 1985, the Department of Health and Human Services authorized reimbursement of MRI scans under the Federal Medicare program. In addition, most private insurance companies have authorized reimbursement for MRI scans.

     Proposed and enacted legislation at the State and Federal levels has restricted referrals by physicians to medical and diagnostic centers in which they or their family members have an interest. In addition, regulations have been adopted by the Secretary of Health and Human Services which provide limited "safe harbors" under the Medicare Anti-Kickback Statute. These safe harbors describe payments and transactions which are permitted between an entity receiving reimbursement under the Medicare program and those having an interest in or dealings with the entity. Although the Company cannot predict the overall effect of the adoption of these regulations on the medical equipment industry, the use and continuation of limited partnerships (where investors may be referring physicians) to own and operate MRI scanners could be greatly diminished.

     The Company obtains approvals as necessary in connection with the sales of its products in foreign countries. In some cases, U.S. Food and Drug Administration approval has been sufficient for foreign sales as well. The Company's standard practice has been to require either the distributor or the customer to obtain any such foreign approvals or licenses which may be required.

     Commencing in fiscal 1998 export sales to most European countries and certain other countries have required CE certification (essentially safety requirements for electrical products). On May 25, 1999, the Company obtained CE certification. Previously, on April 9, 1999, the Company was approved for ISO 9001 Certification for its Quality Management System. The Quality Management System is applicable to the design, manufacture, administration of installation and servicing of magnetic resonance imaging scanner systems.

HEALTH MANAGEMENT CORPORATION OF AMERICA
(PHYSICIAN AND DIAGNOSTIC MANAGEMENT SERVICES BUSINESS)

     Health Management Corporation of America (formerly known as U.S. Health Management Corporation and referred to as "HMCA") was organized by the Company in March 1997 as a wholly-owned subsidiary for the purpose of engaging in the business of providing comprehensive management services to physicians' practices and other medical providers, including diagnostic imaging centers and ancilliary services. The services provided by the Company include development, administration, leasing of office space, facilities and medical equipment, provision of supplies, staffing and supervision of non-medical personnel, legal services, accounting, billing and collection and the development and implementation of practice growth and marketing strategies.

     Since its formation, HMCA has completed five acquisitions. HMCA became actively engaged in the physician and diagnostic management services business through its initial two acquisitions which were consummated effective June 30, 1997. Following these two initial acquisitions, HMCA completed two additional acquisitions in fiscal 1998 and one additional acquisition in fiscal 1999.

     The first acquisition was of a group of several interrelated corporations, limited liability companies and a partnership engaged in the business of managing three diagnostic imaging centers and one multi-speciality practice in New York State. The transaction was effected through a merger between a wholly-owned subsidiary of HMCA (formed for the purpose of effecting the transaction) and Affordable Diagnostics, Inc., one of the acquired companies which immediately prior to the merger had acquired the assets and assumed the liabilities of the other acquired companies (together, the "Affordable Companies").

     The business of the Affordable Companies, which is being continued by HMCA, consisted of providing management, space, equipment, personnel and other resources to the four managed facilities. The services provided at the facilities include MRI scans, CAT scans, x-rays, physical rehabilitation, and in connection with physical rehabilitation, ultra-sound and SSEP/EMG electromygographic diagnostics. The four managed facilities are located in Brewster, New York (MRI), Yonkers, New York (MRI and x-ray), Bronx, New York (MRI and CT) and Riverdale, New York (multi-specialty practice, ultra-sound and SSEP/EMG electromygographic diagnostics). The assets acquired through the acquisition include three MRI scanners, one CT scanner, one x-ray machine, rehabilitation equipment and ultra-sound and electromygographic machines. The equipment is leased to and used at the managed facilities. In addition, HMCA consummated the acquisition of an additional MRI scanner pursuant to a contract entered into prior to the acquisition. The scanner is a mobile unit which being provided to a number of hospitals on a shared basis, as needed, on a mobile route in Rockland, Orange and Putnam counties in New York.

     The second completed acquisition was of Raymond V. Damadian, M.D. MR Scanning Centers Management Company ("RVDC"). Pursuant to the terms of the transaction, HMCA purchased all of the issued and outstanding shares of stock of RVDC from Raymond V. Damadian in exchange for 10,000 shares of the Common Stock of FONAR. Raymond V. Damadian, the principal stockholder, President and Chairman of the Board of FONAR, was the sole stockholder, director and President of RVDC immediately prior to the acquisitions. The business of RVDC, which is being continued by HMCA, was the management of MRI diagnostic imaging centers in New York, Florida, Georgia and other locations.

     As a result of these transactions with Dr. Damadian, HMCA has acquired the business of managing 19 MRI scanning centers. Sixteen of the scanning centers are managed pursuant to management agreements, and 3 of the centers are partnerships with RVDC as the general partner. Effective July 1, 1997, HMCA entered into new management agreements with the centers. Pursuant to the management agreements, HMCA is providing comprehensive management services, including administrative services, office facilities, office equipment, supplies and personnel (except for physicians) to the centers. Service for the centers' MRI scanning equipment is provided under the management agreements in these cases. MRI scanning systems are provided to 9 of the centers pursuant to scanner leases entered into effective July 1, 1997. All of the facilities previously managed by RVDC are MRI scanning centers.

     The third completed acquisition, consummated on January 20, 1998, was an acquisition of the business and assets of Central Health Care Services
Management Company, LLC (Central Health). Central Health is a management service organization (MSO) managing a multi-specialty practice in Yonkers, New York. The assets acquired include therapy and rehabilitation equipment, x-ray equipment, office equipment and office furnishings.

     The fourth completed acquisition, consummated effective March 20, 1998, was the acquisition of A & A Services, Inc. ("A & A Services"), an MSO managing four primary care practices in Queens County, New York. A & A
Services provides the practices with management services, office space, equipment, repair and maintenance service for the equipment and clerical and other non medical personnel. The office locations for the practices are located in Woodhaven, Richmond Hill, Corona and Ridgewood in Queens County, New York and account for over 40,000 primary care patient visits per year.

     The fifth completed acquisition, consummated effective August 20, 1998, was the acquisition of Dynamic Health Care Management, Inc. ("Dynamic"). Dynamic is an MSO which manages three physician practices in Nassau and Suffolk Counties on Long Island, New York. The office locations for these practices are in Bellmore and Hempstead in Nassau County and Deer Park in Suffolk County and account for approximately 85,000 patient visits per year.

HMCA GROWTH STRATEGY

     In addition, HMCA may also pursue acquisitions pursuant to which HMCA would purchase the assets of physicians' practices. Simultaneously with the acquisition of the assets, HMCA would enter into agreements with the physicians (or a professional corporation employing the physicians) pursuant to which HMCA would lease the use of the assets and provide management services to the physicians or their professional corporations. The professional corporation could be either affiliated with HMCA or owned by the selling physicians.

     HMCA believes that there are numerous existing medical practices that could benefit from improved management techniques which would allow the physicians to spend more time treating patients (thereby increasing their revenue) and less time being concerned with the day to day tasks of managing the business.

     In addition, expansion plans for HMCA's clients include opening more offices and expanding existing offices so as to enable practices to treat more patients more efficiently.

     HMCA is seeking to create a network of physicians to participate in managed care and to promote an expansion of the medical services offered by its medical practice clients.

     HMCA believes that the creation of this network will be particularly helpful to its clients where capitated fee agreements are negotiated with insurers since its clients will be able to offer more services from more locations and thereby obtain a higher capitation rate than they might otherwise have been able to obtain.

     HMCA's growth strategy is intended to enable its medical practice clients to retain and enhance revenues and to offer patients cost-effective medical care within an integrated practice offering a broad range of evaluation, testing, diagnostic, treatment and therapeutic services. In the longer term, as the network of offices to which it provides its management services grows, HMCA believes that it will be in an excellent position to attract managed care contracts for its clients from employers and insurance carriers.

PHYSICIAN AND DIAGNOSTIC MANAGEMENT SERVICES

     HMCA's services to the facilities it manages encompass substantially all of the facilities' operations. These services include:

     (1) Offices and Equipment. HMCA provides office space and equipment to its clients. This includes technologically sophisticated medical equipment. HMCA also provides improvements to leaseholds, assistance in site selection and advice on improving, updating, expanding and adapting to new technology.

     (2) Personnel. HMCA staffs all the non-medical positions of its clients with its own employees, eliminating the client's need to interview, train and manage non-medical employees, as well as process the necessary tax, insurance and other documentation relating to employees.

     (3) Administrative. HMCA assists in the scheduling of patient appointments, purchasing of medical supplies and equipment and handling of reporting, accounting, processing and filing systems. It prepares and files the physician portions of complex forms to ensure full and timely regulatory compliance and appropriate cost reimbursement under no-fault insurance and workers' compensation guidelines.

     (4) Billing and Collections. HMCA is responsible for the billing and collection of revenues from third-party payors including those governed by no-fault and workers' compensation statutes.

     (5) Cost Saving Programs. Based on available volume discounts, HMCA seeks to obtain favorable pricing for medical supplies, equipment, pharmaceuticals and other inventory for its clients.

     (6) Diagnostic Imaging and Ancilliary Services. HMCA can offer access to diagnostic imaging equipment through diagnostic imaging facilities managed by it. The Company is expanding the ancilliary services offered in its network to include CT-scans, x-rays, ultrasound, and other ancilliary services useful to its clients.

     (7) Marketing Strategies. HMCA is responsible for developing marketing plans for its clients.

     HMCA provides its services pursuant to negotiated contracts with its clients. While HMCA believes it can provide the greatest value to its clients by furnishing the full range of services appropriate to that client, HMCA would also be willing to enter into contracts providing for a more limited spectrum of management services.

HMCA MARKETING

     HMCA's marketing strategy is to increase the size, number and locations of medical practices and facilities which it manages. HMCA will also seek to broaden the types of medical practices which it services and to develop a client base of primary care and speciality practices as well as diagnostic imaging facilities and other ancilliary services. HMCA will seek to promote growth of its clients' patient and revenue bases by developing a network of medical providers and assisting its clients in the development of multi-specialty medical practices.

     Marketing activities include locating medical practices which meet the size, quality and operating parameters set by HMCA. HMCA will focus on opportunities for expanding the services clients offer and expanding into new geographic areas. HMCA will also seek to increase the patient volume of clients.

DIAGNOSTIC IMAGING CENTERS AND OTHER ANCILLIARY SERVICES

     Diagnostic imaging centers managed by HMCA provide diagnostic imaging services to patients referred by physicians who are either in private practice or affiliated with managed care providers or other payor groups. The centers are operated in a manner which eliminates the admission and other administrative inconveniences of in-hospital diagnostic imaging services. Imaging services are performed in an outpatient setting by trained medical technologists under the direction of interpreting physicians. Following diagnostic procedures, the images are reviewed by the interpreting physicians who prepare a report of these tests and their findings. These reports are transcribed by HMCA personnel and then delivered to the referring physician.

     In addition, HMCA is expanding the ancilliary services offered in its network to include CT scans, x-rays, ultrasound and other modalities as may be appropriate for the physician practice mix.

     HMCA develops marketing programs in an effort to establish and maintain profitable referring physician relationships and to maximize reimbursement yields. These marketing approaches identify and target selected market segments consisting of area physicians with certain desirable medical specialties and reimbursement yields. Corporate and center managers determine these market segments based upon an analysis of competition, imaging demand, medical specialty and payor mix of each referral from the local market. HMCA also directs marketing efforts at managed care providers.

     Managed care providers are becoming an increasingly important factor in the diagnostic imaging industry. To further its position, HMCA will seek to expand the imaging modalities offered at its managed centers or to create networks with other imaging centers.

COMPETITION (HMCA)

     The physician and diagnostic management services field is highly competitive. A number of large hospitals have acquired medical practices and this trend may continue. HMCA expects that more competition will develop. Many competitors have greater financial and other resources than HMCA.

     With respect to the diagnostic imaging centers managed by HMCA, the outpatient diagnostic imaging industry is highly competitive. Competition focuses primarily on attracting physician referrals at the local market level and increasing referrals through relationships with managed care organizations. HMCA believes that principal competitors for the diagnostic imaging centers are hospitals and independent or management company-owned imaging centers. Competitive factors include quality and timeliness of test results, ability to develop and maintain relationships with managed care organizations and referring physicians, type and quality of equipment, facility location, convenience of scheduling and availability of patient appointment times.

GOVERNMENT REGULATION APPLICABLE TO HMCA

     Various States prohibit business corporations from practicing medicine. Consequently, HMCA leases space and equipment to clients and provides clients with a range of non-medical administrative and managerial services. HMCA does not engage in the practice of medicine or establish standards of medical practice or policies for its clients in any such State.

     Under the federal Self-Referral Law (the "Stark Law") (which is applicable to Medicare and Medicaid patients) and the self-referral laws of various States, certain health practitioners (including physicians, chiropractors and podiatrists) are prohibited from referring their patients for the provision of designated health services (including diagnostic imaging and physical therapy services) to any entity with which they or their immediate family members have a financial relationship, unless the referral fits within one of the specific exceptions in the statutes or regulations. Statutory exceptions under the Stark Law include, among others, direct physician services, in-office ancillary services rendered within a group practice, space and equipment rental and services rendered to enrollees of certain prepaid health plans. Some of these exceptions are also available under the State self-referral laws.

     HMCA's clients generate revenue from patients covered by no-fault insurance and workers' compensation programs. In the event that changes in these laws alter the fee structures or methods of providing service, or impose additional or different requirements, HMCA could be required to modify its business practices and services in ways that could be more costly to HMCA or in ways that decrease the revenues which HMCA receives from its clients.

     HMCA believes that it is in compliance with applicable Federal, State and local laws. HMCA does not believe that such laws will have any material effect on its business.

EMPLOYEES

     As of July 1, 1999, the Company employed 528 persons on a full-time and part-time basis. Of such employees, 10 were engaged in marketing and sales, 39 in research and development, 84 in manufacturing, 48 in customer support services, 304 in administration (including 164 on site at facilities and offices managed by HMCA and 83 performing billing, collection and transcription services for those facilities) and 43 professional MRI technicians on site at diagnostic imaging centers managed by HMCA.

ITEM 2.  PROPERTIES

     The Company leases approximately 135,240 square feet of office and plant space at its principal offices in Melville, New York and at one other location in Farmingdale, New York at a current aggregate annual rental rate of approximately $967,000, excluding utilities, taxes and other related expenses. The term of one of the leases extends through 2002 with options to renew up through 2008 and the term of the other lease extends to the beginning of 2009. Management believes that these premises are adequate for its current needs. In addition, HMCA maintains leased office premises for its clients at approximately 38 site locations having an aggregate annual rental rate of approximately $1.9 million.

ITEM 3.  LEGAL PROCEEDINGS

     On September 2, 1992, the Company filed an action against General Electric Company, ("General Electric"), Hitachi Ltd. ("Hitachi") and other defendants for patent infringement in the United States District Court for the Eastern District of New York seeking injunctive relief and damages. (FONAR Corporation and Dr. Raymond V. Damadian v. Hitachi Ltd. et. al. Civil Action No. 92-4196). In April, 1995, after the opening statements by counsel at the commencement of trial, FONAR and Hitachi reached a settlement. On May 26, 1995, the jury rendered a verdict against General Electric Company for infringement of two of FONAR's patents: United States Patent Number 3,789,832 entitled "Apparatus and Method for Detecting Cancer in Tissue" and United States Patent Number 4,871,966 entitled "Apparatus and Method for Multiple Angle Oblique Magnetic Resonance Imaging."

     Following the post trial applications and appeals, the District Court entered a judgment against General Electric and on July 2, 1997, General Electric paid $128.7 million (inclusive of interest) without, however, prejudicing its right to appeal to the Supreme Court. In October 1997, the Supreme Court denied General Electric's petition.

     On June 16, 1995, the Company filed an action against Siemens Medical Systems, Inc., Philips Electronics North America Corporation, Philips Electronics, N.V. and other defendants for patent infringement in the United States District Court for the Eastern District of New York. (FONAR Corporation and Dr. Raymond V. Damadian v. Siemens Medical Systems, Inc. et al. Civil Action No. CV 95-2469 (LJW). FONAR alleged that four of its patents were infringed, including U.S. Patent Nos. 3,789,832 (Apparatus and Method for Detecting Cancer in Tissue) and 4,871,966 (Apparatus and Method for Multiple Angle Oblique Magnetic Resonance Imaging).

     Previously, in May 1995, Siemens Medical Systems, Inc. had filed a complaint against FONAR in the United States District Court for the District of Delaware seeking a declaratory judgment that the four patents were invalid and unenforceable, as well as an adjudication that Siemens was not infringing the four patents. The complaint was further amended on December 14, 1995 to allege infringement of two additional patents.

     Thereafter, on June 30, 1995, Philips Electronics North America Corporation and Philips Electronics, N.V. filed a complaint against FONAR in the United States District Court for the District of Delaware seeking a declaratory judgment that FONAR's U.S. Patents Nos. 3,789,832 and 4,871,966 were invalid, unenforceable and not infringed (Philips Electronics North America Corporation and Philips Electronics, N.V. v. FONAR Corporation, Case No. 95-431). Separately, U.S. Philips Corporation, an affiliate of Philips Electronics North America Corporation and Philips Electronics, N.V., commenced an action in the United States Court for the District of Delaware alleging infringement by FONAR of two of its patents. (U.S. Philips Corporation v. Fonar Corporation and Raymond V. Damadian, M.D. MR Scanning Centers Management Company, Civil Action No. 95-448.)

     In April 1996, FONAR entered into an agreement with Philips Electronics N.V., Philips Electronics North America Corporation, Philips Medical Systems North America and U.S. Philips Corporation setting the lawsuits and claims between them. The settlement involved a monetary payment to FONAR.

     In September 1996, FONAR entered into an agreement with Siemens Medical Systems, Inc. and its affiliates settling the lawsuits and claims between them. The settlement agreement, which does not admit liability by either party, includes a cross-license by Siemens and FONAR of certain patents relating to MRI technology. FONAR received a monetary payment from Siemens and an agreement by Siemens to pay FONAR royalties.

     On March 4, 1996, the Company filed an action against Toshiba Corporation, Toshiba America Medical Systems, Inc., Toshiba America MRI, Inc. and others alleging infringement of four of its MRI patents. FONAR Corporation and Dr. Raymond V. Damadian v. Toshiba Corporation, Toshiba America Medical Systems, Inc., Toshiba America MRI, Inc. et al. (U.S. District Court, Eastern District of New York, Civil Action No. 96-0963). Thereafter, in February 1997, Toshiba America MRI, Inc. commenced an action against FONAR in the U.S. District Court for the Northern District of California (Toshiba America MRI, Inc. v. Fonar Corporation, Case No.: C97-00664 SBA ENE) alleging infringement of certain of its patents relating to magnetic resonance imaging technology. In May 1998 FONAR and Toshiba amicably resolved the litigation in both the New York and California United States District Courts. Neither party admitted liability in the settlement agreement. The parties cross-licensed each other on the patents-in-suit, and FONAR received a monetary payment from Toshiba. Other terms of the settlement are confidential.

     On February 2, 1999, the Company filed an action against Elscint Inc., Elscint MR Inc., Elscint Ltd. and others in the United States District Court for the Eastern District of New York (Civil Action No. 98-CV-0681) alleging infringement of the Company's Multi-Angle Oblique Imaging Patent (U.S. Patent No. 4,871,966). In February 1999 these claims and counterclaims were amicably resolved. The settlement involved a monetary payment to the Company.

     On February 2, 1999, the Company filed an action against Shimadzu Corporation in the United States District Court for the Eastern District of New York (Civil Action No. 98-0680) alleging infringement of the Company's Multi-Angle Oblique Imaging Patent (U.S. Patent No. 4,871,966). In November 1998, the litigation was resolved by the parties. Shimadzu Corporation agreed to pay royalties to the Company in exchange for Shimadzu Corporation being granted a license under the patent.

     In January 1998, the Company filed an action against Health South, Inc., an end-user of MRI scanners in the United States District Court for the Eastern District of New York (Civil Action No. CV-98-0679) alleging infringement of the Company's Multi-Angle Oblique Imaging Patent (U.S. Patent No. 4,871,966). Health South, Inc. filed a declaratory judgment counterclaim for non-infringement and invalidity. The case is in discovery. In addition, Health South, Inc. filed a third party claim against a manufacturer of the scanners seeking indemnification and contribution. The manufacturer has also asserted non-infringement and invaliditiy claims respecting the patent.

     There are certain other minor litigations to which the Company is a party. There is no material litigation pending, or to its knowledge, threatened against the Company.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

                                      None.



                                     Part II



ITEM 5.  MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER
MATTERS.

     The Company's Common Stock is traded in the over-the-counter market under the National Association of Securities Dealers Automated Quotation System ("NASDAQ") symbol FONR. The following table sets forth the high and low bid and asked prices reported in NASDAQ System for the periods shown. The prices represent quotations between dealers and do not include certain mark-ups,
mark-downs  or   commissions,   and  do  not  necessarily   represent   actual
transactions.

              Fiscal Quarter

                                              Bid          Ask
                                          High   Low   High   Low

July     -  September            1996     2.63   2.13  2.72  2.19
October  -  December             1996     3.06   2.22  3.13  2.25
January  -  March                1997     4.44   2.09  4.50  2.13
April    -  June                 1997     3.16   2.28  3.19  2.34
July     -  September            1997     3.87   2.72  3.94  2.75
October  -  December             1997     4.03   2.63  4.06  2.66
January  -  March                1998     3.03   2.38  3.13  2.41
April    -  June                 1998     2.72   1.94  2.75  2.00
July     -  September            1998     2.47   1.25  2.50  1.31
October  -  December             1998     1.97   0.97  2.00  1.00
January  -  March                1999     1.72   1.19  1.78  1.22
April    -  June                 1999     1.41   1.03  1.50  1.09
July     -  September 10         1999     1.16   0.97  1.16  0.94


     On September 10, 1999, the Company had approximately 5,514 stockholders of record of the Company's Common Stock, 13 stockholders of record of the Company's Class B Common Stock, 4 stockholders of record of the Company's Class C Common Stock and 4,698 stockholders of record of the Company's Class A Non-voting Preferred Stock.

     At the present time, the only class of the Company's securities for which there is a market is the Common Stock.

     The Company paid cash dividends in fiscal 1998 and the first three quarters of fiscal 1999 on monies it received from the enforcement of its patents. Prior to these dividends, the Company had not paid any cash dividends. The Company anticipates paying additional dividends on monies it receives from the enforcement of its patents. Except for these dividends, however, it is expected that the Company will continue to retain earnings to finance the development and expansion of its business.

Item 6.  SELECTED FINANCIAL DATA

     The following selected consolidated financial data has been extracted from the Company's consolidated financial statements for the five years ended June 30, 1999. This consolidated selected financial data should be read in conjunction with the consolidated financial statements of the Company and the related notes included in Item 8 of this form. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for a discussion of the Company's business plan.

                                                As of, or For the Period Ended June 30,

STATEMENT OF OPERATIONS        1999             1998              1997             1996             1995
                           ------------     ------------     ------------      ------------      -----------
Revenues                   $ 36,945,044     $ 27,554,357     $ 17,633,066      $ 13,915,725      $16,552,676

Cost of                    $ 29,391,682     $ 23,841,844     $ 18,428,574      $ 14,417,384      $10,192,542
revenues

Research and               $  6,647,555     $  6,506,995     $  3,928,035      $  3,607,703      $ 3,356,120
Development Expenses

Net Income (loss)          $(14,215,763)    $ (5,653,086)    $ 56,068,771      $(11,407,444)     $(7,549,625)

Net income (loss)                 $(.22)           $(.09)            1.00              (.22)            (.17)
per common share

Weighted average             64,071,151       61,175,986       56,097,965        51,516,470       45,055,334
number of shares
outstanding  *


BALANCE SHEET DATA

Working capital            $ 37,863,029     $ 54,426,483     $ 62,659,470      $ (1,575,857)     $(4,498,911)
(deficit)

Total                      $ 97,648,168     $108,447,780     $106,690,561      $ 28,057,384      $27,949,122
assets

Long-term debt and         $ 24,821,834     $ 16,003,479     $  4,626,269      $  4,204,935      $ 4,274,420
obligations under
capital leases

Stockholders'              $ 59,303,773     $ 72,572,486     $ 73,245,262      $ 11,412,629      $29,394,096
equity

* Adjusted for stock dividend of Class A Non-voting Preferred Stock declared in October, 1995.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION.

INTRODUCTION.

     The Company was formed in 1978 to engage in the business of designing, manufacturing and selling MRI scanners. In 1997, the Company formed a wholly-owned subsidiary, Health Management Corporation of America ("HMCA"), formerly known as U.S. Health Management Corporation, in order to expand into the physician and diagnostic management services business.

     FONAR's principal MRI products are its QUAD 7000 and QUAD 12000 MRI scanners. Having received the necessary FDA approvals for its QUAD scanners, the Company believes it is in a position to aggressively seek new sales. The QUAD scanners are highly competitive and totally new non-claustrophobic scanners not previously available in the MRI market. At 0.6 Tesla field strength, the QUAD 12000 magnet is the highest field "Open MRI" in the industry, offering non-claustrophobic MRI together with high-field image quality for the first time. Among the Company's works-in-progress are the OR 360(TM), Open Sky MRI(TM) and Stand-Up MRI(TM), which share the fundamental technology of the QUAD scanners and also have a field strength of 0.6 Tesla. The Company expects vigorous sales from its new products. (See "Description of Business - Products, Works-in-Progress and Product Marketing.")

     As part of its scanner marketing program, the Company has attended the industry's annual trade show, RSNA (Radiological Society of North America) since 1995 and plans to do so again in November 1999. The Company believes that it is uniquely positioned to take advantage of the rapidly expanding "Open MRI" market, as the manufacturer of the only high-field "Open MRI" in the industry. The Company expects marked demand for its products since image quality increases as a direct proportion to magnetic field strength. In addition, the Company's new scanners provide improved image quality and high speed imaging at costs that are significantly less than the competition and more in keeping with the medical cost reduction demands being made by our national leaders on behalf of the public.

     HMCA generates revenues from providing comprehensive management services (including development, administration, accounting and billing and collection services) together with office space, medical equipment, supplies and non-medical personnel to its clients. Revenues are in the form of management and leasing fees. HMCA has completed five acquisitions since it was formed in March 1997.

     The first acquisition was of a group of companies engaged in the business of managing three diagnostic imaging centers and one multi-specialty practice in New York State (the "Affordable Companies"). The second acquisition was of Raymond V. Damadian, M.D. MR Scanning Centers Management Company ("RVDC"), a company owned by FONAR's principal stockholder, President and Chairman of the Board, Raymond V. Damadian. The business of RVDC, which is being continued by HMCA, was the management of MRI diagnostic imaging centers in New York, Florida, Georgia and other locations. The third acquisition was the acquisition of the business and assets of Central Health Management Co., LLC ("Central Health") a multi-specialty management service organization (MSO) in Yonkers, New York. The fourth acquisition was the acquisition of A & A Services, Inc. ("A & A"), an MSO managing four primary care practices in Queens County, New York, and the fifth acquisition was the acquisition of Dynamic Health Care Management, Inc. ("Dynamic"), an MSO managing three multi-specialty physician practices in Nassau and Suffolk Counties in New York.

     In   addition,   HMCA   sponsored   the   opening  of  and   manages  two
multi-specialty facilities. These facilities are located in Orlando, Florida and Elmhurst, New York.

     HMCA did not actively engage in business until after June 30, 1997, which was the effective date of its acquisitions of the Affordable Companies and RVDC. As separate businesses, the Affordable Companies had been engaged in business since 1994 and RVDC had been engaged in business since 1990. For financial statement presentation the results of operations, assets and liabilities of the Company and RVDC have been consolidated for prior periods. The Affordable Companies, Central Health, A & A and Dynamic, have been consolidated effective as of the dates of their respective acquisitions (June 30, 1997, January 23, 1998, March 20, 1998 and August 20, 1998, respectively).

     The Company has assessed and continues to assess the impact of the Year 2000 Issue (Y2K) on its financial reporting systems and operations. The Year 2000 Issue is the result of computer programs being written using two digits (rather than four) to define the applicable year. The Company has developed a plan to meet this issue. The Company has reviewed all in-house computer based systems. The MIS department is on schedule for updating or replacing older systems that are not Y2K compatible. The Company has also reviewed, tested and has started to change its existing customer base of MRI scanners. The Company expects that all computer based systems will be Y2K compliant in the last quarter of 1999. Based upon preliminary information, costs of addressing these items are currently not expected to have a material adverse impact on the Company's financial position.


RESULTS OF OPERATIONS. FISCAL 1999 COMPARED TO FISCAL 1998

     In fiscal 1999, the Company experienced a net loss of $14.2 million on revenues of $36.9 million as compared to net loss of $5.7 million on revenues of $27.6 million for fiscal 1998.

     Revenues attributable to the Company's physician and diagnostic management services segment (HMCA) increased to $31.3 million in fiscal 1999 from $21.1 million in fiscal 1998. Operating income of $3.1 million was recognized from the Company's physician and diagnostic management services in fiscal 1999, as compared to an operating income of $2.7 million in fiscal 1998.

     Revenues attributable to the Company's medical equipment segment declined to $6.5 million in fiscal 1999 from $7.8 million in fiscal 1998, reflecting lower sales volume in fiscal 1999. Results of operations for the medical equipment segment improved, however, from a loss of $20.3 million in fiscal 1998 to a loss of $18.7 million in fiscal 1999.

     As a result, the Company's consolidated operating loss improved to a loss of $15.6 million for fiscal 1999 from a loss of $17.6 million for fiscal 1998, a further improvement from the operating loss of $24.4 million for fiscal 1997.

     Other income of $8.6 million (principally the net proceeds from the Company's patent enforcement lawsuits) and investment income of $3.7 million were recognized by the Company in fiscal 1998 as compared to other income of approximately $1.0 million (principally the net proceeds from the Company's patent enforcement lawsuits) and investment income of $2.1 million in fiscal 1999.

     Costs of revenues and expenses increased from $45.1 million in fiscal 1998 to $52.6 million in fiscal 1999, reflecting principally the expansion of the Company's physician and diagnostic management services operations. Costs of revenue and expenses for the Company's physician and diagnostic management services increased to $21.8 million in fiscal 1999 from $13.7 million in fiscal 1998. Research and development expenses increased to $6.6 million in fiscal 1999 as compared to $6.5 million in fiscal 1998.

     Overall,  costs  of  revenues  and  expenses  for the  Company's  medical equipment segment, however, declined to $25.1 million in fiscal 1999 from $28.1 million in fiscal 1998 reflecting, most significantly, reductions in costs of product sales ($4.9 million in fiscal 1999 as compared to $7.8 million in fiscal 1998) and in general and administrative expenses ($7.7 million in fiscal 1999 as compared to $7.5 million in fiscal 1998) and costs of revenue ($8.5 million in fiscal 1999 as compared to $11.4 million in fiscal
1998).

     Revenues generated by sales of QUAD MRI scanners were $4.1 million (15% of total revenues) in fiscal 1998 and $2.6 million (7% of total revenues) in fiscal 1999. Revenues attributable to sales of the Company's Ultimate scanners during the same period were $0.00.

     Sales  of  Beta   scanners   were  $0.00  in  fiscal  1998  and  $430,000
(approximately 1% of total revenues) in fiscal 1999.

     Sales to affiliated parties represented approximately 0.4% ($150,000) of the Company's revenues in fiscal 1999, as compared to 0.3% ($100,000) of the Company's revenues in fiscal 1998.

     Gross profit margins on product sales to unrelated parties were negative (98%) in fiscal 1998 and negative (49%) in fiscal 1999. This reflected the losses on sales of the Company's QUAD scanners. The Company's strategy is to attempt to hold down the price of its QUAD scanners and to increase profitability by reducing manufacturing costs and increasing volume. The effectiveness of this strategy will not be discernible until higher sales volume for the Company's QUAD scanners is achieved.

     To reduce the cost of manufacturing its QUAD scanners, the Company expanded its manufacturing capacity in fiscal 1999 and 1998 by acquiring approximately $3.8 million and $1.4 million, respectively, worth of new capital equipment. In addition, the Company expanded its operating capacity by hiring additional personnel.

     Notwithstanding the Company's increased manufacturing activities, revenues attributable to the Company's medical equipment segment declined to approximately $6.5 million in fiscal 1999 from approximately $7.8 million in fiscal 1998. These trends reflected a decline in service revenue from $2.5 million in fiscal 1998 to $2.3 million in fiscal 1999 and a decrease in product sales in fiscal 1999 ($3.4 million) from fiscal 1998 ($3.9 million). The decline in service revenue reflects the retirement of old scanners by the Company's customers. The Company does not expect the decline in revenue to continue. The Company is enthusiastic about the future of its FONAR 360 product line and Stand-Up MRI scanners (See Works in Progress) which will bring a new plateau of "openness" to diagnostic MRI and a new frontier in surgery for performing surgical treatments using MRI images to guide surgery.

     Continuing its tradition as the originator of MRI, the Company remained committed to maintaining its position as the leading innovator of the industry through aggressive investing in research and development. In fiscal 1999 the Company continued its investment in the development of its new MRI scanners, together with software and upgrades, with an investment of $6,647,555 in research and development (none of which was capitalized) as compared to $6,506,995 (none of which was capitalized) in fiscal 1998. The research and development expenditure was approximately 102% of revenues attributable to the Company's medical equipment segment (and 18% of total revenues) in 1999 and $83.3% of medical equipment segment revenues in 1998 (and 23.6% of total revenues).

     The Company has continued its efforts to increase scanner sales in foreign countries as well as domestically. Based on sales to date, further indications of interest, meetings, sales trips abroad and negotiations, the Company is optimistic that foreign sales will continue to prove a significant source of revenue.

     The Company continued to benefit as a result of programs set in motion in fiscal 1989; namely strict cost containment initiatives and expanding the corporate business into a greater number of profitable enterprises within and related to the MRI and medical industries (e.g., physician and diagnostic management services, customer service, upgrades). As a result of this expansion, the percentage of the Company's revenue derived from sources other than scanner sales was approximately 90.9% for fiscal 1999 and 85.7% for fiscal 1998.

     During the fiscal year ended June 30, 1999, the Company realized income of approximately $1.0 million from the settlement of various legal disputes (essentially its patent infringement actions) as compared to approximately $8.6 million in fiscal 1998.

RESULTS OF OPERATIONS. FISCAL 1998 COMPARED TO FISCAL 1997

     In fiscal 1998, the Company experienced a net loss of $5.7 million on revenues of $27.6 million as compared to net income of $56.1 million on revenues of $17.6 million for fiscal 1997. As a result of HMCA's acquisitions, revenues attributable to the Company's physician and diagnostic management services segment (HMCA) increased dramatically, to $21.1 million in fiscal 1998 from $9.8 million in fiscal 1997. Operating income of $2.7 million was recognized from the Company's physician and diagnostic management services in fiscal 1998, as compared to a loss of $71,769 in fiscal 1997. Revenues attributable to the Company's medical equipment segment declined to $7.8 million in fiscal 1998 from $9.5 million, reflecting lower sales volume in fiscal 1998. Results of operations for the medical equipment segment improved, however, from a loss of $24.3 million in fiscal 1997 to a loss of $20.3 million in fiscal 1998. Other income of $8.6 million (principally the net proceeds from the Company's patent enforcement lawsuits) and investment income of $3.7 million were recognized by the Company in fiscal 1998 as compared to other income of $83.1 million (principally the net proceeds from the Company's patent enforcement lawsuits) and investment income of $385,500 in fiscal 1997.

     Costs of revenues and expenses increased from $42 million in fiscal 1997 to $45.1 million in fiscal 1998, reflecting the expansion of the Company's physician and diagnostic management services operations and an increase in research and development in the medical equipment segment. Costs of revenue and expenses for the Company's physician and diagnostic management services increased to $17.0 million in fiscal 1998 from $9.1 million in fiscal 1997. Research and development expenses increased to $6.5 million in fiscal 1998 as compared to $3.9 million in fiscal 1997.

     Overall, costs of revenues and expenses for the Company's medical equipment segment, however, declined to $28.1 million in fiscal 1998 from $34.4 million in fiscal 1997 reflecting, most significantly, reductions in general and administrative expenses ($7.5 million in fiscal 1998 as compared to $11.8 million in fiscal 1997) and costs of revenue ($11.4 million in fiscal 1998 as compared to $12.3 million in fiscal 1997).

     Net income for the Company for fiscal 1997 reflects the net income attributable to the award received by the Company in its patent litigation.

     Revenues generated by sales of QUAD MRI scanners were $4.8 million (approximately 27% of total revenues) in fiscal 1997 and $4.1 million (15% of total revenues) in fiscal 1998. Revenues attributable to sales of the Company's Ultimate scanners during the same period were $0.00.

     Sales of Beta scanners were $0.00 in fiscal 1997 and 1998.

     Sales to affiliated parties represented approximately 0.3% ($0.1 million) of the Company's revenues in fiscal 1998, as compared to approximately 4% ($0.7 million) in fiscal 1997.

     Gross profit margins on product sales to unrelated parties were negative (60%) in fiscal 1997 and negative (98%) in fiscal 1998. This reflected the losses on sales of the Company's QUAD scanners.

     To reduce the cost of manufacturing its QUAD scanners, the Company expanded its manufacturing capacity in fiscal 1998 by acquiring approximately $1.4 million worth of new capital equipment. In addition, the Company expanded its operating capacity by hiring additional personnel.

     Notwithstanding the Company's increased manufacturing activities, revenues attributable to the Company's medical equipment segment declined to approximately $7.8 million in fiscal 1998 from approximately $9.5 million in fiscal 1997. These trends reflected a decline in service revenue from $2.7 million in fiscal 1997 to $2.5 million in fiscal 1998 and a decrease in product sales in fiscal 1998 ($3.9 million) from fiscal 1997 ($5.2 million).

     In fiscal 1998 the Company continued its investment in the development of its new MRI scanners, together with software and upgrades, with an investment of $6,506,995 in research and development (none of which was capitalized) as compared to $3,928,035 ($108,809 of which was capitalized) in fiscal 1997. The research and development expenditure was approximately 83.3% of revenues attributable to the Company's medical equipment segment (and 23.6% of total revenues) in 1998 and $41.2% of medical equipment segment revenues in 1997 (and 22.3% of total revenues).

     During the fiscal year ended June 30, 1998, the Company realized income of approximately $8.6 million from the settlement of various legal disputes (essentially its patent infringement actions) as compared to approximately $83.1 million in fiscal 1997.

LIQUIDITY AND CAPITAL RESOURCES

     Cash and cash equivalents declined from $41.8 million at June 30, 1998 to $15.2 million at June 30, 1999. Principal uses of cash during fiscal 1999 included acquisitions in the amount of $2.7 million, capital expenditures of $4.8 million, payment of special dividends to shareholders of $3.9 million, repayment of indebtedness and capital lease obligations in the amount of $2.1 million, purchase of treasury stock of $197,000 and $12.4 million to fund the losses for the fiscal year.

     Marketable securities approximated $20.2 million as of June 30, 1999 as compared to $20.3 million as of June 30, 1998. During fiscal 1999, the Company realized a loss of approximately $153,930 on sales of equity securities. From June 30, 1998 to June 30, 1999 the Company reduced its investments in equity securities from approximately $11 million to $100,000 and increased its investments in U.S. government obligations from approximately $6.7 million to $11.0 million and in corporate and government agency bonds from approximately $2.6 million to $9.3 million. This has had the intended effect of reducing the volatility of the Company's investment portfolio.

     Cash  used  in  operating   activities   for  fiscal  1999   approximated
$12,421,000. Cash used in operating activities was attributable substantially to the funding of the net loss for fiscal 1999.

     Cash used in investing activities for fiscal 1999 approximated $7,553,000. The principal uses of cash in investing activities during fiscal 1999 consisted of cash used in connection with the acquisitions by HMCA of Dynamic Health Care Services Management, Inc. and Central Health Care Services Management Company, LLC of approximately $2,652,000 and expenditures for property and equipment of approximately $4,775,000.

     Cash used in financing activities for fiscal 1999 approximated $6,603,000. The principal uses of cash in financing activities during fiscal 1999 consisted of dividend distributions to stockholders and holders of minority interests approximating $4,308,000 and repayment of principal on long-term debt of approximately $2,098,000.

     Total liabilities increased since June 30, 1998 by approximately $2.5 million to approximately $38.3 million at June 30, 1999. The increase in liabilities from June 30, 1998 was attributable to approximately $9.4 million in new long-term debt incurred in connection with the acquisition of Dynamic Health Care Management, Inc. and Central Health Care Services Management Company, LLC, reduced by approximately $2.1 million of payments of principal on long-term debt and a net reduction of other liabilities of approximately $4.8 million.

     As at June 30, 1999, the Company's past due obligations consisted of approximately $1.4 million in past due taxes (various state taxes), and approximately $6,000 in other past due indebtedness. The Company is seeking to enter into payment plans with taxing authorities with respect to past due taxes and to restructure its other past due indebtedness.

     As of June 30, 1999, the Company had no unused credit facilities with banks or financial institutions.

     The Company's business plan currently includes an aggressive program for manufacturing and selling its new line of QUAD scanners which are achieving success in the marketplace. In addition the Company plans, through its subsidiary, Health Management Corporation of America, to develop and expand its physician and diagnostic management services) business (See "Description of Business").

     The Company believes its present financial resources are sufficient to achieve the sales, service and production levels necessary to support its operations.

     The Company has developed and begun to implement a new program to finance a portion of the purchase price of its scanners through a newly formed subsidiary, Fonar Acceptance Corporation, and to assist the customer in obtaining the remaining portion of its financing through an independent source or sources. The new program is intended to increase the overall profitability of the Company by assisting in the sale of scanners and participating in the profits derived from financing those sales.

     Advances and notes to affiliates and related parties increased by approximately $100,000 from June 30, 1998 to June 30, 1999. As these are long-term assets, they tend to reduce the Company's liquidity.

     There were no past due receivables and lease payments from affiliates as at June 30, 1999 and June 30, 1998.

     Capital expenditures for each of fiscal 1999 and 1998 approximated $5.5 million and $4.2 million, respectively, and substantially consisted of office and production equipment.

     The Company's business plan initiated in September 1989, had as its objective the enhancement and stabilization of revenue streams through the generation of additional income from its installed base of scanners and leasing programs. In addition, the Company instituted strict cost containment programs. While continuing to focus on new sources of income, the Company now has commenced aggressive sales and manufacturing of its new generation of Open MRI scanners and is reemphasizing MRI Scanner sales. In addition, the Company is enhancing its revenue by entering into the physician and diagnostic management services business through its new subsidiary, HMCA.

     Cost containment  programs continue in force  notwithstanding an increase in costs and expenses resulting from increased manufacturing activity and marketing of its MRI scanners and the expansion of HMCA's physician and diagnostic management services business. These programs, which include increasing the portion of manufacturing conducted on the Company's premises, have enabled the Company to achieve significantly lower manufacturing costs than would have otherwise been experienced in the production of its QUAD scanners. This has enabled the Company to pass on to customers a much needed reduction in the sales price of MRI scanners.

     The Company's plan calls for a continuing emphasis on providing its customers with enhanced equipment service and maintenance capabilities and delivering state-of-the-art, innovative and high quality equipment upgrades at competitive prices. Fees for on-going service and maintenance from the Company's installed base of scanners were $2.5 million for the year ended June 30, 1998 and $2.3 million for the year ended June 30, 1999 (transactions between the Company and its subsidiaries are eliminated in the consolidation). The Company will continue to aggressively develop and market upgrades and enhancements for previously installed scanners.

     The Company's working capital surplus as of June 30, 1999 approximates $37.9 million, as compared to a working capital surplus of $54.4 million as of June 30, 1998.

     The change in the Company's working capital position resulted primarily from its investments in new equipment ($5.5 million), the cash portions of the purchase prices for its acquisitions ($2.7 million) and its overall operating losses, notwithstanding a decrease in its current liabilities of $4.3 million ($17.8 million as at June 30, 1999 as compared to $22.1 million as at June 30, 1998.

     The Company believes that the above mentioned financial resources will provide the cash flows needed to achieve the sales, service and production levels necessary to support its operations. In addition, the Company is exploring other financing alternatives which may become available as the success of the previously described programs accelerates.

STOCKHOLDER LITIGATION.

     In June 1995, one of the Company's stockholders commenced an action in the Delaware Court of Chancery against FONAR and its directors, alleging breaches of fiduciary duties by the defendants for adopting the recapitalization plan (Horace Rubenstein, Individually and on Behalf of All Others Similarly Situated v. Raymond V. Damadian et al.) The action was brought derivatively, on behalf of FONAR and as a class action on behalf of the public holders of FONAR's Common Stock. FONAR and its directors answered the complaint and vigorously denied any wrongdoing or liability.

     The parties reached a settlement agreement, which was approved by the Court of Chancery on April 29, 1997. The settlement was revised and approved by the Court on March 2, 1998. The settlement increased the dividends payable on the Company's Common Stock and Class A Non-voting Preferred Stock from the proceeds of its patent litigation.

     The three percent (3%) dividend originally payable on the Common Stock of any awards collected by the Company on its Cancer Detection Patent (U.S. Patent No. 3,789,832) was increased to 3 1/4% of the first $10 million collected, 4 1/2% of the next $20 million collected and 5 1/2% of any additional amounts collected of any such cash award. The 3% dividend originally payable on the Class A Non-voting Preferred Stock of any awards on the other four patents asserted in the litigation against General Electric Company and Hitachi Ltd., including the Company's Multi-Angle Oblique Imaging Patent, was similarly increased and extended to any patent litigation seeking to enforce those patents commenced prior to November 29, 1997.

     In addition, the Company issued 2,231,689.6 shares of Fonar Common Stock to holders of record of its Common Stock as of October 20, 1995 (the record date for determining the stockholders entitled to receive the Class A Non-voting Preferred Stock). The settlement agreement further provided that there would be no further recapitalizations increasing Dr. Damadian's voting control for a period of 5 years without the consent of a majority of the holders of the Company's Common Stock, and Dr. Damadian agreed to share with the holders of the Common Stock any "control premium" he might receive in connection with the sale by him of Class B or Class C Common Stock during a five year period.

     The dividends were paid according to a schedule of installments set forth in the settlement agreement, as revised. These first installments (comprising one-half of the total) were paid in May 1998 and the second, third and fourth installments (each comprising one-sixth of the total) were paid in September 1998, December 1998 and March 1999, respectively.

ITEM 7A.  QUALITATIVE AND QUANTITATIVE DISCLOSURES ABOUT MARKET RISK.

     The Company is exposed to equity price risks on the marketable equity securities included in its portfolio of investments. As at June 30, 1999, equity securities and mutual funds composed of equity securities had a fair value of $99,500.

     The Company's investments in equity securities consist of common stock traded in the major United States security markets. Approximately 100% of the Company's investment in equity securities is composed of United States based companies. The Company's portfolio of common stock is not concentrated in any particular industry. Common stock prices are sensitive to changes in interest rates and economic changes. The Company anticipates the future fair value of its investment in common stock will closely follow the movement of the major United States security markets.

     The Company also invests in fixed rate instruments. None of the fixed rate instruments in which the Company invests extend beyond June 30, 2005. Below is a tabular presentation of the maturity profile of the fixed rate instruments held by the Company at June 30, 1999.

                           INTEREST RATE SENSITIVITY
                     PRINCIPAL AMOUNT BY EXPECTED MATURITY
                        WEIGHTED AVERAGE INTEREST RATE

     Date         Investments in Fixed Rate       Weighted Average
                         Instruments               Interest Rate

    6/30/00               $8,198,935                   5.0%
    6/30/01                5,100,000                   5.1%
    6/30/02                2,320,000                   5.1%
    6/30/03                3,207,000                   6.0%
    6/30/04                1,547,000                   5.9%
    6/30/05                  100,000                   6.6%

Total:                   $20,472,935

Fair Value
at 6/30/99:              $20,098,198

     All of the Company's revenue, expense and capital purchasing activities are transacted in United States dollars.

     See Note 11 to the Company's Financial Statements for information on long term debt.

Item 8.

                   FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

                       FONAR CORPORATION AND SUBSIDIARIES

            INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES

                                                                  Page No.
                                                                  -------

INDEPENDENT AUDITORS' REPORT                                         F-2

CONSOLIDATED BALANCE SHEETS                                       F-3 - F-5
  At June 30, 1999 AND 1998

CONSOLIDATED STATEMENTS OF OPERATIONS                                F-6
  For the Three Years Ended June 30, 1999, 1998 and 1997

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY                   F-7 - F-12
  For the Three Years Ended June 30, 1999, 1998 and 1997

CONSOLIDATED STATEMENTS OF CASH FLOWS                            F-13 - F-14
  For the Three Years Ended June 30, 1999, 1998 and 1997

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                       F-15 - F-59

SELECTED FINANCIAL DATA                                              (*)
  For the Five Years Ended June 30, 1999

    (*)  Included in Part II, Item 6 of the Form.


Information required by other schedules called for under Regulation S-X is either not applicable or is included in the consolidated financial statements or notes thereto.

                         INDEPENDENT AUDITORS' REPORT
                         ----------------------------

To the Board of Directors
FONAR Corporation and Subsidiaries

We have audited the accompanying consolidated balance sheets of FONAR Corporation and Subsidiaries as at June 30, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended June 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of FONAR Corporation and Subsidiaries at June 30, 1999 and 1998, and the consolidated results of their operations and cash flows for each of the years in the three-year period ended June 30, 1999, in conformity with generally accepted accounting principles.

During each of the years in the three-year period ended June 30, 1999, a significant portion of the Company's revenues was from related parties (see Notes 2, 3, 5 and 19).

                                               TABB, CONIGLIARO & McGANN, P.C.

New York, New York
September 24, 1999

                       FONAR CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS



                                     ASSETS
                                    --------
                                                          June 30,
                                                -----------------------------
                                                     1999           1998
 Current Assets                                 ------------     ------------
  Cash and cash equivalents                     $ 15,175,804     $ 41,751,704
  Marketable securities                           20,197,698       20,251,832
  Accounts receivable, net                        13,936,734        9,877,347
  Costs and estimated earnings in
    excess of billings on
    uncompleted contracts                          1,463,450          833,615
  Inventories                                      4,237,778        3,513,622
  Prepaid expenses and other current assets          701,433          285,965
                                                ------------     ------------
     Total Current Assets                         55,712,897       76,514,085

Restricted Cash                                    5,000,000        5,000,000

Property and Equipment - Net                      11,442,493        9,102,239

Advances  and Notes to Related  Parties,
  Net of  discounts  and  allowance  for
  doubtful accounts of $904,000 at June 30,
  1999 and 1998                                    1,434,689        1,350,114

Notes Receivable, Net of allowance for
  doubtful accounts of $477,456 at June
  30, 1999 and 1998                                   24,796           65,751

Excess of Cost  Over Net  Assets  of
  Businesses  acquired,  Net of  accumulated
  amortization of $1,498,166 and $272,224 at
  June 30, 1999 and 1998, respectively            22,875,683       14,745,555

Other Intangible Assets, Net                         888,992        1,161,601

Other Assets                                         268,618          508,435
                                                ------------     ------------
     Total Assets                               $ 97,648,168     $108,447,780
                                                ============     ============

See accompanying notes to consolidated financial statements.

                      FONAR CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS



                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------
                                                           June 30,
                                                -----------------------------
                                                     1999            1998
                                                ------------     ------------

CURRENT LIABILITIES
  Current portion of debt and capital leases      $4,474,293       $2,443,326
  Accounts payable                                 2,401,926        2,029,552
  Other current liabilities                        9,920,991       11,256,159
  Dividends payable                                    -            3,909,366
  Customer advances                                   95,518          669,731
  Billings in excess of costs and estimated
    earnings on uncompleted contracts                  -               31,032
  Income taxes payable                               957,140          954,642
  Deferred income taxes                                -              793,794
                                                ------------     ------------
     TOTAL CURRENT LIABILITIES                    17,849,868       22,087,602
                                                ------------     ------------

LONG-TERM DEBT AND CAPITAL LEASES, Less
  current maturities                              20,347,541       13,560,153

OTHER LIABILITIES                                    131,629          113,663
                                                ------------     ------------
                                                  20,479,170       13,673,816
                                                ------------     ------------
MINORITY INTEREST                                     15,357          113,876
                                                ------------     ------------

COMMITMENTS, CONTINGENCIES AND OTHER
  MATTERS (Notes 1, 2, 3, 5, 10, 11,
12, 14, 17 and 19)

See accompanying notes to consolidated financial statements.

                      FONAR CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS



                     LIABILITIES AND STOCKHOLDERS' EQUITY
                     ------------------------------------
                                  (Continued)

                                                          June 30,
                                                -----------------------------
                                                    1999             1998
                                                ------------     ------------

STOCKHOLDERS' EQUITY
  Common stock - $.0001 par value;  authorized
    - 60,000,000  shares;  issued and
    outstanding - 53,793,042 and 52,954,465
    shares at June 30, 1999 and 1998,
    respectively                                    $  5,378         $  5,294
  Class B common stock (10 votes per share) -
    $.0001 par value;  authorized - 4,000,000
    shares;  issued and outstanding - 5,211
    and 5,411 shares at June 30, 1999 and 1998,
    respectively                                       -                -
  Class C common stock (25 votes per share) -
    $.0001 par value; authorized - 10,000,000
    shares; issued and outstanding - 9,562,824
    shares at June 30, 1999 and 1998                     956              956
  Class A non-voting preferred stock - $.0001
    par value; authorized - 8,000,000 shares;
    issued and outstanding - 7,836,286 shares
    at June 30, 1999 and 1998                            784              784
  Preferred stock - $.001 par value;
    authorized - 10,000,000 shares; issued
    and outstanding - none                             -                -
  Paid-in capital in excess of par value          95,385,863       94,502,717
  Accumulated other comprehensive income            (203,106)         (42,296)
  Accumulated deficit                            (33,860,837)     (19,645,074)
  Notes receivable from stockholders              (1,226,148)      (1,854,450)
  Unearned compensation                             (206,878)           -
  Treasury stock - 205,864 and 108,864 shares
    of common stock at June 30, 1999 and 1998,
    respectively                                    (592,239)        (395,445)
                                                ------------     ------------
    TOTAL STOCKHOLDERS' EQUITY                    59,303,773       72,572,486
                                                ------------     ------------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY  $ 97,648,168     $108,447,780
                                                ============     ============




See accompanying notes to consolidated financial statements.

                      FONAR CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS



                                               For the Years Ended June 30,
                                        ---------------------------------------
                                           1999          1998          1997
                                        -----------   -----------   -----------
REVENUES
 Product sales - net                    $ 3,380,467   $ 3,937,726   $ 5,177,346
 Service and repair fees - net            2,301,488     2,520,637     2,686,048
 Management and other fees -
   related parties - net                 31,263,089    21,095,994     9,769,672
                                        -----------   -----------   -----------
    TOTAL REVENUES - Net                 36,945,044    27,554,357    17,633,066
                                        -----------   -----------   -----------
COSTS AND EXPENSES
 Costs related to product sales           4,931,803     7,800,569     8,277,945
 Costs related to service and
   repair fees                            2,697,695     2,373,808     2,202,120
 Costs related to management and
   other fees - related parties          21,762,184    13,667,467     7,948,509
 Research and development                 6,647,555     6,506,995     3,928,035
 Selling, general and administrative     14,383,842    12,489,539    15,643,048
 Provision for bad debts                    628,836       929,786     3,608,062
 Compensatory element of stock
   issuances                                275,242     1,108,362       407,052
 Amortization of excess of cost over
   net assets of businesses acquired      1,225,942       272,224         -
                                        -----------   -----------   -----------
   TOTAL COSTS AND EXPENSES              52,553,099    45,148,750    42,014,771
                                        -----------   -----------   -----------
LOSS FROM OPERATIONS                    (15,608,055)  (17,594,393)  (24,381,705)

Interest expense                         (2,051,290)     (728,327)     (311,900)
Investment income                         2,110,780     3,708,938       385,500
Other income, principally gain on
  litigation awards                       1,043,119     8,610,035    83,099,685
Minority interests in (income)
  loss of partnerships                     (300,235)     (146,890)      227,191
                                        -----------   -----------   -----------
(LOSS) INCOME BEFORE PROVISION FOR
  TAXES                                 (14,805,681)   (6,150,637)   59,018,771

PROVISION (BENEFIT) FOR INCOME TAXES       (589,918)     (497,551)    2,950,000
                                        -----------   -----------   -----------
NET (LOSS) INCOME                     $ (14,215,763)  $(5,653,086)  $56,068,771
                                        ===========   ===========   ===========

BASIC AND DILUTED NET (LOSS) INCOME
  PER SHARE                                   $(.22)        $(.09)        $1.00
                                              =====         =====         =====
WEIGHTED AVERAGE NUMBER OF SHARES
  OUTSTANDING                            64,071,151    61,175,986    56,097,965
                                         ==========    ==========    ==========

See accompanying notes to consolidated financial statements.

                      FONAR CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                       FOR THE YEAR ENDED JUNE 30, 1999

                                                                            Class A
                                                                              Non-       Paid-in                         Notes
                                 Per     Class A Common Stock    Class C     Voting    Capital in       Treasury       Receivable
                                Share    --------------------    Common    Preferred    Excess of         Stock           from
                                Amount     Shares     Amount      Stock      Stock     Par Value         Amount       Stockholders
                                ------   ----------  --------    --------  ---------   -----------     ----------     ------------
Balance - June 30, 1998         $  -     52,954,465  $  5,294    $    956  $    784    $94,502,717     $ (395,445)    $(1,854,450)

Net loss                           -          -         -           -          -             -              -               -

Other comprehensive income,
      net of tax:
    Unrealized losses on
      securities arising
      during the year, net
      of tax                       -          -         -           -          -             -              -               -
    Less: Reclassification
      adjustment for losses
      included in net loss         -          -         -           -          -             -              -               -

Purchase of common stock          2.03        -         -           -          -             -           (196,794)          -
Stock issued to employees
  under stock bonus plans         1.54      161,180        16       -          -           206,267          -               -
Issuance of stock in
  settlement of liabilities        -        463,161        47       -          -           664,609          -               -
Shares returned in
  cancellation of notes
  receivable                       -       (190,000)      (19)      -          -          (539,357)         -             539,376
Issuance of stock under
  consulting contracts            1.37      202,018        20       -          -           275,817          -               -
Issuance of stock for
  acquisition of Central
  Health Care                     1.37      202,018        20       -          -           275,810          -               -
Net change in notes
  receivable from
  stockholders                     -          -         -           -          -             -              -              88,926
Amortization of unearned
  compensation                     -          -         -           -          -             -              -               -
Conversion of Class B
  common stock to Class A
  common stock                     -            200     -           -          -             -              -               -
                                         ----------  --------    -------- ---------    -----------     ----------     ------------
BALANCE - JUNE 30, 1999                  53,793,042  $  5,378    $    956  $    784    $95,385,863     $ (592,239)    $(1,226,148)
                                         ==========  ========    ======== =========    ===========     ==========     ============

See accompanying notes to consolidated financial statements.

                      FONAR CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                       FOR THE YEAR ENDED JUNE 30, 1999

                                                      Accumulated
                                                         Other                                             Comprehensive
                                     Unearned        Comprehensive    Accumulated                             Income
                                   Compensation         Income          Deficit             Total             (Loss)
                                   ------------      -------------    ------------       -----------       -------------
Balance - June 30, 1998            $    -            $   (42,296)     $(19,645,074)      $72,572,486

Net loss                                -                  -           (14,215,763)      (14,215,763)      $(14,215,763)

Other comprehensive income,
      net of tax:
    Unrealized losses on
      securities arising
      during the year, net
      of tax                            -               (194,647)            -              (194,647)          (194,647)
    Less: Reclassification
      adjustment for losses
      included in net loss              -                 33,837             -                33,837             33,837

Purchase of common stock                -                  -                 -              (196,794)
Stock issued to employees
  under stock bonus plans               -                  -                 -               206,283
Issuance of stock in
  settlement of liabilities             -                  -                 -               664,656
Shares returned in
  cancellation of notes
  receivable                            -                  -                 -                 -
Issuance of stock under
  consulting contracts                (275,837)            -                 -                 -
Issuance of stock for
  acquisition of Central
  Health Care                           -                  -                 -               275,830
Net change in notes
  receivable from
  stockholders                          -                  -                 -                88,926
Amortization of unearned
  compensation                          68,959             -                 -                68,959
Conversion of Class B
  common stock to Class A
  common stock                          -                  -                 -                 -
                                   -----------       -----------      ------------       -----------       ------------
BALANCE - JUNE 30, 1999            $  (206,878)      $  (203,106)     $(33,860,837)      $59,303,773       $(14,376,573)
                                   ===========       ===========      ============       ===========       ============

See accompanying notes to consolidated financial statements.
                                      F-8

                      FONAR CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                       FOR THE YEAR ENDED JUNE 30, 1998

                                                                               Class A
                                                                                 Non-         Paid-in                      Notes
                               Per         Class A Common Stock     Class C     Voting      Capital in      Treasury    Receivable
                              Share      ----------------------     Common     Preferred     Excess of       Stock         from
                              Amount       Shares       Amount       Stock       Stock       Par Value       Amount    Stockholders
                              ------     ----------    --------    ---------   ---------    -----------    ----------  ------------
Balance - June 30, 1997       $  -       49,133,422    $  4,913    $    956    $    785     $90,640,637    $(395,445)   $(1,918,596)

Net loss                         -            -            -           -           -              -            -              -

Other comprehensive income,
     net of tax:
   Unrealized gains on
     securities, net of tax      -            -            -           -           -              -            -              -
Stock issued to employees
  under 1995 stock bonus
  plan                          2.96        400,430          40        -           -          1,184,838        -              -
Shares issued under 1993
  incentive stock option
  plan                          3.00        153,170          15        -           -            459,495        -              -
Issuance of stock under
  1986 incentive stock
  option plan                    .37          3,125           1        -           -              1,171        -              -
Issuance of stock in
  settlement of liabilities     2.75        236,345          23        -           -            650,641        -              -
Shares issued under 1997
  non-statutory plan             -            2,600           1        -           -             19,836        -              -
Issuance of stock under
  consulting contracts          2.79        223,030          22        -           -            622,754        -              -
Additional consideration
  related to acquisition
  of Affordable
  Diagnostics, Inc.             1.60        576,000          57        -           -            923,385        -              -
Issuance of stock in
  substitution for
  4,909,767 warrants             -        2,226,343         222        -           -                (40)       -              -
Net change in notes
  receivable from
  stockholders                   -            -            -           -           -              -            -             64,146
Amortization of unearned
  compensation                   -            -            -           -           -              -            -              -
Class A preferred stock
  retired                        -            -            -           -             (1)          -            -              -
                                         ----------    --------    ---------   ---------    -----------    ----------   -----------

BALANCE - JUNE 30, 1998                  52,954,465    $  5,294    $    956    $    784     $94,502,717    $(395,445)   $(1,854,450)
                                         ==========    ========    =========   =========    ===========    ==========   ===========

See accompanying notes to consolidated financial statements.
                                      F-9

                      FONAR CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                       FOR THE YEAR ENDED JUNE 30, 1998

                                                       Accumulated
                                                          Other                                            Comprehensive
                                      Unearned        Comprehensive    Accumulated                             Income
                                    Compensation         Income          Deficit            Total              (Loss)
                                    ------------      -------------    ------------       -----------      -------------

Balance - June 30, 1997             $(1,096,000)      $      -         $(13,991,988)      $73,245,262

Net loss                                  -                  -           (5,653,086)       (5,653,086)     $ (5,653,086)

Other comprehensive income,
     net of tax:
   Unrealized gains on
     securities, net of tax               -                (42,296)           -               (42,296)          (42,296)
Stock issued to employees
  under 1995 stock bonus
  plan                                    -                  -                -             1,184,878
Shares issued under 1993
  incentive stock option
  plan                                    -                  -                -               459,510
Issuance of stock under
  1986 incentive stock
  option plan                             -                  -                -                 1,172
Issuance of stock in
  settlement of liabilities               -                  -                -               650,664
Shares issued under 1997
  non-statutory plan                      -                  -                -                19,837
Issuance of stock under
  consulting contracts                    -                  -                -               622,776
Additional consideration
  related to acquisition
  of Affordable
  Diagnostics, Inc.                       -                  -                -               923,442
Issuance of stock in
  substitution for
  4,909,767 warrants                      -                  -                -                   182
Net change in notes
  receivable from
  stockholders                            -                  -                -                64,146
Amortization of unearned
  compensation                        1,096,000              -                -             1,096,000
Class A preferred stock
  retired                                 -                  -                -                    (1)
                                    -----------       ------------     ------------       -----------      ------------

BALANCE - JUNE 30, 1998             $     -             $  (42,296)    $(19,645,074)      $72,572,486      $ (5,695,382)
                                    ===========       ============     ============       ===========      ============

See accompanying notes to consolidated financial statements.

                      FONAR CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                       FOR THE YEAR ENDED JUNE 30, 1997

                                                                                                                    Class A
                                                         Class A            Class B             Class C            Non-Voting
                                                       Common Stock       Common Stock       Common Stock        Preferred Stock
                                        Per Share  --------------------  --------------   ------------------   ------------------
                                          Amount     Shares     Amount   Shares   Amount    Shares    Amount     Shares    Amount
                                        ---------  ----------  --------  -------  ------  ---------  -------   ---------  -------
Balance - June 30, 1996                 $   -      42,871,751  $  4,287   5,411   $ -     9,562,824  $   956   7,855,627  $   785

Shares issued as follows:
  Stock bonus to employees (measured
  at the average quoted market price
  on the award dates)                       2.56      159,025        16    -        -         -         -          -         -
  Under incentive stock option plan         2.09      259,375        26    -        -         -         -          -         -

Shares issued under non-statutory plans     2.46    2,100,000       210    -        -         -         -          -         -

Issuance of stock in settlement of
  liabilities                               2.49      579,271        58    -        -         -         -          -         -

Issuance of stock under stock bonus
  plans                                     2.38    1,000,000       100    -        -         -         -          -         -

Issuance of stock under consulting
  contracts                                 2.74      400,000        40    -        -         -         -          -         -

Issuance of stock for acquisition of
  Affordable Diagnostics, Inc.              2.06    1,764,000       176    -        -         -         -          -         -

Net change in notes receivable from
  stockholders                             -            -          -       -        -         -         -          -         -

Dividend - common stock                      .05        -          -       -        -         -         -          -         -

Dividend - Class A preferred stock           .65        -          -       -        -         -         -          -         -

Net income                                              -          -       -        -         -         -          -         -
                                                   ----------  --------  -------  ------  ---------  -------   ---------  -------

BALANCE - JUNE 30, 1997                            49,133,422  $  4,913   5,411   $ -     9,562,824  $   956   7,855,627  $   785
                                                   ==========  ========  =======  ======  =========  =======   =========  =======

See accompanying notes to consolidated financial statements.

                      FONAR CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                       FOR THE YEAR ENDED JUNE 30, 1997

                                             Paid-in                                  Notes
                                            Capital in       Treasury Stock        Receivable
                                            Excess of    ---------------------        from         Unearned      Accumulated
                                            Par Value     Shares      Amount      Stockholders   Compensation      Deficit
                                           -----------   --------   ----------    ------------   ------------    -------------
Balance - June 30, 1996                    $75,985,245    108,864   $ (395,445)   $(1,760,281)   $     -         $(62,422,918)

Shares issued as follows:
  Stock bonus to employees (measured
  at the average quoted market price
  on the award dates)                          407,036        -          -             -               -               -
  Under incentive stock option plan            543,334        -          -             -               -               -

Shares issued under non-statutory plans      5,159,166        -          -             -               -               -

Issuance of stock in settlement of
  liabilities                                1,444,464        -          -             -               -               -

Issuance of stock under stock bonus
  plans                                      2,375,296        -          -             -               -               -

Issuance of stock under consulting
  contracts                                  1,095,960        -          -             -          (1,096,000)          -

Issuance of stock for acquisition of
  Affordable Diagnostics, Inc.               3,630,136        -          -             -               -               -

Net change in notes receivable from
  stockholders                                  -             -          -           (158,315)         -               -

Dividend - common stock                         -             -          -             -               -           (2,551,146)

Dividend - Class A preferred stock              -             -          -             -               -           (5,086,695)

Net income                                      -             -          -             -               -           56,068,771
                                           -----------   --------   ----------    ------------   ------------     ------------

BALANCE - JUNE 30, 1997                    $90,640,637    108,864   $ (395,445)   $(1,918,596)   $(1,096,000)    $(13,991,988)
                                           ===========   ========   ==========    ============   ============    =============

See accompanying notes to consolidated financial statements.

                      FONAR CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                            For the Years Ended June 30,
                                     ------------------------------------------
                                         1999           1998           1997
                                     ------------   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net (loss) income                  $(14,215,763)  $ (5,653,086)  $ 56,068,771
  Adjustments to reconcile net (loss)
   income to net cash provided by
   (used in) operating activities:
     Minority interest in income
       (loss) of partnerships             300,235        146,890       (227,191)
     Depreciation and amortization      4,657,819      2,917,603      2,023,465
     Gain on sale of equipment            (53,573)         -              -
     Imputed interest on deferred
       payment obligations                482,716         27,000          -
     Provision for bad debts              628,836        929,786      3,608,027
     Compensatory element of stock
       issuances                          275,242      1,108,362        407,052
     Stock issued in settlement of
       current liabilities                664,656        639,715      1,444,522
     Writedown of deferred patent
       litigation costs                     -              -          2,366,200
     Deferred income taxes               (793,794)    (2,500,000)     2,850,000
     (Increase) decrease in operating
       assets, net:
         Receivable from litigation
           award                            -         77,223,460    (77,223,460)
         Accounts and notes receivable (2,747,268)    (3,911,903)      (891,793)
         Costs and estimated earnings
           in excess of billings on
           uncompleted contracts         (629,835)      (814,750)      (482,410)
         Inventories                     (724,156)       (73,113)       638,735
         Prepaid expenses and other
           current assets                (415,468)       123,708        515,504
         Other assets                     239,817       (270,830)       (33,687)
         Receivables and advances to
           related parties                 65,425        578,511        681,232
         Increase (decrease) in
           operating liabilities, net:
             Accounts payable             372,374       (175,483)      (320,501)
             Other current liabilities     56,758     (1,998,835)     5,114,858
             Customer advances           (574,213)       (94,671)      (169,202)
             Billings in excess of
               costs and estimated
               earnings on uncompleted
               contracts                  (31,032)      (161,900)        22,924
             Other liabilities             17,966         12,722        (39,982)
             Income taxes payable           2,498        802,449          -
                                     ------------   ------------   ------------
          NET CASH (USED IN) PROVIDED
            BY OPERATING ACTIVITIES   (12,420,760)    68,855,635     (3,646,936)
                                     ------------   ------------   ------------

See accompanying notes to consolidated financial statements.
                                     F-13

                      FONAR CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                              For the Years Ended June 30,
                                        ---------------------------------------
                                           1999          1998          1997
                                        -----------  ------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Investment in marketable securities   $  (106,676) $(20,294,129) $     -
  Expenditures for acquisitions          (2,651,665)   (4,025,000)       -
  Purchases of property and equipment,
    net of capital  lease  obligations
    of $741,663, $1,391,304 and
    $227,665 for the years ended June
    30, 1999, 1998 and 1997,
    respectively                         (4,774,603)   (2,785,795)   (1,256,203)
  Cost of capitalized software
    development                               -             -          (108,809)
  Cost of patents and copyrights            (19,686)      (19,114)     (162,297)
                                        -----------  ------------  ------------
      NET CASH USED IN INVESTING
       ACTIVITIES                        (7,552,630)  (27,124,038)   (1,527,309)
                                        -----------  ------------  ------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from bank borrowings               -         5,000,000         -
  Restricted cash for collateral of
    bank loan                                 -        (5,000,000)        -
  Repayment of borrowings and capital
    lease obligations                    (2,097,596)   (2,260,424)     (745,245)
  Proceeds from exercise of stock
    options and warrants                      -             1,353         3,516
  Repayments of notes receivable in
    connection with shares issued
    under stock option and bonus plans        -           600,493     7,916,307
  Dividends paid                         (3,909,366)   (3,945,701)        -
  Purchase of common stock                 (196,794)        -             -
  Distributions to holders of
    minority interests                     (398,754)     (237,114)        -
                                        -----------  ------------  ------------
      NET CASH (USED IN) PROVIDED BY
        FINANCING ACTIVITIES             (6,602,510)   (5,841,393)    7,174,578
                                        -----------  ------------  ------------

(DECREASE) INCREASE IN CASH             (26,575,900)   35,890,204     2,000,333

CASH - BEGINNING OF YEAR                 41,751,704     5,861,500     3,861,167
                                        -----------  ------------  ------------
CASH - END OF YEAR                      $15,175,804  $ 41,751,704  $  5,861,500
                                        ===========  ============  ============

See accompanying notes to consolidated financial statements.

                      FONAR CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1999

NOTE 1  - DESCRIPTION OF BUSINESS

          FONAR   Corporation   (the  "Company"  or  "FONAR")  is  a  Delaware
          corporation which was incorporated on July 17, 1978. FONAR is engaged in the research, development, production and marketing of medical scanning equipment which uses principles of Magnetic Resonance Imaging ("MRI") for the detection and diagnosis of human diseases. In addition to deriving revenues from the direct sale of MRI equipment, revenue is also generated from its installed base of customers through its service and upgrade programs.

          Health Management Corporation of America ("HMCA") was organized by the Company in March 1997 as a wholly-owned subsidiary in order to enable the Company to expand into the business of providing comprehensive management services to physicians' practices and other medical providers, including diagnostic imaging centers and ancillary services. The services to be provided by the Company include development, administration, leasing of office space, facilities and medical equipment, provision of supplies, staffing and supervision of non-medical personnel, legal services, accounting, billing and collection and the development and implementation of practice growth and marketing strategies.

          HMCA entered the physician and diagnostic management services business through the consummation of two acquisitions effective June 30, 1997, two acquisitions, which were consummated during fiscal 1998, and one acquisition consummated in August of 1998. The acquired companies in all cases were actively engaged in the business of managing medical providers. The medical providers are diagnostic imaging centers, principally MRI scanning centers, multi-specialty practices and primary care practices.

NOTE 2  - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          Principles of Consolidation
          ---------------------------

          The consolidated financial statements include the accounts of FONAR Corporation, its majority and wholly-owned subsidiaries/ partnerships and its proportionate share in the accounts of all joint ventures. All significant intercompany accounts and transactions have been eliminated in consolidation.

                      FONAR CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1999

NOTE 2  - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

          Use of Estimates
          ----------------

          The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities in the consolidated financial statements and accompanying notes. The most significant estimates relate to contractual and other allowances, income taxes, contingencies and the useful lives of equipment. In addition, healthcare industry reforms and reimbursement practices will continue to impact the Company's operations and the determination of contractual and other allowance estimates. Actual results could differ from those estimates.

          Investment in Marketable Securities
          -----------------------------------

          The Company accounts for its investments using Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in debt and Equity Securities" ("SFAS No. 115"). This standard requires that certain debt and equity securities be adjusted to market value at the end of each accounting period. Unrealized market value gains and losses are charged to earnings if the securities are traded for short-term profit. Otherwise, such unrealized gains and losses are charged or credited to comprehensive income.

          Management determines the proper classifications of investments in obligations with fixed maturities and marketable equity securities at the time of purchase and reevaluates such designations as of each balance sheet date. At June 30, 1999, all securities covered by SFAS No. 115 were designated as available for sale. Accordingly, these securities are stated at fair value, with unrealized gains and losses reported in comprehensive income. Realized gains and losses on sales of investments, as determined on a specific identification basis, are included in the Consolidated Statement of Operations.

          Inventories
          -----------

          Inventories consist of purchased parts, components and supplies, as well as work-in-process, and are stated at the lower of cost (materials, labor and overhead determined on the first-in, first-out method) or market.

                      FONAR CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1999

NOTE 2  - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

          Investments in Joint Ventures and Limited Partnerships
          ------------------------------------------------------

          The minority interests in the equity of consolidated joint ventures and limited partnerships, which are not material, are reflected in the accompanying consolidated financial statements. Investments by the Company in joint ventures and limited partnerships over which the Company can exercise significant influence but does not control are accounted for using the equity method.

          The Company suspends recognition of its share of joint ventures losses in entities in which it holds a minority interest when its investment is reduced to zero. The Company does not provide for additional losses unless, as a partner or joint venturer, the Company has guaranteed obligations of the joint venture or limited partnership.

          Property and Equipment
          ----------------------

          Property and equipment procured in the normal course of business is stated at cost. Property and equipment purchased in connection with an acquisition is stated at its estimated fair value, generally based on an appraisal. Property and equipment is being depreciated for financial accounting purposes using the straight-line method over the shorter of their estimated useful lives, generally five to seven years, or the term of a capital lease, if applicable. Leasehold improvements are being amortized over the shorter of the useful life or the remaining lease term. Upon retirement or other disposition of these assets, the cost and related accumulated depreciation of these assets are removed from the accounts and the resulting gains or losses are reflected in the results of operations. Expenditures for maintenance and repairs are charged to operations. Renewals and betterments are capitalized.

          Excess of Cost Over Net Assets of Businesses Acquired
          -----------------------------------------------------

          The excess of the  purchase  price over the fair market value of net
          assets  of  businesses   acquired  is  being   amortized  using  the
          straight-line method over 20 years.

                      FONAR CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1999

NOTE 2  - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

          Other Intangible Assets
          -----------------------

          1)   Capitalized Software Development Costs

               Certain software development costs incurred subsequent to the establishment of the software's technological feasibility and completion of the research and development on the product hardware, in which it is to be used, are required to be capitalized. Capitalization ceases when the product is available for general release to customers, at which time amortization of capitalized costs begins. Amortization is calculated on the straight-line basis over 5 years.

          2)   Patents and Copyrights

               Amortization is calculated on the straight-line basis over 17 years.

          Long-Lived Assets
          -----------------

          The Company periodically assesses the recoverability of long-lived assets, including property and equipment, intangibles and excess of cost over net assets of businesses acquired, when there are indications of potential impairment, based on estimates of undiscounted future cash flows. The amount of impairment is calculated by comparing anticipated discounted future cash flows with the carrying value of the related asset. In performing this analysis, management considers such factors as current results, trends, and future prospects, in addition to other economic factors.

          Revenue Recognition
          -------------------

          Revenue on sales contracts for scanners is recognized under the percentage-of-completion method. The Company manufactures its scanners under specific contracts that provide for progress payments. Production and installation take approximately six months. The percentage of completion is determined by the ratio of costs incurred to date on completed sub-assemblies to the total estimated cost for each scanner.

                      FONAR CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1999

NOTE 2  - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

          Revenue Recognition (Continued)
          -------------------

          Contract costs include material, direct labor and overhead. Provisions for estimated losses on uncompleted contracts, if any, are made in the period in which such losses are determined. The asset, "Costs and Estimated Earnings in Excess of Billings on Uncompleted Contracts", represents revenues recognized in excess of amounts billed. The liability, "Billings in Excess of Costs and Estimated Earnings on Uncompleted Contracts", represents billings in excess of revenues recognized.

          Revenue  on  scanner   service   contracts  are  recognized  on  the
          straight-line method over the related contract period, usually one year.

          Revenue from sales of other items are recognized upon shipment.

          Revenue under management and lease contracts is recognized based upon contractual agreements for management services rendered by the Company and leases of medical equipment under various long-term agreements with related medical providers (the "PC's"). The PC's are primarily owned by Raymond V. Damadian, M.D., President and Chairman of the Board of FONAR. The Company's agreements with the PC's stipulate fees for services rendered and equipment leased, are primarily calculated on activity based efforts at pre-determined rates per unit of activity. All fees are re-negotiable at the anniversary of the agreements and each year thereafter.

          Research and Development Costs
          ------------------------------

          Research and development costs are charged to expense as incurred. The costs of materials and equipment that are acquired or constructed for research and development activities, and have alternative future uses (either in research and development, marketing or production), are classified as property and equipment and depreciated over their estimated useful lives. Certain software development costs are capitalized. See property and equipment and intangible assets (capitalized software development costs) sections of this note.

          Advertising Costs
          -----------------

          Advertising costs are expensed as incurred.

                      FONAR CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1999

NOTE 2  - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

          Income Taxes
          ------------

          Deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

          Product Warranty
          ----------------

          The Company provides currently for the estimated cost to repair or replace products under warranty provisions in effect at the time of installation (generally for one year).

          Customer Advances
          -----------------

          Cash  advances  and progress  payments  received on sales orders are
          reflected   as  customer   advances   until  such  time  as  revenue
          recognition begins.

          Per Share Data
          --------------

          Net income (loss) per common and common equivalent share has been computed based on the weighted average number of common shares and common stock equivalents outstanding during the year. No effect has been given to options outstanding under the Company's Stock Option Plans as no material dilutive effect would result from the exercise of these items.

          During fiscal 1998, the Company retroactively adopted Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS No. 128"), which requires companies to present basic earnings per share and diluted earnings per share. No adjustments were required as a result of this adoption.

          Cash and Cash Equivalents
          -------------------------

          The Company considers all short-term highly liquid investments with a maturity of three months or less when purchased to be cash or cash equivalents.

          At June 30, 1999, the Company had cash deposits of approximately $19,500,000 in excess of federally insured limits.

                      FONAR CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1999

NOTE 2  - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

          Restricted Cash
          ---------------

          At June 30, 1999 and 1998, $5,000,000 of cash has been pledged as collateral on an outstanding bank loan and has been classified as restricted cash on the accompanying balance sheet.

          Fair Value of Financial Instruments
          -----------------------------------

          The financial statements include various estimated fair value information at June 30, 1999, 1998 and 1997, as required by Statement of Financial Accounting Standards 107, "Disclosures about Fair Value of Financial Instruments". Such information, which pertains to the Company's financial instruments, is based on the requirements set forth in that Statement and does not purport to represent the aggregate net fair value to the Company.

          The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

          Cash and cash equivalents: The carrying amount approximates fair value because of the short-term maturity of those instruments.

          Accounts receivable and accounts payable: The carrying amounts approximate fair value because of the short maturity of those instruments.

          Investment in sales-type leases and investments, advances and notes to affiliates and related parties. The carrying amount approximates fair value because the discounted present value of the cash flow generated by the related parties approximates the carrying value of the amounts due to the Company.

          Long-term debt and loans payable: The carrying amounts of debt and loans payable approximate fair value due to the length of the maturities, the interest rates being tied to market indices and/or due to the interest rates not being significantly different from the current market rates available to the Company.

          All of the Company's financial instruments are held for purposes other than trading.

                      FONAR CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1999

NOTE 2  - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

          Stock-Based Compensation
          ------------------------

          Effective for fiscal year 1996, the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation", which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provides proforma net income and proforma earnings per share disclosures for employee stock option grants, as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the proforma disclosure provisions of SFAS No. 123.

          Comprehensive Income
          --------------------

          In November 1997, Statement of Financial Accounting Standard No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"), was issued which establishes standards for reporting and displaying comprehensive income in a full set of financial statements. SFAS No. 130 defines comprehensive income as changes in equity of a business enterprise during the periods presented, except for transactions resulting from investments by an owner and distribution to an owner. SFAS No. 130 does not require a company to present a statement of comprehensive income if no items are present. The Company adopted SFAS No. 130 during fiscal 1998.

          New Pronouncements
          ------------------

          Effective July 1, 1998, the Company adopted the provisions of SOP 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use", which revises the accounting for software development costs and requires the capitalization of certain costs. No adjustments were required as a result of this adoption.

          Reclassifications
          -----------------

          Certain prior year balances have been reclassified to conform with the current year presentation.

                      FONAR CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1999

NOTE 3  - ACQUISITIONS

          Affordable Diagnostics, Inc.
          ----------------------------

          On June 30, 1997, the Company's wholly-owned subsidiary consummated the merger of the assets, liabilities and operations of Affordable Diagnostics, Inc. ("Affordable"), a New York corporation, which managed and operated three diagnostic imaging centers and managed one multi-specialty practice in the Bronx and Westchester, New York. The merger was consummated pursuant to a Merger Agreement ("Agreement") effective June 30, 1997, by and among HMCA's wholly-owned subsidiary, HMCM, Inc. ("HMCM"). Pursuant to the agreement, HMCM acquired all of the assets and liabilities of Affordable through the issuance of 1,764,000 shares of the Company's common stock, valued at $3,630,312, and an additional 576,000 shares of the Company's common stock were issued in June of 1998 valued at $923,442. The additional 576,000 shares were issued in connection with a one-year earnout provision, which was achieved during fiscal 1998.

          The merger was accounted for as a purchase, under which the purchase price was allocated to the acquired assets and assumed liabilities based upon fair values at the date of the merger. The excess of the purchase price over the fair value of the net assets acquired amounted to approximately $3,719,000 and is being amortized on a straight-line basis over 20 years. The accompanying consolidated financial statements include the operations of Affordable from the date of the acquisition (June 30, 1997).

          Concurrent with the above described transactions, HMCM entered into consulting agreements with the shareholders of Affordable. Under such agreements, 400,000 registered shares of FONAR's common stock, valued at $1,096,000, were issued pursuant to one year consulting agreements with HMCM. The entire $1,096,000 was charged to operations during the year ended June 30, 1998.

          Acquisition of RVDC
          -------------------

          Effective June 30, 1997, FONAR's wholly-owned subsidiary, HMCA, acquired Raymond V. Damadian, M.D. MR Scanning Centers Management Company ("RVDC") and two affiliates, by purchasing all of the issued and outstanding shares of RVDC from Dr. Damadian for 10,000 shares of the common stock of FONAR. The business of RVDC, continued by HMCA, was the management of MRI diagnostics imaging centers in New York, Florida and Georgia.

                      FONAR CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1999

NOTE 3  - ACQUISITIONS (Continued)

          Acquisition of RVDC (Continued)
          -------------------

          The Company has accounted for the acquisition in a manner similar to the pooling-of-interests method due to Dr. Damadian's control over both the Company and RVDC. Accordingly, all financial data for the year ended June 30, 1997 have been restated to include the results of RVDC.

          Central Health Care Management Service, Inc.
          -------------------------------------------

          On January 23, 1998, a wholly-owned subsidiary of HMCA acquired the business and assets of Central Health Care Management Services, Inc. ("Central"), a management service organization ("MSO"), operating in Westchester County, New York. The purchase price was determined based on a multiple of the net positive cash flow from the acquired business over the succeeding twelve-month period. The purchase price was determined to be $1,454,160, $601,665 payable in cash, $551,665 payable in notes, assumption of liabilities aggregating $25,000, and the balance payable in shares of common stock of FONAR valued at $275,830. An advance of $50,000 was remitted to the seller at the closing date, and $551,665 was paid during fiscal 1999.

          The acquisition was accounted for as a purchase, under which the purchase price was allocated to the acquired assets and assumed liabilities, based upon fair values at the date of the acquisition. The excess of the purchase price over the fair value of the net assets acquired amounted to $1,254,160 and is being amortized on a straight-line basis over 20 years. The accompanying consolidated financial statements include the operations of Central from the date of the acquisition (January 23, 1998).

          In April of 1999, HMCA entered into consulting agreements with the former shareholders of Central. Under such agreements, 202,018 registered shares of FONAR's common stock, valued at $275,837, were issued pursuant to consulting agreements covering the one-year period commencing April 1999. For the period ended June 30, 1999, $68,959 was charged to operations related to these agreements.

                      FONAR CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1999

NOTE 3  - ACQUISITIONS (Continued)

          A&A Services, Inc.
          ------------------

          On March 20, 1998, the Company's physician and diagnostic management subsidiary, HMCA, consummated the acquisition of the common stock of A&A Services, Inc. ("A&A"), a New York corporation, which manages four primary care practices in Queens, New York.

          Pursuant to the A&A agreements, HMCA acquired all of the common stock of A&A for $4,000,000 in cash, a note payable for $4,000,000 bearing interest at 6.0% per annum, payable in 16 equal quarterly installments of interest and principal, commencing March of 1999, a note payable for $1,293,000, bearing interest at 6.0% per annum, payable in 60 equal monthly installments of principal and interest, commencing April 20, 1998, a deferred payment obligation face amount of $2,000,000 and a contingent payment based on the acquired operations achieving certain earnings objectives over the five-year period following the acquisition date.

          The promissory notes are collateralized by all of the assets of the acquired operations and are guaranteed by FONAR.

          The deferred payment obligation of $2,000,000 is convertible into shares of HMCA's common stock upon the effectiveness of an Initial Public Offering ("IPO") of HMCA's securities, provided the IPO is completed by September 20, 2000. In the event an IPO of HMCA's securities is not completed by such date, the deferred payment obligation of $2,000,000 is then payable over the following four years with interest at 6.0% per annum. At such time when the deferred payment obligation is converted into shares of HMCA's common stock, the holders of such shares will then have certain price protection guarantees from FONAR for a two-year period following such conversions.

          The acquisition was accounted for as a purchase, under which the purchase price was allocated to the acquired assets and assumed liabilities based upon fair values at the date of the acquisition. The excess of the purchase price over the fair value of the net assets acquired amounted to approximately $10,448,000 and is being amortized on a straight-line basis over 20 years. The accompanying consolidated financial statements include the operations of A&A from the date of the acquisition.

                      FONAR CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1999

NOTE 3  - ACQUISITIONS (Continued)

          A&A Services, Inc. (Continued)
          ------------------

          Subject  to  the  acquired   business   achieving  certain  earnings
          objectives over the five-year period following the date of acquisition, additional monies would be due to the sellers. The contingent additional purchase price is not determinable as of June 30, 1999 and, accordingly, has not been included in the allocated purchase price in light of the contingent nature of the arrangement. If the earnings objectives are ultimately achieved, the additional purchase price will be recorded as additional goodwill subject to amortization over the stated period.

          Dynamic Health Care Management, Inc.
          ------------------------------------

          On  August  20,  1998,   the  Company's   physician  and  diagnostic
          management subsidiary, HMCA, consummated the acquisition of the common stock of Dynamic Health Care Management, Inc. ("Dynamic"), a New York corporation, which manages three physician practices on Long Island, New York. The practices consist of internal medicine, physiatry and physical rehabilitation.

          Pursuant to the Dynamic agreements, HMCA acquired all of the common stock of Dynamic for $2,000,000 in cash, a note payable for $1,216,230 bearing interest at 7.5% per annum, payable in sixty monthly installments, commencing one month following the closing date, a note payable for $2,870,000 bearing interest at 7.5% per annum payable in three annual installments of principal and interest commencing one year after the closing date, and convertible notes face amount of $5,490,000, payable in thirty-six monthly installments of principal and interest, commencing two years after the closing date.

          The promissory notes are collateralized by all of the assets of the acquired operations and are guaranteed by the Company.

          A substantial portion of the convertible notes of $5,490,000 are convertible into shares of HMCA's common stock upon the effectiveness of an Initial Public Offering ("IPO") of HMCA's securities, providing the IPO is consummated within two years of the closing date.

          The acquisition was accounted for as a purchase, under which the purchase price was allocated to the acquired assets and assumed liabilities based upon fair values at the date of the acquisition. The excess of the purchase price over the fair value of the net assets acquired amounted to $8,951,907 and is being amortized on a straight-line basis over 20 years. The accompanying consolidated financial statements include the operations of Dynamic from the date of acquisition, August 20, 1998.

                      FONAR CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1999


NOTE 4  - MARKETABLE SECURITIES

          The following is a summary of marketable securities at June 30, 1999 and 1998:

                                          1     9     9     9                                 1     9     9     8
                            -------------------------------------------         -------------------------------------------
                                            Unrealized                                          Unrealized
                                             Holdings                                            Holdings
                                              Gains         Fair Market                           Gains         Fair Market
                                Cost          (Loss)           Value                Cost          (Loss)           Value
                             ----------     ----------      -----------         -----------     ----------      -----------
U.S. Government
  Obligations               $11,023,733     $ (18,302)      $11,005,431         $ 6,660,360     $     274       $ 6,660,634
Corporate and
  government agency
  bonds                       9,277,071      (184,304)        9,092,767           2,595,960           462         2,596,422
Equity securities
  including mutual
  stock funds                   100,000          (500)           99,500          11,037,808       (43,032)       10,994,776
                            -----------     ----------      -----------         -----------     ----------      -----------

                            $20,400,804     $(203,106)      $20,197,698         $20,294,128     $ (42,296)      $20,251,832
                            ===========     ==========      ===========         ===========     ==========      ===========



NOTE 5  - ACCOUNTS RECEIVABLE, NET

          Accounts receivable, net is comprised of the following:

                                                     1999            1998
                                                 -----------     -----------
          Receivable from equipment
            sales                                $ 1,727,535     $ 1,930,204
          Receivables assigned from
            related PC's                          15,486,059      10,344,490
          Less:
            Allowance for doubtful
              accounts and contrac-
              tual allowances                     (3,276,860)     (2,397,347)
                                                 -----------     -----------
                                                 $13,936,734     $ 9,877,347
                                                 ===========     ===========
                                     F-27

                      FONAR CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1999

NOTE 5  - ACCOUNTS RECEIVABLE, NET (Continued)

          The Company's customers are concentrated in the healthcare industry.

          The Company's receivable assigned from the related PC's substantially consists of fees outstanding under management agreements, service contracts and lease agreements with related PC's. Payment of the outstanding fees is based on collection by the PC's of fees from third party medical reimbursement organizations, principally insurance companies and health management organizations.

          Collection by the Company of its accounts receivable may be impaired by the uncollectibility of medical fees from third party payors, particularly insurance carriers covering automobile no-fault and workers compensation claims due to longer payment cycles and rigorous informational requirements. Further, payment of certain of the no-fault receivables are substantially contingent upon the timing of settlement of pending litigation involving the recipient of services and third parties (Letter of Protection or "LOP-type" accounts receivable). Approximately 33%, 25% and 15% of the PC's 1999, 1998 and 1997 net revenues were derived from no-fault and personal injury protection claims. By their nature, the realization of a substantial portion of these receivables is expected to extend beyond one year from the date the service was rendered. The Company anticipates that a material amount of its accounts receivable will be outstanding for periods in excess of twelve months in the future. The Company considers the aging of its accounts receivable in determining the amount of allowance for doubtful accounts. The Company takes all legally available steps, including legally prescribed arbitrations, to collect its receivables. Credit losses associated with the receivables are provided for in the consolidated financial statements and have historically been within management's expectations.

          For LOP-type receivables, the Company provides for uncollectible accounts at substantially higher rates than any other revenue source.

          Net revenues from the related PC's accounted for approximately 85%, 77% and 55% of the consolidated net revenues for the years ended June 30, 1999, 1998 and 1997, respectively. As of June 30, 1999, the Company had a significant receivable balance from one insurance company, which totalled $1,623,000.

                      FONAR CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1999

NOTE 6 - COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS AND CUSTOMER ADVANCES

          1) Information relating to uncompleted contracts as of June 30, 1999 and 1998 is as follows:

                                                         As of June 30,
                                                   ------------------------
                                                      1999           1998
                                                   ----------     ----------
               Costs incurred on uncompleted
                 contracts                         $2,522,153     $2,265,343
               Estimated earnings                     847,047        560,898
                                                   ----------     ----------
                                                    3,369,200      2,826,241
               Less: Billings to date               1,905,750      2,023,658
                                                   ----------     ----------
                                                   $1,463,450     $  802,583
                                                   ==========     ==========

          Included in the accompanying consolidated balance sheets under the following captions:

                                                        As of June 30,
                                                   -----------------------
                                                      1999           1998
                                                   ----------      ---------
          Costs and estimated earnings in
            excess of billings on
            uncompleted contracts                  $1,463,450      $ 833,615
          Billings in excess of costs and
            estimated earnings on
            uncompleted contracts                      -             (31,032)
                                                   ----------      ---------
                                                   $1,463,450      $ 802,583
                                                   ==========      =========

          2)   Customer advances consist of the following:

                                                        As of June 30,
                                                   ------------------------
                                                      1999           1998
                                                   ----------     ----------

               Total advances from customers       $2,001,268     $2,693,389
               Less: Advances from customers
                       on contracts under
                       construction                 1,905,750      2,023,658
                                                   ----------     ----------
                                                   $   95,518     $  669,731
                                                   ==========     ==========

                      FONAR CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1999



NOTE 7  - INVENTORIES

          Inventories included in the accompanying consolidated balance sheets consist of:
                                                             June 30,
                                                    -------------------------
                                                        1999          1998
                                                    -----------   -----------

          Purchased parts, components and
            supplies                                $ 3,677,568   $ 2,548,596
          Work-in-process                               560,210       965,026
                                                    -----------   -----------
                                                    $ 4,237,778   $ 3,513,622
                                                    ===========   ===========

NOTE 8  - PROPERTY AND EQUIPMENT

          Property and equipment, at cost, less accumulated depreciation and amortization, at June 30, 1999 and 1998, is comprised of:

                                                             June 30,
                                                    -------------------------
                                                       1999           1998
                                                    -----------   -----------
          Equipment under construction              $    -        $ 1,086,118
          Diagnostic equipment under lease            1,155,039       906,304
          Diagnostic equipment                        7,325,433     6,560,772
          Offsite research scanner                       -          1,154,217
          Research, development and
            demonstration equipment                   5,671,375     6,638,985
          Machinery and equipment                     6,122,494     4,784,164
          Furniture and fixtures                      3,159,797     2,987,930
          Equipment under lease                       2,331,423     1,710,586
          Leasehold improvements                      2,151,819     2,116,171
                                                    -----------   -----------
                                                     27,917,380    27,945,247
          Less: Accumulated depreciation
                  and amortization                   16,474,887    18,843,008
                                                    -----------   -----------
                                                    $11,442,493   $ 9,102,239
                                                    ===========   ===========

                      FONAR CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1999

NOTE 8  - PROPERTY AND EQUIPMENT (Continued)

          Depreciation and amortization of property and equipment for the years ended June 30, 1999, 1998 and 1997 was $3,139,585, $2,243,535
          and $1,166,951, respectively.

          The equipment under lease has a net book value of $2,018,490 and $1,736,775 at June 30, 1999 and 1998, respectively.

NOTE 9  - OTHER INTANGIBLE ASSETS

          Other intangible assets, net of accumulated amortization, at June 30, 1999 and 1998 are comprised of:

                                                             June 30,
                                                      -----------------------
                                                         1999         1998
                                                      ----------   ----------
                  Capitalized software
                    development costs                 $1,199,618   $1,359,618
                  Patents and copyrights               1,125,808    1,125,237
                                                      ----------   ----------
                                                       2,325,426    2,484,855
                  Less: Accumulated amortization       1,436,434    1,323,254
                                                      ----------   ----------
                                                      $  888,992   $1,161,601
                                                      ==========   ==========

          Capitalized computer software costs are being amortized over 5 years. Patents costs are being amortized over 17 years.

          Amortization of other intangible assets for the years ended June 30,
          1999,   1998  and  1997  was   $292,295,   $401,984  and   $820,514,
          respectively.

                      FONAR CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1999

NOTE 10 - CAPITAL STOCK

          Common Stock
          ------------

          Cash dividends payable on the common stock shall, in all cases, be on a per share basis, one hundred twenty percent (120%) of the cash dividend payable on shares of Class B common stock and three hundred sixty percent (360%) of the cash dividend payable on a share of Class C common stock. In addition, as revised pursuant to a legal settlement agreement on April 29, 1997, a special cash dividend shall be payable in an amount equal to 3-1/4% on first $10 million, 4-1/2% on next $20 million, and 5-1/2% on amounts in excess of $30 million of the amount of any cash awards or settlements received by the Company in connection with the enforcement by the Company of United States Patent No. 3,789,832 (Apparatus and Method of Detecting Cancer in Tissue). Pursuant to such dividend entitlement, the Company recorded an obligation of $2,551,146, or approximately $.05 per share of common stock, during fiscal 1997, which was paid during 1998 and 1999.

          Class B Common Stock
          --------------------

          Class B common stock is convertible into shares of common stock on a one-for-one basis. Class B common stock has 10 votes per share. During the year ended June 30, 1999, 200 shares of Class B common stock were converted to common stock leaving 5,211 of such shares outstanding as of June 30, 1999.

          Class C Common Stock
          --------------------

          On April 3, 1995, the shareholders ratified a proposal creating a new Class C common stock and authorized the exchange offering of three shares of Class C common stock for each share of the Company's outstanding Class B common stock. The Class C common stock has 25 votes per share, as compared to 10 votes per share for the Class B common stock and one vote per share for the common stock. The Class C common stock was offered on a three-for-one basis to the holders of the Class B common stock. Although having greater voting power, each share of Class C common stock has only one-third of the rights of a share of Class B common stock to dividends and distributions. Class C common stock is convertible into shares of common stock on a three-for-one basis. During the year ended June 30, 1996, approximately 3.2 million shares of Class B common stock were converted to Class C common stock.

                      FONAR CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1999

NOTE 10 - CAPITAL STOCK (Continued)

          Class A Non-Voting Preferred Stock
          ----------------------------------

          On April 3, 1995, the shareholders ratified a proposal consisting of the creation of a new class of Class A non-voting preferred stock with special dividend rights and the declaration of a stock dividend on the Company's common stock consisting of one share of Class A non-voting preferred stock for every five shares of common stock. The stock dividend was payable to holders of common stock on October 20, 1995. Class A non-voting preferred stock issued pursuant to such stock dividend approximates 7.8 million shares.

          The Class A non-voting preferred stock is entitled to a special dividend equal to 3-1/4% of first $10 million, 4-1/2% of next $20 million and 5-1/2% on amount in excess of $30 million of the amount of any cash awards or settlements received by the Company in connection with the enforcement of five of the Company's patents in its patent lawsuits, less the revised special dividend payable on the common stock with respect to one of the Company's patents. Pursuant to such dividend entitlement, the Company recorded an obligation of $5,086,695, or $.65 per share of Class A preferred stock, during fiscal 1997 and $217,226, or $.03 per share of Class A preferred stock, during fiscal 1996. During fiscal 1998 and 1999, these dividend obligations were paid.

          The Class A non-voting preferred stock participates on an equal per share basis with the common stock in any dividends declared and ranks equally with the common stock on distribution rights, liquidation rights and other rights and preferences (other than the voting rights).

          The above described features essentially enable the holders of the Class A non-voting preferred stock to share in the earnings potential of the Company on substantially the same basis as the common stock. Accordingly, the Company has classified the Class A non-voting preferred stock as a common stock equivalent. Earnings per share and weighted average shares outstanding have been restated to reflect the Class A non-voting preferred stock dividend.

                      FONAR CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1999

NOTE 10 - CAPITAL STOCK (Continued)

          Warrants
          --------

          As part of the settlement agreement dated April 29, 1997, the holders of the Company's common stock as of October 20, 1995 received, as of July 29, 1997, one warrant to purchase one share of the Company's common stock for every eight shares of common stock. The total warrants issuable under this agreement totalled 4,909,767 and were exercisable at $2.938 per share, less the special dividend declared on the common stock, as discussed above. The warrants were valued at approximately $5,200,000 and were recorded as a stock dividend out of paid-in capital for the year ended June 30, 1997. On March 2, 1998, the Court of Chancery approved a modification of the settlement agreement dated April 29, 1997, whereby the Company issued 2,226,343 shares of common stock in exchange for cancellation of the 4,909,767 warrants.

          Options
          -------

          The Company has stock option plans which provide for the awarding of incentive and non-qualified stock options to employees, directors and consultants who may contribute to the success of the Company. The options granted vest either immediately or ratably over a period of time from the date of grant, typically three or four years, at a price determined by the Board of Directors or a committee of the Board of Directors, generally the fair value of the Company's common stock at the date of grant. The options must be exercised within ten years from the date of grant.

                      FONAR CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1999

NOTE 10 - CAPITAL STOCK (Continued)

          Options (Continued)
          -------

          Stock option share activity and weighted average exercise prices under these plans and grants for the years ended June 30, 1999, 1998 and 1997 were as follows:

                                                              Weighted
                                                               Average
                                            Number of         Exercise
                                             Shares            Price
                                           ----------        ----------
          Outstanding, June 30, 1996          195,235          $ 4.62
          Granted                           2,350,000            2.43
          Exercised                        (2,359,375)           2.42
          Forfeited                             -                 -
                                           ----------          ------
          Outstanding, June 30, 1997          185,860            4.62
          Granted                             556,200            2.99
          Exercised                          (559,325)           2.98
          Forfeited                             -                 -
                                           ----------          ------
          Outstanding, June 30, 1998          182,735            4.62
          Granted                             205,000            1.23
          Exercised                             -                 -
          Forfeited                             -                 -
                                           ----------          ------
          Outstanding, June 30, 1999          387,735          $ 2.81
                                           ==========          ======
          Exercisable at:
            June 30, 1997                     181,235          $ 4.62
            June 30, 1998                     182,735          $ 4.62
            June 30, 1999                       -                 -

          The exercise price for options outstanding as of June 30, 1999 ranged from $1.06 to $5.00.

                      FONAR CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1999

NOTE 10 - CAPITAL STOCK (Continued)

          Options (Continued)
          -------

          On March 10,  1999,  HMCA  adopted the 1997  Incentive  Stock Option
          Plan, pursuant to which HMCA authorized the issuance of up to 2,000,000 shares (as adjusted for the 8,000-for-1 stock split effective December 15, 1998) of the common stock of HMCA. Options to purchase 1,600,000 shares at an option price of $0.10 per share (as adjusted) were granted on March 10, 1997. One half of the options granted will not become exercisable unless and until the earlier of such time as HMCA successfully completes a public offering of its securities, or HMCA recognizes at least $10,000,000 in revenues for two consecutive fiscal quarters. The remainder of the options will not become exercisable until one year thereafter. The options will expire on March 9, 2007. No options have vested as of June 30, 1999.

          On December 16, 1998, HMCA adopted the 1998 Non-Statutory Stock Option Plan, pursuant to which HMCA authorized the issuance of up to 500,000 shares of the common stock of HMCA. Options to purchase 400,000 shares at an option price of $1.00 per share were granted on December 16, 1998. The options granted will not become exercisable unless and until such time as HMCA successfully completes a public offering of its securities. The options will expire on December 15, 2008. No options have vested as of June 30, 1999.

          On December 16, 1998, HMCA adopted the 1998 Incentive Stock Option Plan, pursuant to which HMCA authorized the issuance of up to 2,000,000 shares of the common stock of HMCA. Options to purchase 670,000 shares at an option price of $1.00 per share were granted on December 16, 1998. 470,000 of the options granted will not become exercisable unless and until such time as HMCA successfully completes a public offering of its securities, and 200,000 of the options will not become exercisable until one year thereafter. The options will expire on December 15, 2008. No options have vested as of June 30, 1999.

                      FONAR CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1999

NOTE 10 - CAPITAL STOCK (Continued)

          Options (Continued)
          -------

          Stock option share activity and weighted average exercise prices under these plans and grants for the year ended June 30, 1999 were as follows:

                                                             Weighted
                                                              Average
                                              Number of       Exercise
                                               Shares          Price
                                              ----------     ----------

          Outstanding, June 30, 1998               -           $  -
          Granted                              2,770,000          .10
          Exercised                                -              -
          Forfeited                                -              -
                                              ----------       ------
          Outstanding, June 30, 1999           2,770,000       $  .10
                                              ==========       ======

          Exercisable at June 30, 1999             -           $  -
                                              ==========       ======

          The Company accounts for its stock option plans under APB Opinion No. 25, under which no compensation cost has been recognized. Had compensation cost for these plans been determined consistent with FASB Statement No. 123, the Company's net income and earnings per share would have been reduced to the proforma amounts for the year ended June 30, 1997 as indicated below:

                                                               1997
                                                           ------------
          Net income (loss):
            As reported                                    $ 56,068,771
            Proforma                                       $ 55,188,946

          Primary earnings per share:
              As reported                                      $1.00
              Proforma                                         $0.98

                      FONAR CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1999

NOTE 10 - CAPITAL STOCK (Continued)

          Options (Continued)
          -------

          The fair value of each option grant under all plans is estimated on the date of grant using the Black-Scholes option-pricing model based on the following assumptions:

                                                           1997
                                                        ----------
          All Plans:
            Dividend yield                                   0%
            Expected volatility                             33%
            Expected life (years)                            1

          The risk-free interest rates for 1997 were based upon a rate with maturity equal to expected term. U.S. Treasury instruments were utilized. The weighted average interest rate in 1997 amounted to 5.0% .

          Stock Bonus Plans
          -----------------

          On May 9, 1997 and April 1, 1995, the Board of Directors adopted Stock Bonus Plans. Under the terms of the Plans, 5,000,000 shares of common stock were reserved for issuance and stock bonuses may be awarded no later than May 8, 2007 for the 1997 Plan and March 31, 2005 for the 1995 Plan. During fiscal 1999, 1998 and 1997, 826,359,
          849,205 and 2,138,296 shares, respectively, were issued under the stock bonus plans, of which 161,180, 4,300 and 159,025 shares, respectively, were charged to operations as compensation expense, 463,161, 621,875 and 579,271 shares, respectively, were issued in settlement of liabilities, -0-, 10,600 and 1,000,000 shares, respectively, were issued in exchange for notes, and 202,018, 223,030 and 400,000 shares were issued in connection with consulting agreements.

                      FONAR CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1999

NOTE 11 - LONG-TERM DEBT, NOTES PAYABLE AND CAPITAL LEASES

          Long-term debt, notes payable and capital leases consist of the following:

                                                                June 30,
                                                       -----------------------
                                                          1999         1998
                                                       ----------    ---------

          Represents a construction loan converted
          into a capital lease  obligation  during
          August  1998.  The  obligation  requires
          equal   monthly   payments   aggregating
          $13,097, including interest at 13.2% per
          annum,    through   August   2003.   The
          obligation  is   collateralized  by  the
          related equipment.                           $  494,030    $ 324,266


          Promissory   note  payable  to  a  bank,
          collateralized by $5 million certificate
          of deposit,  requiring  monthly payments
          of interest only, at a rate of 6.06% per
          annum   with   payment   of  the  entire
          principal due on March 20, 2003.              5,000,000    5,000,000


          Note payable to the former  shareholders
          of A&A Services, Inc. The note calls for
          16   quarterly   payments  of  $300,044,
          including  interest  at a  rate  of  6%,
          commencing  March 20, 1999.  The note is
          collateralized  by all of the  assets of
          the acquired  business and guaranteed by
          FONAR.                                        3,763,565    4,000,000

          Note  payable to the former  shareholder
          of A&A Services, Inc. The note calls for
          60   equal   monthly   installments   of
          principal   and   interest  of  $25,000,
          including  interest  at a rate of 6% per
          annum,  commencing  April 20, 1998.  The
          note  is  collateralized  by  all of the
          assets  of  the  acquired  business  and
          guaranteed by FONAR.                          1,005,180    1,237,258

                      FONAR CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1999

NOTE 11 - LONG-TERM DEBT, NOTES PAYABLE AND CAPITAL LEASES (Continued)

                                                                June 30,
                                                       -----------------------
                                                          1999         1998
                                                       ----------   ---------

          Note   payable   calling   for   monthly
          payments of $9,034,  including  interest
          at a rate of 8.875%  through  July 2002.
          The loan is  collateralized by equipment
          located in Ellwood, Pennsylvania.            $  290,984    $ 369,360

          Note payable to the former  shareholders
          of Dynamic Health Care Management,  Inc.
          The note calls for three annual payments
          of  principal,  including  interest at a
          rate of 6%,  commencing August 20, 1999.
          The note is collateralized by all of the
          assets  of  the  acquired  business  and
          guaranteed by FONAR. A principal payment
          of $62,258 was made in November of 1998.      2,807,742        -

          Note payable to the former  shareholders
          of Dynamic Health Care Management,  Inc.
          The note calls for monthly  installments
          of principal and interest of $65,417 for
          the first eight  installments,  followed
          by   $16,667   for  the   remaining   52
          installments.  The installments  include
          interest  at a rate of 7.5%  per  annum.
          The note is collateralized by all of the
          assets  of  the  acquired  business  and
          guaranteed by FONAR.                            717,327        -

                      FONAR CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1999

NOTE 11 - LONG-TERM DEBT, NOTES PAYABLE AND CAPITAL LEASES (Continued)

                                                              June 30,
                                                       -----------------------
                                                          1999         1998
                                                       ----------    ---------

          Deferred payment obligation, aggregating
          $5,490,000,   payable   to  the   former
          shareholders   of  Dynamic  Health  Care
          Management,  Inc. A substantial  portion
          will  automatically  be convertible into
          HMCA's  common  stock  upon  an  initial
          public offering of HMCA's securities, if
          completed  by August  20,  2000.  If the
          offering   is   not    completed,    the
          obligation  is payable over three years,
          commencing   August   20,   2000,   with
          interest   at  7.5%   per   annum.   The
          obligation  has  been  recorded,  net of
          discount of $739,324,  representing  the
          value  of  the  two-year   interest-free
          provision of this obligation. A $100,000
          principal  payment  was made in November
          1998. The  obligation is  collateralized
          by  all of the  assets  of the  acquired
          business and guaranteed by FONAR.            $5,025,392    $   -

          Deferred payment obligation, aggregating
          $2,000,000,   payable   to  the   former
          shareholder   of  A&A  Services,   Inc.,
          automatically  convertible  into  HMCA's
          common  stock  upon  an  initial  public
          offering   of   HMCA's   securities   if
          completed by September  20, 2000. If the
          offering   is   not    completed,    the
          obligation  is  payable  over four years
          with  interest  at  6%  per  annum.  The
          obligation has been  recorded,  net of a
          discount   of   $220,000,   representing
          interest  imputed  at a rate  of 6% over
          two    years.    The    obligation    is
          collateralized  by all of the  assets of
          the acquired  business and guaranteed by
          FONAR.                                        1,915,000    1,807,000

                      FONAR CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1999

NOTE 11 - LONG-TERM DEBT, NOTES PAYABLE AND CAPITAL LEASES (Continued)

                                                                June 30,
                                                       -----------------------
                                                          1999          1998
                                                       ----------    ---------

          Four  promissory  notes  payable  to the
          former  shareholders  of Central  health
          Care Management Services, LLC. Each note
          calls for two equal annual  installments
          of $11,458, plus interest at prime rate,
          plus 2%,  per  annum  (9.75% at June 30,
          1999),   commencing   April  2000.   The
          obligations    under   each   note   are
          guaranteed by FONAR.                         $   91,665    $   -

          Promissory  notes  payable to the former
          shareholders   of  Central  Health  Care
          Management  Services,   LLC.  Each  note
          calls for two equal annual  installments
          of $57,500, plus interest at prime rate,
          plus 2% per  annum  (9.75%  at June  30,
          1999),   commencing   March  2000.   The
          obligations    under   each   note   are
          guaranteed by FONAR.                            460,000        -

          Capital lease requiring monthly payments
          of $12,595, including interest at a rate
          of 9% through  October 1, 2002. The loan
          is collateralized by related equipment.         392,848      535,183

          Capital  lease dated  October 13, 1995 -
          $513,692,   due   $11,173   per   month,
          commencing   October   1995,   including
          interest of 11% for 60 months. The lease
          is   collateralized   by   the   related
          equipment.                                      266,942      327,940


          Capital  lease  dated  June  4,  1996  -
          $412,550,    due   $8,972   per   month,
          commencing July 1996, including interest
          of  11%  for 60  months.  The  lease  is
          collateralized by the related equipment.        253,312      310,587

                      FONAR CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1999

NOTE 11 - LONG-TERM DEBT, NOTES PAYABLE AND CAPITAL LEASES (Continued)

                                                               June 30,
                                                      ------------------------
                                                          1999         1998
                                                      -----------  -----------

          Capital lease  obligations with maturity
          dates   through    November   15,   2000
          requiring monthly payments,  aggregating
          $24,750, including interest at 13.15%.       $  430,890      637,344


          Other  (including   capital  leases  for
          property and equipment)                       1,906,957    1,454,541
                                                      -----------  -----------
                                                       24,821,834   16,003,479
          Less:  Current maturities                     4,474,293    2,443,326
                                                      -----------  ------------
                                                      $20,347,541  $13,560,153
                                                      ===========  ===========

          The maturities of long-term debt, including debt in arrears, over the next five years and thereafter are as follows:

                          Years Ended
                           June 30,
                          -----------

                             2000                     $ 4,474,293
                             2001                       7,469,515
                             2002                       4,857,819
                             2003                       7,801,825
                             2004                         218,382
                                                      -----------
                                                      $24,821,834
                                                      ===========

                      FONAR CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1999

NOTE 12 - INCOME TAXES

          Components of the provision (benefit) for income taxes are as follows:

                                 1999           1998           1997
                             -----------    -----------    -----------
          Current:
            Federal          $     -        $ 1,700,000    $     -
            State                203,876        302,449        100,000
                             -----------    -----------    -----------
                                 203,876      2,002,449        100,000
                             -----------    -----------    -----------

          Deferred:
            Federal             (659,794)    (2,500,000)     2,716,000
            State               (134,000)         -            134,000
                             -----------    -----------    -----------
                                (793,794)    (2,500,000)     2,850,000
                             -----------    -----------    -----------
              Total          $  (589,918)   $  (497,551)   $ 2,950,000
                             ===========    ===========    ===========

          A reconciliation of the federal statutory income tax rate to the Company's effective tax rate as reported is as follows:

                                           1999       1998       1997
                                          ------     ------     ------
          Taxes at federal statutory
            rate                          (34.0)%    (34.0)%     34.0%
          State and local income taxes,
            net of federal benefit           .3        3.3         .4
          Permanent differences              .8        1.7        -
          Valuation allowance changes
           affecting the provision for
           income taxes                    28.9       20.9      (29.4)
                                          ------     ------     ------
          Effective income tax rate        (4.0)%     (8.1)%      5.0%
                                          ======     ======     ======

          As of June 30, 1999, the Company has net operating loss carryforwards of approximately $14 million that will be available to offset future taxable income. These carryforwards expire on June 30, 2014. Additionally, for federal income tax purposes, the Company has tax credit carryforwards aggregating $2,075,000, which are accounted for under the flow through method. The tax credit carryforwards of $1,086,595, $70,145, $388,260 and $530,000 expire on June 30, 2006,
          2012, 2013 and 2014, respectively.

                      FONAR CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1999

NOTE 12 - INCOME TAXES (Continued)

          In addition, for New York State income tax purposes, the Company has tax credit carryforwards aggregating $992,000, which are accounted for under the flow-through method. The tax credit carryforwards expire during the years 2005 to 2014.

          Significant components, tax effected, of the Company's deferred tax assets and liabilities at June 30, 1999 and 1998 are as follows:

                                                     1999            1998
                                                 ------------    ------------

          Deferred tax assets:
            Allowance for doubtful accounts      $    868,094    $    888,486
            Non-deductible accruals                   737,444         849,704
            Net operating carryforwards             5,600,000           -
            Tax credits                             3,066,761       2,151,961
            Inventory capitalization for
              tax purposes                            148,000          68,000
                                                 ------------    ------------
                                                   10,420,299       3,958,151
          Valuation allowance                      (9,221,699)     (3,958,151)
                                                 ------------    ------------
          Net deferred tax assets                   1,198,600           -
                                                 ------------    ------------

          Deferred tax liabilities:
            Fixed assets and depreciation           1,107,776         378,221
            Capitalized software costs                 90,824         174,064
            Difference between cash and
              accrual basis for tax
              reporting                                 -             221,897
            Other                                       -              19,612
                                                 ------------    ------------
          Gross deferred tax liabilities            1,198,600         793,794
                                                 ------------    ------------

          Net deferred tax liabilities           $      -        $    793,794
                                                 ============    ============

          The net change in the valuation allowance for deferred tax assets increased by approximately $5,264,000.

                      FONAR CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1999

NOTE 13 - OTHER CURRENT LIABILITIES

          Included in other current liabilities are the following:

                                                         1999          1998
                                                     -----------   -----------
          Unearned revenue on service
            contracts                                $   702,406   $ 1,283,990
          Accrued bonus                                1,187,742     1,410,345
          Accrued payroll taxes                          443,830       316,142
          Accrued interest                               237,270       566,890
          Accrued additional purchase price                 -        1,000,000
          Accrued salaries and commissions               955,500       631,293
          Accrued professional fees                      561,938     1,260,029
          Litigation judgement                         2,478,794     1,645,305
          Excise and sales taxes                       1,789,039     1,455,476
          Other                                        1,564,472     1,686,689
                                                     -----------   -----------
                                                     $ 9,920,991   $11,256,159
                                                     ===========   ===========

NOTE 14 - COMMITMENTS AND CONTINGENCIES

          Leases
          ------

          The Company rents its operating facilities and certain equipment pursuant to operating lease agreements expiring at various dates through February 2009. The leases for certain facilities contain escalation clauses relating to increases in real property taxes as well as certain maintenance costs.

                      FONAR CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1999

NOTE 14 - COMMITMENTS AND CONTINGENCIES (Continued)

          Leases (Continued)
          ------

          Future minimum lease commitments consisted of the following at June 30, 1999:
                                                 Facilities
          Year Ended                                and
           June 30,                              Equipment          Capital
          ----------                             -----------      -----------
             2000                                $ 3,133,552      $ 1,656,090
             2001                                  2,890,290        1,042,706
             2002                                  2,612,430          415,999
             2003                                  2,369,199          274,152
             2004                                  2,121,999           20,560
                                                 -----------      -----------
                                                  13,127,470        3,409,507
          Thereafter                               3,594,430           -
                                                 -----------      -----------
          Total minimum obligations              $16,721,900        3,409,507
                                                 ===========
          Less: Amount representing
                  interest                                            388,376
                                                                  -----------
          Present value of net minimum
            lease obligations                                     $ 3,021,131
                                                                  ===========


          Rent  expense  for   operating   leases   approximated   $3,266,289,
          $2,382,000 and $1,386,000 for the three years ended June 30, 1999, 1998 and 1997, respectively.

          Litigation
          ----------

          On March 4, 1996, the Company filed an action against Toshiba Corporation, Toshiba America Medical Systems, Inc., Toshiba American MRI, Inc. and others alleging infringement of four of its MRI patents. Thereafter, in February 1997, Toshiba America MRI, Inc. commenced an action against FONAR in the U.S. District Court for the Northern District of California (Toshiba America MRI, Inc. V. FONAR Corporation, Case No.: C97-00664 SBA ENE) alleging infringement of certain of its patents relating to magnetic resonance imaging technology. Both FONAR and the Toshiba companies asserted counterclaims in the actions brought against them. In May 1998, FONAR and Toshiba amicably resolved the litigation in both the New York and California United States District Courts. Neither party admitted liability in the settlement agreement. The parties cross-licensed each other on the patents-in-suit, and FONAR received a monetary payment from Toshiba. Other terms of the settlement are confidential.

                      FONAR CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1999

NOTE 14 - COMMITMENTS AND CONTINGENCIES (Continued)

          Litigation (Continued)
          ----------

          During February 1994, a FONAR subsidiary, ("Medical SNI") (formerly "Vonar Limited") issued shares to Long Investment, Ltd., an Israeli company, in consideration for $700,000. Long Investment, Ltd. claims the investment was made assuming Medical SNI would complete a private offering. The private offering was subsequently cancelled. Long Investment, Ltd. appealed to the District Court to appoint an arbitrator to decide if the Company should refund the investment. The case went to arbitration during the year and was dismissed. Subsequently, the District Court set aside the arbitrator's decision.

          In January 1998, the Company filed an action against Health South, Inc., an end-user of MRI scanners, in the United States District Court of New York alleging infringement of the Company's Multi-Angle Oblique Imaging Patent (U.S. Patent No. 4,871,966). The defendant has filed a declaratory judgement counterclaim for non-infringement and invalidity, although there is no specific claim for monetary damages.

          On February 2, 1998, the Company filed an action against Elscint, Inc. Elscint MR Inc., Ltd. and others in the United States District Court for the Eastern District of New York (Civil Action No. 98-CV-0681), alleging infringement of the Company's Multi-Angle Oblique Imaging Patent (U.S. Patent No. 4871966). In February 1999, these claims and counterclaims were amicably resolved. The settlement involved a monetary payment to the Company.

          On August 4, 1998, Beal Bank filed a notice of motion for summary judgement against Melville Magnetic Resonance Imaging, P.C. ("Melville Magnetic") and the Company. The motion for summary judgement seeks to recover $733,855, plus accrued interest of $221,809, for payment of a bank loan executed by Melville Magnetic and guaranteed by the Company. In April 1999, a summary judgement was granted against Melville Magnetic and the Company, as a guarantor on the loan. The court's decision is currently under appeal. Included in accrued liabilities at June 30, 1999 is $650,000 related to the judgement.

          On February 2, 1999, the Company filed an action against Shimadzu Corporation in the United States District Court for the Eastern District of New York (Civil Action No. 98-0680), alleging infringement of the Company's Multi-Angle Oblique Imaging Patent (U.S. Patent No. 4,871,966). In November 1998, the litigation was resolved by the parties. Shimadzu Corporation agreed to pay a royalty to the Company in exchange for Shimadzu Corporation being granted a license under the patent.

                      FONAR CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1999



NOTE 14 - COMMITMENTS AND CONTINGENCIES (Continued)

          License Agreement and Self-Insurance
          ------------------------------------

          The Company has license agreements with two separate companies, which require the Company to pay a royalty on the Company's future sales of certain NMR imaging apparatus. Royalty expense charged to operations for the years ended June 30, 1999, 1998 and 1997 approximated $50,000, $47,000 and $-0-, respectively.

          The Company is self-insured with respect to product liability. During the fiscal years ended June 30, 1999, 1998 and 1997, no material claims arose.

          Management Contracts
          --------------------

          In connection with the acquisition of Affordable Diagnostics, Inc. HMCA entered into a management agreement with the former President of Affordable effective July 1, 1997. The agreement provides for a base fee of $52,000 per year for a 5-year period, commencing July 1, 1997, and 60,000 shares of HMCA's common stock valued at $60,000, as signing bonuses. In addition, an additional 240,000 shares of HMCA's common stock are issuable to the consultant provided certain financial hurdles are met over the 5-year term of the agreement.

          HMCA entered into two management agreements with two of the former owners of Central effective January 23, 1999. The agreements provide for base compensation of $170,000. In addition to minimum compensation levels, the agreements provide for expense reimbursement, fringe benefits, non-competition clauses for five years after termination and bonuses contingent upon Central attaining specified levels of positive cash flow. The agreement expires January 22, 2000 and contains a renewal option for one year upon expiration.

          Employment Agreements
          ---------------------

          On March 20, 1998, an affiliate of HMCA entered into two employment agreements with the former owners of A&A. The agreements provide for a base annual salary of $300,000 for the first five years and $630,000 per annum for each year thereafter and shall be increased by 5% per annum up to a minimum base salary of $500,000 per annum. Additionally, the agreement provides for a bonus commencing in the sixth year of the contract, contingent upon meeting certain thresholds of net income. The employment agreements expire fifteen years from March 20, 1998.

                      FONAR CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1999

NOTE 14 - COMMITMENTS AND CONTINGENCIES (Continued)

          Employment Agreements
          ---------------------

          On May 12, 1998, an affiliate of HMCA entered into an employment agreement with an individual providing for a base annual salary of $150,000 for the first year and $160,000 per annum in the second. The agreement also provides for a bonus contingent upon meeting certain thresholds of service revenue.

          On August 20, 1998, an affiliate of HMCA entered into two employment agreements with the former owners of Dynamic. The agreements provide for base compensation of $300,000 during the first year with annual cost of living increases for the first five years. The agreement also provides for an increase in base compensation of $200,000 per annum commencing in the sixth year. In addition, the agreements provide for bonus compensation contingent upon pretax earnings of Dynamic. The employment agreements expire ten years from August 20, 1998.

          Minimum annual payments, excluding bonuses, incentives and cost of living increases under these contracts are as follows:

                          Years Ended
                           June 30,
                          -----------

                             2000                   $   891,167
                             2001                       652,000
                             2002                       652,000
                             2003                       682,500
                             2004                     1,096,666
                          Thereafter                  4,445,834
                                                    -----------
                                                    $ 8,420,167
                                                    ===========

                      FONAR CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1999

NOTE 15 - OTHER INCOME (EXPENSE) AND SUPPLEMENTARY PROFIT AND LOSS DATA

          Other income consists of:

                                           For the Years Ended June 30,
                                     ----------------------------------------
                                        1999            1998         1997
                                     ----------     -----------   -----------
          Other income (expense)     $   32,950     $  (61,382)   $  (336,681)
          Gain on settlement of
           various legal
           disputes and other
           claims                     1,660,169      8,671,417     83,436,366
          Litigation provision         (650,000)         -             -
                                     ----------     ----------    -----------
                                     $1,043,119     $8,610,035    $83,099,685
                                     ==========     ==========    ===========

          Advertising expense approximated $769,000, $651,000 and $199,000 for the years ended June 30, 1999, 1998 and 1997, respectively. Maintenance and repair expenses totalled approximately $491,000, $224,000 and $312,000 for the years ended June 30, 1999, 1998 and
          1997, respectively. Royalty expenses approximated $49,000, $47,000 and $-0- for the years ended June 30, 1999, 1998 and 1997, respectively. Amortization of intangible assets was approximately $1,518,000, $674,000 and $794,000 for the years ended June 30, 1999,
          1998 and 1997, respectively.

NOTE 16 - SUPPLEMENTAL CASH FLOW INFORMATION

          During the years ended June 30, 1999, 1998 and 1997, the Company paid $1,768,481, $343,418 and $336,857 for interest, respectively. During the years ended June 30, 1999, 1998 and 1997, the Company paid $201,388, $1,202,449 and $861 for income taxes, respectively.

                      FONAR CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1999

NOTE 16 - SUPPLEMENTAL CASH FLOW INFORMATION (Continued)

          During the years ended June 30, 1999, 1998 and 1997, the Company acquired the assets and assumed the liabilities of various entities. The transactions had the following non-cash impact on the balance sheets:

                                        1999           1998           1997
                                     ----------     ----------    -----------
          Accounts receivable        $1,900,000       $600,000    $ 1,198,000
          Equipment                      60,000        300,000      1,116,000
          Other assets                    -              -             20,000
          Intangibles                 9,356,067     12,221,442      2,796,000
          Accrued liabilities         1,000,000     (1,100,000)       (85,000)
          Notes payable to sellers   (9,388,572)    (7,073,000)      (315,000)
          Capital lease obligation        -              -           (524,000)
          Other liabilities               -              -            (82,000)
          Deferred taxes payable          -              -           (444,000)
          Equity                       (275,830)      (923,442)    (3,680,000)
                                     ----------     ----------     ----------
          Net Cash Used for
            Acquisitions             $2,651,665     $4,025,000     $    -
                                     ==========     ==========     ==========

          Non-Cash Transactions
          ---------------------

          During the year ended June 30, 1999:

          a) The Company issued 463,161 shares of common stock in settlement of current liabilities aggregating $664,656.

          b) Property and equipment costing $741,663 was acquired under a capital lease obligation.

          c) The Company sold equipment to a related party costing $96,427 in consideration of a note receivable aggregating $150,000.

          d) The Company converted a current liability aggregating $303,000 to long-term debt.

          e) The Company issued 202,018 shares of its common stock valued at $275,830 in connection with the acquisition of Central.

                      FONAR CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1999

NOTE 16 - SUPPLEMENTAL CASH FLOW INFORMATION (Continued)

          Non-Cash Transactions (Continued)
          ---------------------

          During the year ended June 30, 1999: (Continued)

          f) The Company issued 202,018 shares of its common stock valued at $275,837, pursuant to consulting contracts with the former shareholders of Central.

          During the year ended June 30, 1998:

          a) The Company issued 236,345 shares of its common stock in settlement of current liabilities aggregating $632,386.

          b) The Company issued 576,000 shares of its common stock valued at $923,442 as additional contingent consideration related to acquisition of Affordable Diagnostics, Inc.

          c) The Company issued 385,530 shares of its common stock to employees in satisfaction of accrued liabilities incurred during the fiscal year ended June 30, 1997 aggregating $1,147,906.

          d) Accrued interest aggregating $146,330 was reclassified to long-term debt pursuant to a debt restructuring agreement.

          e)   Equipment  costing  $800,000  was  reclassified  from Costs and
               Estimated   Earnings  in  Excess  of  Billings  on  Uncompleted
               Contracts to Property and Equipment.

          f) The Company purchased $1,391,304 of machinery and equipment under capital leases.

          During the year ended June 30, 1997:

          a)   The  Company   received   promissory  notes  of  $8,074,616  in
               connection with the exercise of stock options and issuance of common stock.

          b) The Company issued 579,271 shares of its common stock in settlement of current liabilities aggregating $1,444,522.

          c) The Company issued 1,764,000 shares of its common stock valued at $3,630,312 in connection with the acquisition of Affordable Diagnostics, Inc.

          d)   Pursuant  to  consulting   contracts   with   shareholders   of
               Affordable Diagnostics, Inc., the Company issued 400,000 shares of its common stock valued at $1,096,000.

                      FONAR CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1999

NOTE 17 - GOVERNMENT REGULATIONS

          The healthcare industry is highly regulated by numerous laws, regulations, approvals and licensing requirements at the federal, state and local levels. Regulatory authorities have very broad discretion to interpret and enforce these laws and promulgate corresponding regulation. The Company believes that its operations under agreements pursuant to which it is currently providing services are in material compliance with these laws and regulations. However, there can be no assurance that a court or regulatory authority will not determine that the Company's operations
          (including arrangements with new or existing clients) violate applicable laws or regulations.

          If the Company's interpretation of the relevant laws and regulations is inaccurate, the Company's business and its prospects could be materially and adversely affected. The following are among the laws and regulations that affect the Company's operations and development activities; corporate practice of medicine; fee splitting; anti-referral laws; anti-kickback laws; certificates of need, regulation of diagnostic imaging; no-fault insurance; worker's compensation; and proposed healthcare reform legislation.

NOTE 18 - ADVANCES AND NOTES TO RELATED PARTIES

          Effective December 1, 1993, Albany Magnetic Imaging Center, P.C., a Georgia professional corporation, of which Raymond V. Damadian is the sole stockholder ("Albany Center"), purchased the scanner being utilized at its site from the Company for a purchase price of $1,128,844. Of the purchase price, $574,077 was paid by the assumption and payment of the Company's indebtedness to the lender secured by the scanner. Such indebtedness to the lender was retired pursuant to a new equipment finance lease between the lender and the Albany Center. Following payment of the lease, the remaining $554,767 of the purchase price due to the Company is required to be paid pursuant to a promissory note, with interest at 10% per annum, over an 18-month term (17 payments of $35,000 each and one final payment of $2,454.08). In June 1997, the payment terms for the outstanding balance of $344,766 were restructured to provide for 60 equal monthly payments (including interest at the rate of 10% per annum) of $7,325.27 each, commencing July 1997.

                      FONAR CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1999

NOTE 18 - ADVANCES AND NOTES TO RELATED PARTIES (Continued)

          Effective December 1, 1993, RVDC assigned its purchase option under the lease to Daytona Beach Magnetic Resonance Imaging, P.A., a Florida professional association of which Raymond V. Damadian is the sole shareholder, Director and President ("Daytona Beach Center") and the Daytona Beach Center exercised the option and purchased the scanner from the Company for a purchase price of $1,416,717. Of the purchase price, $328,044 was paid by the assumption and payment of the Company's indebtedness to the lender secured by the scanner.

          Such indebtedness to the lender was retired pursuant to a new equipment finance lease between the lender and the Daytona Beach Center guaranteed by the Company, providing for 18 monthly payments of $20,000 each. The remaining $1,088,673 of the purchase price due to the Company was required to be paid pursuant to a promissory note, with interest at 10% per annum. In May 1999, the payment terms for the outstanding balance of $1,001,507 were restructured to provide for 84 equal monthly payments (including interest at the rate of 10% per annum) of $16,626.20 each, commencing May 1999.

          During 1994, Melville MRI, P.C. ("Melville Center"), a New York professional corporation of which Raymond V. Damadian is the sole shareholder, Director and President, purchased an MRI scanner from the Company for a purchase price of $1,011,431. Of the purchase price, $900,000 is to be paid by the assumption and payment of the Company's indebtedness to the lender secured by the scanner pursuant to a note bearing interest at 14% per annum and providing for 60 monthly payments of $20,700 each. The remaining $111,431 of the purchase price was to be paid concurrently with the payments to the lender. The payment terms for the principal balance, plus accrued interest (in the aggregate amount of $139,290), were restructured to provide for 60 equal monthly payments (including interest at the rate of 10% per annum) of $2,959.50 each, commencing July 1998.

                      FONAR CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1999

NOTE 18 - ADVANCES AND NOTES TO RELATED PARTIES (Continued)

          During 1994, Deerfield Magnetic Resonance Imaging P.A. ("Deerfield Center"), a Florida professional association, of which Raymond V. Damadian is the sole shareholder, Director and President, purchased an MRI scanner from the Company for a purchase price of $962,185. Of the purchase price, $311,934 is to be paid by the assumption and payment of the Company's indebtedness to the lender secured by the scanner. Such indebtedness is to be retired pursuant to a new equipment finance lease between the lender and the Deerfield Center. The remaining $454,005 of the purchase price due to the Company will be paid pursuant to a promissory note with interest at 10% per annum, over a 17-month term commencing January 1, 1996 as follows: sixteen installments of $30,000 each and one installment of $7,275. The Deerfield Center paid the remaining balance due under the note during fiscal 1998.

          Pursuant to an agreement dated September 30, 1993, Advanced Medical Diagnostics Corporation ("AMD"), a subsidiary of the Company sold to Dade County MRI, P.A. its interests in a partnership which had formerly operated an MRI scanning center in Miami, Florida. The purchase price of $100,000 is payable, with interest at 10% per annum in sixty (60) equal consecutive monthly installments of principal and interest (including interest accrued from September 30, 1993), commencing 90 days after the scanner is placed in service. The partnership is presently inactive. Dade County MRI, P.A. is a Florida professional association of which Raymond V. Damadian is the sole stockholder, director and President.

          Canarsie MRI Associates ("Canarsie"), a joint venture partnership of which MRI Specialties, Inc. ("Specialties") is an owner, is party to a service agreement for its scanner with the Company at an annual fee of $70,000. Timothy Damadian, the Treasurer of FONAR and President of HMCA, is the sole stockholder , director and president of Specialties.

                      FONAR CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1999

NOTE 18 - ADVANCES AND NOTES TO RELATED PARTIES (Continued)

          Pursuant to an agreement dated January 2, 1996, Guardian MRI, Inc. ("Guardian") engaged the Company to de-install, transport and reinstall an MRI scanner purchased for Pompano MRI Associates ("Pompano") from a third party. Timothy Damadian, the Treasurer of FONAR and President of HMCA, is a stockholder, director and officer of Guardian. Pompano is a joint venture partnership of which Guardian is an owner. The agreement provides for a price of $120,000 payable in 36 monthly installments of $3,760.36 each (inclusive of interest at 8% per annum) pursuant to a note executed and delivered by Guardian upon the completion of the reinstallation. The agreement also provided a six-month warranty for the scanner and a service agreement thereafter for the periods October 1, 1996 to September 30, 1997 and October 1, 1997 to September 30, 1998, at an annual price of $70,000. Subsequently, the service agreement was renewed for the period October 1, 1998 through September 30, 1999 at an annual price of $70,000.

          As at June 30, 1999 and 1998, the aggregate indebtedness of Specialties and Canarsie to the Company was $25,720 and $25,076, respectively, and the aggregate indebtedness of Guardian and Pompano to the Company was $29,682 and $72,058, respectively.

NOTE 19 - SEGMENT AND RELATED INFORMATION

          Effective July 1, 1998, the Company adopted the provisions of SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information". SFAS No. 131 establishes standards for the way public enterprises report information about operating segments in annual financial statements and requires those enterprises to report selected information about operating segments in interim financial reports issued to stockholders. The information for 1998 and 1997 has been restated from the prior year's presentation in order to conform to the 1999 presentation.

          The Company operates in two industry segments - manufacturing and the servicing of medical equipment and management of physician practices, including diagnostic imaging services.

          The accounting policies of the segments are the same as those described in the summary of significant accounting policies. All intersegment sales are market-based. The Company evaluates performance based on income or loss from operations.

                      FONAR CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1999

NOTE 19 - SEGMENT AND RELATED INFORMATION (Continued)

Summarized financial information concerning the Company's reportable segments is shown in the following table:

                                                 Physician
                                Medical          Management
                               Equipment          Services           Totals
                              ------------      ------------      ------------
 Fiscal 1999:

 Net sales from external
   customers                  $  5,681,955      $ 31,263,089      $ 36,945,044
 Intersegment net sales       $    845,834             -          $    845,834
 Operating (loss) income      $(18,730,341)     $  3,122,286      $(15,608,055)
 Depreciation and
   amortization               $  1,847,216      $  2,810,603      $  4,657,819
 Compensatory element of
   stock issuances            $    190,851      $     84,391      $    275,242
 Total identifiable assets    $ 56,310,557      $ 41,337,611      $ 97,648,168
 Capital expenditures         $  4,180,447      $  1,299,392      $  5,479,839


 Fiscal 1998:

 Net sales from external
   customers                  $  6,458,363      $ 21,095,994      $ 27,554,357
 Intersegment net sales       $  1,349,186             -          $  1,349,186
 Operating (loss) income      $(20,292,707)     $  2,698,314      $(17,594,393)
 Depreciation and
   amortization               $  1,415,783      $  1,501,820      $  2,917,603
 Compensatory element of
   stock issuances            $     12,362      $  1,096,000      $  1,108,362
 Total identifiable assets    $ 79,235,791      $ 29,211,989      $108,447,780
 Capital expenditures         $  1,889,450      $  2,287,398      $  4,176,848


 Fiscal 1997:

 Net sales from external
   customers                  $  7,863,394      $  9,769,672      $ 17,633,066
 Intersegment net sales       $  1,670,654             -          $  1,670,654
 Operating (loss) income      $(24,309,936)     $    (71,769)     $(24,381,705)
 Depreciation and
   amortization               $  1,593,586      $    429,879      $  2,023,465
 Compensatory element of
   stock issuances            $    407,052             -          $    407,052
 Total identifiable assets    $ 96,623,863      $ 10,066,698      $106,690,561
 Capital expenditures         $  1,530,145      $    218,574      $  1,748,719

                      FONAR CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1999

NOTE 19 - SEGMENT AND RELATED INFORMATION (Continued)

          Export Sales
          ------------

          The Company's areas of operations are principally in the United States. The Company had export sales of medical equipment amounting to 3.4%, 4.6% and 3.7% of consolidated net revenues for the years ended June 30, 1999, 1998 and 1997, respectively.

          The sales were made principally to the following locations:

                                      1999            1998             1997
                                     ------          ------           ------
          Korea                         -               1.8%             3.7%
          Spain                         3.2%            -                -
          Saudi Arabia                   .2             2.8              -
                                     ------          ------           ------
                                        3.4%            4.6%             3.7%
                                     ======          ======           ======

          The Company does not have any material assets outside of the United States.

NOTE 20 - PROFORMA INFORMATION (UNAUDITED)

          The Company's consolidated financial statements for the year ended June 30, 1997 do not include the results of operations of A&A Services, Inc. and Dynamic, the consolidated financial statements for the year ended June 30, 1998 do not include the results of operations of A&A Services, Inc. for the period July 1, 1997 through March 20, 1998 and Dynamic for the year ended June 30, 1998, and the consolidated financial statements for the year ended June 30, 1999 do not include the results of operations of Dynamic for the period July 1, 1998 through August 20, 1998. The following summarizes the unaudited proforma results of operations for the years ended June 30, 1999, 1998 and 1997, assuming the foregoing acquisition had occurred on June 30, 1998, 1997 and 1996 (in thousands, except per share data):

                                      1999            1998             1997
                                  -----------     -----------      -----------
                                  (Unaudited)     (Unaudited)      (Unaudited)

          Revenue, net            $   37,624      $   36,747       $   30,188
          Loss from
            operations            $  (15,447)     $  (16,367)      $   22,254)
          Income (loss) before
            income taxes          $  (14,344)     $   (4,777)      $   60,490
          Basic and diluted
            net income (loss)
            per share                  $(.22)          $(.08)           $1.07

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

                           None.

                                    PART III

ITEM 10.  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT.

     Directors serve from the date of their election until the next annual meeting of stockholders and until their successors are elected and qualify. Officers serve at the discretion of the Board of Directors.

         The officers and directors of the Company are set forth below:

         Raymond V. Damadian, M.D.    63   President, Chairman of the
                                           Board and a Director

         Timothy R. Damadian          35   Treasurer of FONAR; President
                                           of HMCA

         David B. Terry               52   Vice President and Secretary

         Claudette J.V. Chan          62   Director

         Robert J. Janoff             72   Director

         Charles N. O'Data            63   Director


     Raymond V. Damadian, M.D. has been the Chairman of the Board and President of FONAR since its inception. Dr. Damadian was employed by the State University of New York, Downstate Medical Center, New York, as an Associate Professor of Biophysics from 1967 until September 1979. Dr. Damadian received an M.D. degree in 1960 from Albert Einstein College of Medicine, New York, and a B.S. degree in mathematics from the University of Wisconsin in 1956. In addition, Dr. Damadian conducted post-graduate work at Harvard University, where he studied extensively in the fields of physics, mathematics and electronics. Dr. Damadian is the author of numerous articles and books on the nuclear magnetic resonance effect in human tissue, which is the theoretical basis for the FONAR MRI scanners. Dr. Damadian is a 1988 recipient of the National Medal of Technology and in 1989 was inducted into the National Inventors Hall of Fame, for his contributions in conceiving and developing the application of magnetic resonance technology to medical applications including whole body scanning and diagnostic imaging. Dr. Damadian is the director of HMCA.

     Timothy R. Damadian has been Treasurer of FONAR since December 1998 and President of HMCA since its formation in March 1997. Mr. Damadian served as a field service technician for FONAR, after graduating from Suburban Technical School in 1982, where he studied digital computer technology. Mr. Damadian became Director of Manufacturing in October 1989 and was promoted to Vice President of Operations of FONAR in July 1992, in which position he served until December, 1998. Timothy Damadian is the son of Raymond V. Damadian and nephew of David Terry and Claudette Chan.

     David B. Terry is the Vice President of Administration and Secretary of the Company. Mr. Terry has been serving as Vice President since December 1998 and as Secretary since May, 1990. Previously, he served as Treasurer from May 1990 to December, 1998, as Secretary from July 1978 through June 1987 and as Treasurer from August 1981 through June 1987. From July 1978 through June 1987, he was also a Director of the Company. Between July 1987 and January 1990, Mr. Terry was a co-owner and actively engaged in the business of Carman-Terry Realty, a real estate brokerage firm. In January 1990, Mr. Terry resumed his employment with the Company. Mr. Terry is the brother-in-law of Raymond V. Damadian and uncle of Timothy R. Damadian.

     Claudette J.V. Chan has been a Director of FONAR since October 1987. Mrs. Chan has been employed since 1992 by Raymond V. Damadian, M.D. MR Scanning Centers Management Company as "site inspector," in which capacity she is responsible for supervising and implementing standard procedures and policies for MRI scanning centers. From 1989 to 1994 Mrs. Chan was employed by St. Matthew's and St. Timothy's Neighborhood Center, Inc., as the director of volunteers in the "Meals on Wheels" program, a program which cares for the elderly. In approximately 1983, Mrs. Chan formed the Claudette Penot Collection, a retail mail-order business specializing in women's apparel and gifts, of which she was the President until she stopped operating the business in approximately 1989. Mrs. Chan practiced and taught in the field of nursing until 1973, when her son was born. She received a bachelor of science degree in nursing from Cornell University in 1960. Mrs. Chan is the sister of Raymond
V. Damadian and aunt of Timothy R. Damadian.

     Robert J. Janoff has been a Director of FONAR since February, 1989. Mr. Janoff has been a self-employed New York State licensed private investigator for more than thirty-five years and was a Senior Adjustor in Empire Insurance Group for more than 15 years until retiring from that position on July 1, 1997. Mr. Janoff also served, from June 1985 to June 1991, as President of Action Data Management Strategies, Ltd., a supplier of computer programs for use by insurance companies. Mr. Janoff is a member of the Board of Directors of Harmony Heights of Oyster Bay, New York, which is a nonprofit residential school for girls with learning disabilities.

     Charles N. O'Data has been a Director of FONAR since February, 1998. From 1968 to 1997, Mr. O'Data was the Vice President for Development for Geneva College, a liberal arts college located in western Pennsylvania. In that capacity, he acted as the College's chief investment officer. His responsibilities included management of the College's endowment fund and fund raising. In July 1997, Mr. O'Data retired from Geneva College after 36 years of service to assume a position of National Sales Executive for SC Johnson Company's Professional Markets Group (a unit of SC Johnson Wax), and specialized in healthcare and education sales, a position he held until the spring of 1999. Mr. O'Data acts an independent financial consultant to various entities, including Pittsburgh National Bank. Mr. O'Data served on the board of the Medical Center, Beaver, a 500 bed acute care facility, for 22 years, three as the Board Chair. He founded The Beaver County Foundation, a Community Foundation, in 1992, and serves as its President. Mr. O'Data is a graduate of Geneva College, where he received a B.S. degree in Economics in 1958. Mr. O'Data is listed as a finance associate in the Middle States Association, Commission on Higher Education. The commission is the formal accrediting body for higher education in the eastern region of the country. In this capacity he evaluates the financial aspects of educational organizations.

ITEM 11. EXECUTIVE COMPENSATION.

     With the exception of the Chief Executive Officer, the compensation of the Company's executive officers is based on a combination of salary and bonuses based on performance. The Chief Executive Officer's compensation consists only of a salary which has remained constant for more than the past three fiscal years.

     The Board of Directors does not have a compensation Committee: Dr. Raymond V. Damadian, President, Chief Executive Officer and Chairman of the Board, is the only executive officer who is a member of the Board of Directors. Dr. Damadian participates in the determination of executive compensation for the Company's officers.

     The Board of Directors has established an audit committee. The members of the committee are Raymond V. Damadian, Robert J. Janoff and Charles N. O'Data.

     There is set forth in the following Summary Compensation Table the compensation provided by the Company during fiscal 1999 to its Chief Executive Officer. There is set forth in the following Option Grant Table and Option Exercise Table any stock options granted and exercised by Dr. Damadian during fiscal 1999.

I.  SUMMARY COMPENSATION TABLE

                                                       |       Long Term Compensation       |
                                                       ----------------------------------------------------
                   Annual Compensation                 |        Awards         |  Payouts   |
-----------------------------------------------------------------------------------------------------------
  (a)           (b)        (c)      (d)       (e)      |   (f)         (g)     |    (h)     |    (i)
  Name                                       Other     |                       |            |
  and                                        Annual    | Restricted            |            |  All Other
Principal                                    Compen-   |   Stock      Options  |    LTIP    |   Compen-
Position                 Salary    Bonus     sation    |  Award(s)     SARs    |   Payouts  |   sation
   2           Year       ($)       ($)       ($)      |    ($)        (#)     |    ($)     |    ($)
-----------------------------------------------------------------------------------------------------------
                                                                                            |
Raymond V.     1999    $86,799.96    -          -      |   -            -      |     -      |      -
Damadian,      1998    $84,218.10    -          -      |   -            -      |     -      |      -
President &    1997    $86,799.95    -          -      |   -            -      |     -      |      -
CEO                                                    |                       |            |


II.  OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                  Potential Realizable
                                                                  Value at Assumed
                                                                  Annual Rates of               Alternative
                                                                  Stock Price                   to (f) and
                                                                  Appreciation for              (g): Grant
                     Individual Grants                            Option Term                   Date  Value
-------------------------------------------------------------------------------------------------------------
  (a)           (b)           (c)           (d)           (e)           (f)          (g)           (f)
                          % of Total
                           Options/
                             SARs
              Options/     Granted to
                SARs       Employees     Excercise or                                             Grant Date
              Granted      in Fiscal      Base Price    Expiration                                  Present
 Name           (#)          Year           ($/Sh)         Date         5% ($)       10% ($)        Value $
---------    ---------     ---------      ---------      ---------      ---------    ---------     ---------

Raymond V.
Damadian,       0              -              -              -              -            -             -
President &
CEO

III.  OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

Aggregated  Options/SAR  Exercises  in Last Fiscal Year,  amd FY-End  Option/Sar
Value

(a)                 (b)          (c)          (d)                   (e)
                  Shares        Value       Number of       Value of Unexercised
Name             Acquired      Realized    Unexercised           In-the-Money
                on Exercise      ($)       Options/SARs        Options/SARs at
                    (#)                    at FY-End (#)          FY-End ($)

                                           Exercisable/        Exercisable/
                                           Unexercisable       Unexercisable
----------      -----------    --------    -------------    --------------------
Raymond V.           0            -              0                    -
Damadian,
President
and CEO

EMPLOYEE COMPENSATION PLANS

     FONAR's 1993 Incentive Stock Option Plan, adopted on March 26, 1993, is intended to qualify as an incentive stock option plan under Section 422A of the Internal Revenue Code of 1954, as amended. The 1993 Incentive Stock Option Plan permits the issuance of stock options covering an aggregate of 1,500,000 shares of Common Stock of FONAR. The options have an exercise price equal to the fair market value of the underlying stock on the date the option is granted, are nontransferrable, are exercisable for a period not exceeding ten years and expire upon the voluntary termination of employment. The 1993 Stock Option Plan will terminate on March 25, 2003. As of June 30, 1999, options to purchase 504,830 shares of Common Stock were available for future grant under the plan.

     FONAR's 1995 Stock Bonus Plan, adopted on April 1, 1995, permits FONAR to issue an aggregate of 5,000,000 shares of Common Stock of FONAR as a bonus or compensation. FONAR selects the persons to whom bonus stock will be issued, the number of shares to be awarded and such other terms and conditions as it deems advisable. The 1995 Stock Bonus Plan will terminate on March 31, 2005. As of June 30, 1999, 0 shares of Common Stock of FONAR were available for future grant.

     FONAR's 1997 Nonstatutory Stock Option Plan, adopted on May 9, 1997, permits the issuance of stock options covering an aggregate of 5,000,000 shares of Common Stock of FONAR. The options may be issued at such prices and upon such terms and conditions as are determined by FONAR. The 1997 Nonstatutory Stock Option Plan will terminate on May 8, 2007. As of June 30, 1999, options to purchase 4,797,400 shares of Common Stock of FONAR were available for future grant.

     FONAR's 1997 Stock Bonus Plan, adopted on May 9, 1997, permits FONAR to issue an aggregate of 5,000,000 shares of Common Stock of FONAR as a bonus or compensation. FONAR selects the persons to whom bonus stock will be issued, the number of shares to be awarded and such other terms and conditions as it deems advisable. The 1997 Stock Bonus Plan will terminate on May 8, 2007. As of June 30, 1999, 4,161,773 shares of Common Stock of FONAR were available for future grant.

     HMCA's 1997 Incentive Stock Option Plan, adopted on March 10, 1997, is intended to qualify as an incentive stock option plan under Section 422A of the Internal Revenue Code of 1954, as amended. The 1997 Incentive Stock Option Plan permits the issuance of stock options covering an aggregate of 2,000,000 shares of Common Stock of HMCA. The options have an exercise price equal to the fair market value of the underlying stock on the date the option is granted, are nontransferrable, are exercisable for a period not exceeding ten years and expire upon the voluntary termination of employment. The exercisability of the options granted to date is contingent upon the successful completion by HMCA of a public offering of its securities or the recognition by HMCA of at least $10 million in revenues for at least two consecutive fiscal quarters. The 1997 Stock Option Plan will terminate on March 9, 2007. As of June 30, 1999, options to purchase 400,000 shares of HMCA Common Stock were available for future grant under the plan.

     HMCA's 1998 Incentive Stock Option Plan, adopted on December 16, 1998, is intended to qualify as an incentive stock option plan under Section 422A of the Internal Revenue Code of 1954, as amended. The 1998 Incentive Stock Option Plan permits the issuance of stock options covering an aggregate of 2,000,000 shares of Common Stock of HMCA. The options have an exercise price equal to the fair market value of the underlying stock on the date the option is granted, are nontransferrable, are exercisable for a period not exceeding ten years and expire upon the voluntary termination of employment. The excessability of the options granted to date is contingent upon the successful completion by HMCA of a public offering of its securities. The 1998 Stock Option Plan will terminate on December 15, 2008. As of June 30, 1999, options to purchase 1,330,000 shares of HMCA Common Stock were available for future grant under the plan.

     HMCA's 1998 Nonstatutory Stock Option Plan, adopted on December 16, 1998, permits the issuance of stock options covering an aggregate of 500,000 shares of Common Stock of HMCA. The options may be issued at such prices and upon such terms and conditions as are determined by HMCA. The exercisability of the options granted to date is contingent upon the successful completion by HMCA of a public offering of its securities. The 1998 Nonstatutory Stock Option Plan will terminate on December 15, 2008. As of June 30, 1999, options to purchase 100,000 shares of Common Stock were available for future grant.

ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
          MANAGEMENT.

     The following table sets forth the number and percentage of shares of the Company's securities held by each director, by each person known by the Company to own in excess of five percent of the Company's voting securities and by all officers and directors as a group as of September 10, 1999.

Name and Address of             Shares              Percent
Beneficial Owner (1)      Beneficially Owned        of Class

Raymond V. Damadian, M.D.
c/o FONAR Corporation
Melville, New York
 Director, President
 CEO, 5% + Stockholder
    Common Stock              2,488,274                4.54%
    Class C Stock             9,561,174               99.98%
    Class A Preferred           477,328                6.09%

Claudette Chan
Director
    Common Stock                  6,581                *
    Class A Preferred               800                *

Robert J. Janoff
Director
    Common Stock                 50,000                *
    Class A Preferred             1,999                *

Charles N. O'Data
Director
    Common Stock                    700                *

All Officers and Directors
as a Group (6 persons) (2)
    Common Stock              2,566,313              4.68%
    Class C Stock             9,561,174              99.98%
    Class A Preferred           492,744               6.29%
---------------------------
*   Less than one percent

1. Address provided for each beneficial owner owning more than five percent of the voting securities of the Company.

2. Includes 101 shares of the Company's Common Stock and 19 shares of the Company's Class A Non-voting Preferred Stock held by an officer jointly with his wife and 192 shares of the Company's Common Stock and 38 shares of the Company's Class A Non-voting Preferred Stock held in trust by an officer for his children.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

Background.

     On April 7, 1989, at a time when the Company lacked both the financing and working capital to establish its own centers, Donna Damadian, the wife of Raymond V. Damadian, M.D., Chairman and President of the Company, purchased from FONAR a scanner for a purchase price of $1,508,000 (the price paid by FONAR's customers for like equipment). $1.2 million was paid in cash, providing a much needed cash infusion for the Company, and the balance was paid over time with interest pursuant to a promissory note of even date. The scanner was leased to Macon Magnetic Resonance Imaging, P.C., a Georgia professional corporation wholly-owned by, and of which Dr. Damadian is, the President.

     Thereafter, between 1990 and 1996, Raymond V. Damadian, M.D. MR Scanning Centers Management Company, a Delaware corporation of which Dr. Damadian was the sole stockholder, director and President ("RVDC"), purchased and leased scanners from FONAR to establish a network of professional corporations operating MRI scanning centers ("Centers"), including the Macon Center, in New York, Florida, Georgia and other locations. Dr. Damadian was the owner, director and President of each of these professional corporations. RVDC provided the necessary management and the scanners to the Centers, although in certain situations, a Center would acquire the scanner directly from FONAR.

ACQUISITION OF RVDC.

     Effective June 30, 1997, FONAR's wholly-owned subsidiary, Health Management Corporation of America ("HMCA"), formerly known as U.S. Health
Management Corporation, acquired RVDC by purchasing all of the issued and outstanding shares of RVDC from Dr. Damadian for 10,000 shares of the Common Stock of FONAR. The transactions can be rescinded by Dr. Damadian, however, in the event of a change of control in FONAR or the bankruptcy of FONAR. In connection with the transaction, FONAR granted RVDC a nonexclusive royalty free license to FONAR's patents and software. These licenses may be terminated by FONAR in the event of the bankruptcy of RVDC or a change in control of RVDC.

     In connection with and immediately prior to the sale of RVDC to HMCA, certain leases and sales of scanners to RVDC were terminated. The scanners were then leased directly to the Centers at which they were installed pursuant to new scanner leases between HMCA and the Centers.

NEW AGREEMENTS WITH HMCA.

     Effective July 1, 1997, immediately following the effective date of the acquisition of RVDC by HMCA, all previous management arrangements between RVDC and the Centers were terminated and new management agreements were entered into by the Centers and HMCA ("Management Agreements").

     Pursuant to the Management Agreements, HMCA is providing comprehensive management and administrative services and office facilities, including marketing, advertising, billing and collection of accounts, payroll and accounts payable processing, supplies and utilities to the Centers. Under the Management Agreements, HMCA provides service through FONAR for the scanners at the Centers, eliminating the need for the Centers to have separate service agreements for their scanners. In total, 15 of the Centers previously managed by RVDC and three additional Centers opened after the acquisition, have Management Agreements with HMCA.

     With respect to the scanners at 9 of the 18 Centers, the lease or sales agreement between RVDC (or the Center in some cases) and FONAR were terminated. In substitution for the previous arrangements, HMCA, effective as of July 1, 1997, entered into new scanner leases ("Scanner Leases") with these Centers pursuant to which the scanners are provided to the Centers.

     The fees to HMCA under both the Management Agreements and the Scanner Leases are on a per scan basis.

     During the fiscal year ended June 30, 1999 the net revenues from the Centers owned by Dr. Damadian were approximately $12.5 million.

     Effective December 1, 1993, one of the Centers, Albany Magnetic Resonance Imaging, P.C. (the "Albany Center"), a Georgia professional corporation of which Raymond V. Damadian is the sole shareholder, director and President, purchased the scanner being utilized at its site from the Company for a purchase price of $1,128,844. Of the purchase price, $574,077 was paid by the assumption and payment of the Company's indebtedness to the lender secured by the scanner. Such indebtedness to the lender was retired pursuant to a new equipment finance lease between the lender and the Albany Center, guaranteed by the Company, providing for 18 monthly payments of $35,000 each. Following payment of the lease, the remaining $554,767 of the purchase price due to the Company was required to be paid pursuant to a promissory note, with interest at 10% per annum, over an 18 month term (17 payments of $35,000 each and one final payment of $2,454.08). In June, 1997, the payment terms for the outstanding balance of $344,766 were restructured to provide for 60 equal monthly payments (including interest at the rate of 10% per annum) of $7,325.27 each commencing July, 1997.

     Effective December 1, 1993, Daytona Beach Magnetic Resonance Imaging, P.A. (the "Daytona Beach Center"), a Florida professional association of which Raymond V. Damadian is the sole shareholder, director and President, purchased the scanner being utilized at its site from the Company for a purchase price of $1,416,717. Of the purchase price, $328,044 was paid by the assumption and payment of the Company's indebtedness to the lender secured by the scanner. Such indebtedness to the lender was retired pursuant to a new equipment finance lease between the lender and the Daytona Beach Center, guaranteed by the Company, providing for 18 monthly payments of $20,000 each. The remaining $1,088,673 of the purchase price due to the Company was required to be paid pursuant to a promissory note, with interest at 10% per annum. In May, 1999, the payment terms for the outstanding balance of $1,001,507 were restructured to provide for 84 equal monthly payments (including interest at the rate of 10% per annum) of $16,626.20 each commencing May 1999.

     Melville MRI, P.C. (the "Melville Center"), a New York professional corporation of which Raymond V. Damadian is the sole shareholder, director and President, purchased the scanner being utilized at its site from the Company for a purchase price of $1,011,431.12. Of the purchase price, $900,000 is to be paid by the assumption and payment of the Company's indebtedness to the lender secured by the scanner pursuant to a note bearing interest at 14% per annum and providing for 60 monthly payments of $20,700 each. The remaining $111,431.12 of the purchase price was to be paid concurrently with the payments to the lender. The payment terms for the principal balance, plus accrued interest (in the aggregate amount of $139,290) were restructured to provide for 60 equal monthly payments (including interest at the rate of 10% per annum) of $2,959.50 each commencing July, 1998.

ACQUISITION OF THE AFFORDABLE COMPANIES.

     Effective June 30, 1997, HMCA acquired a group of several interrelated corporations, limited liability companies and a partnership engaged in managing three diagnostic imaging centers and one multi-specialty practice in New York State (the "Affordable Companies") pursuant to a series of transactions concluding with a merger between a wholly-owned subsidiary of HMCA and Affordable Diagnostics, Inc. Concurrently with the acquisition, Raymond V. Damadian purchased three New York professional corporations to which the Affordable Companies were providing their services under several agreements. Dr. Damadian is the sole stockholder, director and President of these professional corporations (the "Affordable Professional Corporations"). During the fiscal year ended June 30, 1999, the net revenues from the Affordable Professional Corporations were approximately $3.7 million.

ACQUISITION OF A & A SERVICES.

     Effective March 20, 1998, HMCA acquired A & A Services, Inc. ("A & A Services"), an MSO managing four primary care practices in Queens County, New York. Concurrently with the acquisition, Raymond V. Damadian purchased the four New York professional service corporations under contract with A & A Services (the "A & A Professional Corporations"). During the fiscal year ended June 30, 1999, the net revenues from the A & A Professional Corporations were $4.7 million.

ACQUISITION OF DYNAMIC HEALTH CARE MANAGEMENT

     Effective August 20, 1998, HMCA acquired Dynamic Health Care Management, Inc. ("Dynamic"), an MSO managing three physician practices in Nassau and Suffolk Counties on Long Island, New York. Concurrently with the acquisition, Raymond V. Damadian purchased two professional service corporations under contract with Dynamic (the "Dynamic Professional Corporations"). During the fiscal year ended June 30, 1999, the net revenues from the Dynamic Professional Corporations were $5.9 million.

     Pursuant to an agreement dated March 31, 1993, RVDC agreed to purchase the Company's general partnership interest (approximately 92% of the partnership) in a partnership owning and operating an MRI scanning center in Bensonhurst (Brooklyn), New York. Robert Janoff, a director of the Company, is a limited partner in the partnership. The partnership is also party to a service agreement with the Company. The current annual rate is $50,000 for the one year service contract from May 18, 1999 to May 17, 2000. The price in effect during the prior year from May 18, 1998 to May 17, 1999 was also $50,000.

     Pursuant to an agreement dated September 30, 1993, AMD sold its interests in a partnership operating an MRI scanning center in Melbourne, Florida to Melbourne Magnetic Resonance Imaging, P.A. (the "Melbourne Facility"), for a purchase price of $150,000. The purchase price is payable, with interest at 10% per annum, over a period of fifteen months commencing September 1, 1995 as follows: $13,500 per month for the first fourteen months and $1,185.60 for the fifteenth month. The Melbourne Facility is a Florida professional corporation of which Raymond V. Damadian is the sole stockholder, director and President. From May 19, 1998 to May 18, 1999, the partnership was party to a service agreement with the Company at a price of $53,200 per annum. The partnership is presently inactive.

     Pursuant to an agreement dated September 30, 1993, AMD sold to Dade County MRI, P.A. its interests in a partnership which had formerly operated an MRI scanning center in Miami, Florida. The purchase price of $100,000 is payable, with interest at 10% per annum, in sixty (60) equal consecutive monthly installments of principal and interest (including interest accrued from September 30, 1993), commencing 90 days after the scanner is placed in service. The partnership is presently inactive. Dade County MRI, P.A. is a Florida professional association of which Raymond V. Damadian is the sole stockholder, director and President.

     Pursuant to a sales agreement dated April 1, 1996, RVDC agreed to purchase an MRI scanner with certain upgrades from the Company which RVDC then contributed to Orlando MRI Associates, Limited Partnership (the "Orlando Partnership"), a limited partnership. The Orlando Partnership is utilizing the scanner at a site located in Orlando, Florida. The sales agreement provides for a purchase price of $400,000 payable in installments as follows: (1) $40,000 down payment within thirty (30) days of execution and (2) $360,000 in 84 monthly installments of $5,611.04 each (inclusive of interest at 8% per annum) pursuant to a promissory note executed by RVDC upon acceptance of the scanner. Commencing October 8, 1996, the Orlando Partnership has been party to a service agreement for the scanner with the Company at an annual fee of $70,000, which fee will remain in effect for a period of five years. Timothy Damadian, the Treasurer of FONAR and President of HMCA, is a limited partner in Orlando.

     Canarsie MRI Associates ("Canarsie"), a joint venture partnership of which MRI Specialties, Inc. ("Specialties") is an owner, is party to a service agreement for its scanner with the Company at an annual fee of $70,000 for the period from September 1, 1999 through August 31, 2000. The price in effect during the prior year from September 1, 1998 to August 31, 1999 was also
$50,000. Timothy Damadian, the Treasurer of FONAR and President of HMCA, is the sole stockholder, director and President of Specialties.

     Pursuant to an agreement dated January 2, 1996, Guardian MRI, Inc. ("Guardian") engaged the Company to deinstall, transport and reinstall an MRI scanner purchased for Pompano MRI Associates ("Pompano") from a third party.
Timothy Damadian, the Treasurer of FONAR and President of HMCA, is a stockholder, director and officer of Guardian. Pompano is a joint venture partnership of which Guardian is an owner. The agreement provides for a price of $120,000 payable in 36 monthly installments of $3,760.36 each (inclusive of interest at 8% per annum) pursuant to a note executed and delivered by Guardian upon the completion of the reinstallation. The agreement also provided a six month warranty for the scanner and a service agreement thereafter at an annual price of $70,000 for the periods October 1, 1996 to September 30, 1997 and October 1, 1997 to September 30, 1998. Subsequently, the service agreement was renewed for the period October 1, 1998 through September 30, 1999 at an annual price of $70,000. In addition, the agreement provided that the Company provide updated software, Signal Plus Surface Coils, Whisper Gradients and a Four Post Canopy and Steel upgrade for the scanner.

     As at June 30, 1999, the indebtedness of Canarsie to the Company was $25,720 and the aggregate indebtedness of Guardian and Pompano to the Company was $29,682.

PART IV

ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K.

a)  FINANCIAL STATEMENTS AND SCHEDULES

     The following  consolidated financial statements are included in Part II,
Item 8.

     Report of Independent Certified Public Accountants.

     Consolidated Balance Sheets as at June 30, 1999 and 1998.

     Consolidated Statements of Operations for the Three Years Ended June 30, 1999, 1998 and 1997.

     Consolidated Statements of Stockholders' Equity for the Three Years Ended June 30, 1999, 1998 and 1997.

     Consolidated Statements of Cash Flows for the Three Years Ended June 30, 1999, 1998 and 1997.

     Notes to Consolidated Financial Statements.

     The following  consolidated financial statement schedules are included in
Item 14 (d).

     Report of Independent Certified Public Accountants on Schedules.

     Information required by schedules called for under Regulation S-X is either not applicable or is included in the consolidated financial statements or notes thereto.


b)  REPORTS ON FORM 8-K

     None.

c)  EXHIBITS

     3.1 Certificate of Incorporation, as amended, of the Company incorporated herein by reference to Exhibit 3.1 to the Registrant's registration statement on Form S-1, Commission File No. 33-13365.

     3.2 Article Fourth of the Certificate of Incorporation, as amended, of the Company incorporated by reference to Exhibit 4.1 to the Registrant's registration statement on Form S-8, Commission File No. 33-62099.

     3.3 By-Laws, as amended, of the Company incorporated herein by reference to Exhibit 3.2 to the Registrant's registration statement on Form S-1, Commission File No. 33-13365.

     4.1 Specimen Common Stock Certificate incorporated herein by reference to
Exhibit 4.1 to the Registrant's registration statement on Form S-1, Commission File No. 33-13365.

     4.2 Specimen Class B Common Stock Certificate incorporated herein by reference to Exhibit 4.2 to the Registrant's registration statement on Form S-1, Commission File No. 33-13365.

     10.1 License Agreement between FONAR and Raymond V. Damadian incorporated herein by reference to Exhibit 10 (e) to Form 10-K for the fiscal year ended June 30, 1983, Commission File No. 0-10248.

     10.2 1983 Nonstatutory Stock Option Plan incorporated herein by reference to Exhibit 10 (a) to Form 10-K for the fiscal year ended June 30, 1983, Commission File No. 0-10248, and amendments thereto dated as of March 7, 1984 and dated August 22, 1984, incorporated herein by referenced to Exhibit 28 (a) to Form 10-K for the year ended June 30, 1984, Commission File No. 0-10248.

     10.3 1984 Incentive Stock Option Plan incorporated herein by reference to
Exhibit 28 (c) to Form 10-K for the year ended June 30, 1984, Commission File No. 0-10248.

     10.4 1986 Nonstatutory Stock Option Plan incorporated herein by reference to Exhibit 10.7 to Form 10-K for the fiscal year ended June 30, 1986, Commission File No. 0-10248.

     10.5 1986 Stock Bonus Plan  incorporated  herein by  reference to Exhibit
10.8 to Form 10-K for the fiscal year ended June 30, 1986, Commission File No. 0-10248.

     10.6 1986 Incentive Stock Option Plan incorporated herein by reference to
Exhibit 10.9 to Form 10-K for the fiscal year ended June 30, 1986, Commission File No. 0-10248.

     10.7 Lease Agreement, dated as of August 18, 1987, between FONAR and Reckson Associates incorporated herein by reference to Exhibit 10.26 to Form 10-K for the fiscal year ended June 30, 1987, Commission File No. 0-10248.

     10.8 1993 Incentive Stock Option Plan incorporated herein by reference to
Exhibit  28.1  to  the  Registrant's   registration  statement  on  Form  S-8,
Commission File No. 33-60154.

     10.9  1993  Non-Statutory   Stock  Option  Plan  incorporated  herein  by
reference to Exhibit 28.2 to the Registrant's registration statement on Form S-8, Commission File No. 33-60154.

     10.10 1993 Stock Bonus Plan  incorporated  herein by reference to Exhibit
28.3 to the Registrant's registration statement on Form S-8, Commission File No. 33-60154.

     10.11 1994 Non-Statutory Stock Option Plan incorporated herein by reference to Exhibit 28.1 to the Registrant's registration statement on Form S-8, Commission File No. 33-81638.

     10.12 1994 Stock Bonus Plan  incorporated  herein by reference to Exhibit
28.2 to the Registrant's registration statement on Form S-8, Commission File No. 33-81638.

     10.13 1995 Non-Statutory Stock Option Plan incorporated herein by reference to Exhibit 28.1 to the Registrant's registration statement on Form S-8, Commission File No. 33-62099.

     10.14 1995 Stock Bonus Plan  incorporated  herein by reference to Exhibit
28.2 to the Registrant's registration statement on Form S-8, Commission File No. 33-62099.

     10.15 1997 Non-Statutory Stock Option Plan incorporated herein by reference to Exhibit 28.1 to the Registrant's registration statement on Form S-8, Commission File No.: 333-27411.

     10.16 1997 Stock Bonus Plan  incorporated  herein by reference to Exhibit
28.2 to the Registrant's  registration  statement on Form S-8, Commission File
No: 333-27411.

     10.17 Stock Purchase Agreement, dated July 31, 1997, by and between U.S. Health Management Corporation, Raymond V. Damadian, M.D. MR Scanning Centers Management Company and Raymond V. Damadian, incorporated herein by reference to Exhibit 2.1 to the Registrant's Form 8-K, July 31, 1997, Commission File
No: 0-10248.

     10.18 Merger Agreement and Supplemental Agreement dated June 17, 1997 and Letter of Amendment dated June 27, 1997 by and among U.S. Health Management Corporation and Affordable Diagnostics Inc. et al., incorporated herein by reference to Exhibit 2.1 to the Registrant's 8-K, June 30, 1997, Commission File No: 0-10248.

     10.19 Stock Purchase Agreement dated March 20, 1998 by and among Health Management Corporation of America, FONAR Corporation, Giovanni Marciano, Glenn Muraca et al., incorporated herein by reference to Exhibit 2.1 to the Registrant's 8-K, March 20, 1998, Commission File No: 0-10248.

     10.20 Stock Purchase Agreement dated August 20, 1998 by and among Health Management Corporation of America, FONAR Corporation, Stuart Blumberg and Steven Jonas, incorporated herein by reference to Exhibit 2 to the Registrant's 8-K, September 3, 1998, Commission File No. 0-10248.

     21. Subsidiaries of the Registrant. See Exhibits.

                                  SIGNATURES

     Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       FONAR CORPORATION

Dated:  October 6, 1999

                                  By: /s/ Raymond Damadian
                                      Raymond V. Damadian, President

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

    Signature               Title               Date

/s/ Raymond Damadian    Chairman of the      October 6, 1999
Raymond V. Damadian       Board of Directors,
                                 President and a
                               Director (Principal
                               Executive Officer)

/s/ Claudette J.V. Chan   Director           October 6, 1999
Claudette J.V. Chan


/s/ Robert J. Janoff      Director           October 6, 1999
Robert J. Janoff

/s/ Charles N. O'Data     Director           October 6, 1999
Charles N. O'Data